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As filed with the Securities and Exchange Commission on September 21, 2006.

Registration No. 333-131857

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lightspace Corporation
(Name of Registrant in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7373 (Primary Standard Industrial Classification Code Number)	04-3572975 (I.R.S. Employer Identification Number)
529 Main Street, Suite 330 Boston, Massachusetts 02129 617.868.1700 • Fax 617.242.1440 (Address and telephone number of principal executive offices)	529 Main Street, Suite 330 Boston, Massachusetts 02129 (Address of principal place of business)

Gary Florindo
Lightspace Corporation
529 Main Street, Suite 330
Boston, Massachusetts 02129
617.868.1700 • Fax 617.242.1440
(Name, address and telephone number of agent for service)

Copies to:
James Kardon, Esq. Hahn & Hessen LLP 488 Madison Avenue New York, New York 10022 212.478.7200 • Fax 212.478.7400	Bernard S. Carrey, Esq. Thompson Hine LLP 335 Madison Avenue New York, New York 10017 212.908.3916 • Fax 212.344.6101

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

        If any securities being offered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

(See following page)

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

LIGHTSPACE CORPORATION

Registration Statement on Form S-1

under the

Securities Act of 1933, as amended

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee

Units	600,000(3)	$6.40	$3,840,000	$410.88

Common stock	4,800,000 shares(4)	$0.80	$3,840,000(4)	$0

$1.00 Unit Warrants to purchase common stock	4,800,000 warrants(3)	$0(6)	$0	$0

$1.25 Unit Warrants to purchase common stock	1,200,000 warrants(3)	$0(6)	$0	$0

$1.63 Unit Warrants to purchase common stock	1,200,000 warrants(3)	$0(6)	$0	$0

Common stock issuable upon exercise of $1.00 Unit Warrants	4,800,000 shares(2)(3)	$1.00(5)	$4,800,000	$513.60

Common stock issuable upon exercise of $1.25 Unit Warrants	1,200,000 shares(2)(3)	$1.25(5)	$1,500,000	$160.50

Common stock issuable upon exercise of $1.63 Unit Warrants	1,200,000 shares(2)(3)	$1.63(5)	$1,956,000	$209.29

Underwriter's warrants	102,000	$0(6)	$0	$0

Units issuable upon exercise of underwriter's warrants	102,000 Units	$7.68(5)	$783,360	$83.82

Common stock issuable upon exercise of underwriter's warrants	816,000 shares(2)	$0(6)	$0	$0

$1.00 Unit Warrants to purchase common stock issuable upon exercise of underwriter's warrants	816,000 warrants	$0(6)	$0	$0

$1.25 Unit Warrants to purchase common stock issuable upon exercise of underwriter's warrants	204,000 warrants	$0(6)	$0	$0

$1.63 Unit Warrants to purchase common stock issuable upon exercise of underwriter's warrants	204,000 warrants	$0(6)	$0	$0

Common stock issuable upon exercise of $1.00 Unit Warrants issuable upon exercise of underwriter's warrants	816,000 shares	$1.00(5)	$816,000	$87.31

Common stock issuable upon exercise of $1.25 Unit Warrants issuable upon exercise of underwriter's warrants	204,000 shares	$1.25(5)	$255,000	$27.28

Common stock issuable upon exercise of $1.63 Unit Warrants issuable upon exercise of underwriter's warrants	204,000 shares	$1.63(5)	$332,520	$35.58

ii

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee

Total			$14,282,880	$1,528.26

(1)
Pursuant to Rule 416(a) under the Securities Act, there are also being registered such indeterminable number of shares of common stock as may be issued pursuant to the anti-dilution provisions of such warrants and from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee under Rule 457 under the Securities Act.

(3)
Assuming a combined offering price of $6.40 for each Unit consisting of (i) eight shares of common stock, (ii) eight warrants to purchase one share of common stock at $1.00 per share (the "$1.00 Unit Warrants"), (iii) two warrants to purchase one share of common stock at $1.25 per share (the "$1.25 Unit Warrants") and (iv) two warrants to purchase one share of common stock at $1.63 per share (the "$1.63 Unit Warrants", and collectively with the $1.00 Unit Warrants and the $1.25 Unit Warrants, the "Unit Warrants"). Common stock and Unit Warrants will be issued and certificated separately.

(4)
Included in the Units.

(5)
Pursuant to Rule 457(g) under the Securities Act, the registration fee has been calculated on the basis of the proposed maximum price at which the warrants may be exercised.

(6)
Pursuant to Rule 457(g) under the Securities Act, no additional registration fee is required.

iii

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus (Subject to Completion), Dated September 21, 2006

600,000 Units,
each Unit consisting of (i) eight shares of common stock, (ii) eight $1.00 Unit Warrants,
(iii) two $1.25 Unit Warrants and (iv) two $1.63 Unit Warrants

Lightspace Corporation

        Lightspace Corporation is offering (the "Offering") a minimum of 450,000 "Units", on a "best efforts, all or none" basis (the "Minimum Offering"), and an additional 150,000 Units on a "best efforts" basis, for a maximum of 600,000 Units (the "Maximum Offering"), at $6.40 per Unit for aggregate proceeds to us of $2,880,000 and $3,840,000, respectively. Each Unit consists of (i) eight shares of common stock, (ii) eight warrants to purchase one share of common stock at $1.00 per share (the "$1.00 Unit Warrants"), (iii) two warrants to purchase one share of common stock at $1.25 per share (the "$1.25 Unit Warrants") and (iv) two warrants to purchase one share of common stock at $1.63 per share (the "$1.63 Unit Warrants", and collectively with the $1.00 Unit Warrants and the $1.25 Unit Warrants, the "Unit Warrants"). The Unit Warrants will be exercisable until April 30, 2011. This Prospectus also covers the offer of shares of our common stock issuable upon the exercise of the Unit Warrants.

        We intend to use approximately $1,355,000 of the proceeds of the Offering, representing 47% of the Minimum Offering (57% of the net proceeds to us after deducting the expenses of the offering) and 35% of the Maximum Offering (41% of the net proceeds to us after deducting the expenses of the offering), to pay the principal and accrued interest on our outstanding 8% senior secured notes due September 29, 2006 (the "Senior Notes"). After repayment of the Senior Notes and the expenses of the Offering, the aggregate proceeds to us of the Offering will be approximately $1,029,000 in the case of the Minimum Offering and $1,989,000 in the case of the Maximum Offering.

        Our shares are not presently traded on any exchange or quotation medium and have never been traded publicly. We intend to seek registered broker-dealers who are members of the NASD to submit an application for our Units, Unit Warrants and shares of common stock to trade on the OTC Bulletin Board. Although we will seek to obtain a market for the resale of our securities, we cannot guarantee that our securities will trade on the OTC Bulletin Board or any other exchange or quotation medium.

        AIGH Investment Partners, LLC, a principal stockholder and the holder of $1,120,000 principal face amount of our Senior Notes, which are required to be repaid from the net proceeds of this Offering, has indicated that it may purchase up to 150,000 Units offered by this Prospectus. Such purchase, if made, will be included as part of the Offering in computing whether the Minimum Offering has been effected.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 9.

	Price to Public	Proceeds to us(1)(2)

Per Unit	$6.40	$6.40

Total Minimum	$2,880,000	$2,880,000

Total Maximum	$3,840,000	$3,840,000

(1)
Pursuant to our agreement with the underwriter, we have agreed to issue to the underwriter a warrant to purchase Units identical to those offered by this Prospectus at a price per Unit of $7.68. The underwriter's warrant will allow the underwriter to purchase the number of Units equal to 17% of the Units sold by us in the Offering, up to 102,000 Units in the case of the Maximum Offering. See "Plan of Distribution—Underwriting Expenses and Underwriters' Warrant" on page 56.
(2)
We will deposit the subscriptions for this Offering no later than noon on the business day immediately following receipt into an escrow account at JPMorgan Chase Bank, N.A. maintained by the Escrow Agent, Continental Stock Transfer & Trust Company, which is a bank within the meaning of Section 3(a)(6) of the Securities Act of 1934, as amended (the "Exchange Act"). If we do not receive subscriptions for a minimum of $2,880,000 of gross proceeds, before deducting expenses of the Offering estimated at $496,000, within 30 days from the date of this Prospectus (unless extended by us with the consent of the underwriter for up to 30 additional days), all proceeds will be promptly refunded to subscribers without interest thereon or deduction therefrom. If you subscribe for shares in this Offering, you will have no right to return or use of your funds during the offering period, which may last up to 60 days. The termination date for the Maximum Offering is 60 days from the first date of the Prospectus.

        The underwriter is offering the Units on a best efforts, minimum-maximum basis as set forth under "Plan of Distribution." It is expected the Units will be delivered to purchasers on or about                        , 2006.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

Griffin Securities, Inc.

The date of this Prospectus is                        , 2006.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii
PROSPECTUS SUMMARY	1
Lightspace Corporation	1
The Offering	1
Summary Historical Financial Information	3
RISK FACTORS	9
Penny Stock Considerations	17
USE OF PROCEEDS	17
DIVIDEND POLICY	19
CAPITALIZATION	19
DILUTION	21
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA	23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION	24
Revenues	25
Product Cost and Gross Margin	26
Operating Expenses	26
Interest Expense	27
Income Taxes	30
Liquidity and Cash Flow	31
Recent Accounting Pronouncements	34
Critical Accounting Policies and Estimates	34
BUSINESS	35
Corporate Overview	35
Technology	35
Markets	36
Initial Markets Already Entered	36
Marketing and Sales	37
Competition	38
Research and Development	38
Manufacturing	38
Operations	38
Product Warranty and Return Policy	39
Intellectual Property	39
Governmental Regulation and Certification	39
Personnel	39
Facilities	39
MANAGEMENT	39
Directors and Officers	39
Compensation of Directors and Management	41
Employment and Consulting Agreements	41
Management Compensation	42
Director Liability and Indemnification	44

i

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	44
Exchange Agreement	45
Debt Conversion	45
Preferred Conversion	46
Warrant Exchange	46
Lang Note	47
Bridge Notes	48
Options Between Shareholders	48
PRINCIPAL STOCKHOLDERS	49
DESCRIPTION OF SECURITIES	50
General	50
Common Stock	51
Unit Warrants and Exchange Warrants	51
Underwriter's Warrant	52
Transfer Agent and Registrar	52
Listing of Units, Common Stock and Warrants	52
Stockholder Action	53
SHARES ELIGIBLE FOR FUTURE SALE	53
Future Sale of Shares	53
Lock-up Agreements with Underwriter	54
Rule 144	54
Rule 144(k)	54
Rule 701	54
PLAN OF DISTRIBUTION	55
Underwriting Expenses and Underwriters' Warrant	56
Determination of Offering Prices	57
Indemnification	57
Underwriting Agreement	57
LEGAL MATTERS	57
EXPERTS	58
WHERE YOU CAN FIND MORE INFORMATION	58
INDEX TO FINANCIAL STATEMENTS	F-1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

ii

        You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. We are offering to sell, and seeking offers to buy, Units only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of the Prospectus or of any sale of Units, Unit Warrants or shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, and the other documents we incorporate by reference into this prospectus, include forward-looking statements. All statements other than statements of historical facts contained in this prospectus and such other documents, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

        These forward-looking statements may sometimes be identified by words such as "anticipate," "believe," "expect," "intend," "may," "will", "target," "projects," "contemplate," "estimate," "predict," "potential" or the negative of these terms or other similar words and expressions. These statements are only predictions. Forward-looking statements include, but are not limited to, those relating to the general direction of our business, including our Lightspace products; our ability to successfully enter new markets; our ability to introduce new products and services and enhance existing products and services to meet customer needs; our expected expenses for future periods; our ability to improve sales and distribution capabilities; our focus on both domestic and international markets; our ability to develop and maintain productive relationships with customers; and the conditions of markets that impact our businesses.

        We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth under the headings "Risk Factors," beginning on page 9 of this Prospectus, and "Management's Discussion and Analysis of Results of Operations and Financial Condition," beginning on page 24 of this Prospectus. These factors are not intended to represent a complete list of the general or specific factors that may affect us. Other factors, including general economic factors and business strategies, may have a significant effect on our business, financial condition and results of operations. You should not rely on these forward-looking statements, which reflect our position as of the date of this prospectus. We do not assume any obligation to revise or update the forward-looking statements contained in this prospectus.

iii

PROSPECTUS SUMMARY

        This summary highlights selected information which is described in more detail elsewhere in this Prospectus. You should read this entire Prospectus carefully before making an investment decision, including the Risk Factors section beginning on page 9 and our financial statements beginning on page F-1. We refer to Lightspace Corporation as "Lightspace," "we," "our" and "us." Unless otherwise indicated, all information in this Prospectus assumes (i) the one for 2.5 reverse split of our currently outstanding common stock effected on May 3, 2006, and (ii) completion of the Minimum Offering.

LIGHTSPACE CORPORATION

        Lightspace is a Delaware corporation that provides immersive, interactive environments, called "Lightspace" systems, that integrate light, sound and movement. Lightspace has a team of professionals from diverse fields, including computer science, product design, hardware and software engineering, manufacturing and marketing.

        The foundation of the Lightspace product set is a pressure-sensitive, display panel technology that converts surfaces such as floors, walls, bar tops, tabletops and ceilings into adaptable, interactive display, gaming or learning platforms. Through the integration of light, sound and movement, Lightspace technology enables an infinite number of patron-driven experiences for businesses that entertain and engage people.

        Our principal office is located at 529 Main Street, Suite 330, Boston, Massachusetts 02129. Our telephone number is 617.868.1700 and our fax number is 617.242.1440. We maintain a website at www.lightspacecorp.com. Information on our website is not part of this Prospectus.

THE OFFERING

        We are offering 600,000 Units of Lightspace, each Unit consisting of (i) eight shares of common stock, (ii) eight 1.00 Unit Warrants, (iii) two $1.25 Unit Warrants and (iv) two $1.63 Unit Warrants. The offering price for one Unit will be $6.40. The shares of common stock and Unit Warrants which comprise each Unit are separately transferable. The shares of common stock and Unit Warrants which comprise each Unit may be evidenced by common stock certificates and warrant certificates to be issued to the holder of the Unit upon surrender of the Unit certificate to our transfer agent, Continental Stock Transfer & Trust Company. The following table sets forth the number of shares of our common stock and warrants to purchase our common stock that are outstanding prior to the Offering and that will be outstanding after completion of either the Minimum Offering or the Maximum Offering.

Securities Outstanding	Prior to Offering	After Offering (Minimum)(4)	After Offering (Maximum)(5)
Common Stock(1)	5,793,111	9,393,111	10,593,111
$1.00 Unit Warrants(2)	3,110,585	6,710,585	7,910,585
$1.25 Unit Warrants(2)	777,646	1,677,646	1,977,646
$1.63 Unit Warrants(2)	777,646	1,677,646	1,977,646
$7.50 Exchange Warrants(3)	234,398	234,398	234,398
$3.00 Exchange Warrants(3)	649,892	649,892	649,892
$1.00 Exchange Warrants(3)	276,370	276,370	276,370
$0.80 Exchange Warrants(3)	361,252	361,252	361,252

(1)
On May 3, 2006, we amended our certificate of incorporation to provide for a 1 for 2.5 reverse split of our common stock. We have applied this reverse split retroactively throughout this Prospectus as if the reverse split had occurred at or prior to the applicable date or period for any disclosure.

(2)
As of May 3, 2006, Lightspace completed a transaction (the "Bridge Note Conversion") in which an aggregate of $2,488,471 in principal and accrued interest on certain senior secured notes issued by

  Lightspace at various times from June 2005 through February 2006 (the "Bridge Notes") were converted into Units identical to the Units offered by this Prospectus at a conversion price of $6.40 per Unit. See "Certain Relationships and Related Transactions—Bridge Notes" beginning on page 48.

(3)
As of April 27, 2006, pursuant to an Amended and Restated Securityholder Debt and Equity Conversion and Exchange Agreement (the "Exchange Agreement"), dated February 9, 2006, Lightspace completed a series of transactions (collectively, the "Exchange") in which (i) holders of an aggregate of $1,401,000 in principal amount of convertible notes and an aggregate of $1,538,234 in principal amount of demand notes (collectively, the "Existing Notes") exchanged their Existing Notes for 1,544,865 shares of our common stock and warrants to purchase 1,480,849 shares of our common stock at exercise prices ranging from $0.80 to $7.50 per share (the "Debt Conversion"), (ii) holders of our Series A Preferred Stock exchanged such shares for 160,479 shares of our common stock (the "Preferred Conversion") and (iii) holders of outstanding warrants to purchase 41,063 shares of common stock at an exercise price of $7.50 per share (the "Existing Warrants") exchanged such Existing Warrants for new warrants to purchase 41,063 shares of common stock at an exercise price of $7.50 per share (the "Warrant Exchange"). In addition, Andrew Kennedy Lang, our former Chief Executive Officer, agreed to exchange $237,381 in principal amount of Existing Notes for a $237,381 contingent promissory note (the "Lang Note"). The warrants to purchase shares of our common stock issued pursuant to the Exchange are collectively referred to herein as "Exchange Warrants" and together with the Unit Warrants, as "Warrants".

(4)
Does not include 76,500 Units issuable upon exercise of the underwriter's warrant and the 612,000 shares of common stock and Unit Warrants to purchase 918,000 shares of common stock issuable thereunder, 918,000 shares of common stock reserved for issuance upon exercise of such Unit Warrants, 58,080 shares of common stock reserved for issuance pursuant to our 2005 Stock Incentive Plan and 2,118,622 shares of common stock reserved for issuance pursuant to our 2006 Stock Incentive Plan. See "Management Compensation" beginning on page 42, "Certain Relationships and Related Transactions" beginning on page 44, "Description of Securities" beginning on page 50 and "Plan of Distribution" beginning on page 55.

(5)
Does not include 102,000 Units issuable upon exercise of the underwriter's warrant and the 816,000 shares of common stock and Unit Warrants to purchase 1,224,000 shares of common stock issuable thereunder, 1,224,000 shares of common stock reserved for issuance upon exercise of such Unit Warrants, 58,080 shares of common stock reserved for issuance pursuant to our 2005 Stock Incentive Plan and 2,118,622 shares of common stock reserved for issuance pursuant to our 2006 Stock Incentive Plan. See "Management Compensation" beginning on page 42, "Certain Relationships and Related Transactions" beginning on page 44, "Description of Securities" beginning on page 50 and "Plan of Distribution" beginning on page 55.

        Unless otherwise indicated all information contained in this Prospectus assumes:

  •
  a one for 2.5 reverse split of our common stock;

  •
  no sale of Units in excess of the minimum offered;

  •
  no exercise of Warrants;

  •
  no exercise of the Unit Warrants underlying the underwriter's warrants or issuance of shares of common stock underlying such Unit Warrants;

  •
  no exercise of the underwriter's warrants;

  •
  no exercise of Exchange Warrants; and

  •
  no exercise of options to purchase an aggregate of 1,794,890 shares.

        Our shares are not presently traded on any exchange or quotation medium and have never been traded publicly. We intend to seek registered broker-dealers who are members of the NASD to submit an application for our Units, common stock and Unit Warrants to trade on the OTC Bulletin Board.

Although we will seek to obtain a market for the resale of our shares, we cannot guarantee that our shares will trade on the OTC Bulletin Board or any other exchange or quotation medium. We will request that potential market markers trade our securities under the following OTC Bulletin Board symbols:

Units	LSPC.U
Common Stock	LSPC
$1.00 Unit Warrants	LSPC.X
$1.25 Unit Warrants	LSPC.Y
$1.63 Unit Warrants	LSPC.Z

HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS

        The statements of financial position and operations of Lightspace and unaudited pro forma statements of financial position have been derived from the historical financial statements of Lightspace as of December 31, 2005 and June 30, 2006. The unaudited pro forma statements of financial position at June 30, 2006 have been adjusted to give effect to the Offering, as if such transaction had occurred as of June 30, 2006. The unaudited statements of operations are presented for informational purposes only and do not purport to be representative of the results of operations that actually would have occurred if the transactions had occurred on January 1, 2005. These historical and unaudited pro forma statements should be read in conjunction with the audited historical financial statements and notes thereto, beginning on page F-1 of this Prospectus, and the description of the Preferred Conversion and Debt Conversion beginning on page 45 of this Prospectus.

Statement of Operations

	Year Ended December 31, 2005	Six Months Ended June 30, 2006
Revenues
Product sales	$989,396	$208,643
Other	36,210	19,859

Total revenues	1,025,606	228,502
Product Cost	824,808	349,404

Gross Margin	200,798	(120,902)

Operating Expenses
Research and development	895,942	496,782
Selling and marketing	648,315	491,222
General and administrative	1,019,189	453,917

Total operating expenses	2,563,446	1,441,921

Operating Loss	(2,362,648)	(1,562,823)

Other Income (Expense)
Net gain on Exchange and Bridge Note Conversion (1)	—	402,298
Interest expense (2)	(556,852)	(226,553)
Other	4,993	725

Total other income (expense)	(551,859)	176,470

Net Loss	$(2,914,507)	$(1,386,353)

Basic and Diluted Net Loss per Share (3)	$(3.00)	$(0.54)
Weighted Average Common Shares Outstanding	971,182	2,582,492

(1)
Lightspace closed the Exchange on April 27, 2006 and the Bridge Note Conversion on May 3, 2006. See Note 1 to the Historical and Pro Forma Statements of Financial Position beginning on page 5 and "Certain Relationships and Related Transactions—Exchange Agreement" and "—Bridge Notes" beginning on page 45.

(2)
If the Exchange and Bridge Note Conversion were given effect as of December 31, 2004 interest expense for the year ended December 31, 2005 and the six-month period ended June 30, 2006 would have been approximately $18,990 and $9,495, respectively.

(3)
Basic and diluted net loss per share is computed by dividing net loss by the weighted average shares of common stock assumed to be outstanding during each period. For the year ended December 31, 2005, and the six-month period ended June 30, 2006, the effect of stock warrants and options was antidilutive; therefore, such warrants and options were not included in the computation of diluted net loss per share. Had the Exchange, the Bridge Note Conversion and the Offering taken place on December 31, 2004, basic and diluted net loss per share for the year ended December 31, 2005 and the six-month period ended June 30, 2006, would have been $(0.25) and $(0.17), respectively per share, assuming the Minimum Offering, and $(0.22) and $(0.15), respectively, per share, assuming the Maximum Offering.

Historical and Pro Forma Statements of Financial Position

	December 31, 2005	June 30, 2006
	Historical Lightspace	Historical Lightspace(1)	Pro Forma As Adjusted (Minimum)(2)	Pro Forma As Adjusted (Maximum)(3)
		(unaudited)	(unaudited)	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$123,951	$357	$1,549,339	$2,509,339
Accounts receivable	35,190	117,422	117,422	117,422
Inventories	100,807	189,319	189,319	189,319
Other current assets	113,676	129,763	3,124	3,124

Total current assets	373,624	436,861	1,859,204	2,819,204

Property and Equipment—Net	39,184	44,413	44,413	44,413
Other assets	93,072	220,427	220,427	220,427

Total	$505,880	$701,701	$2,124,044	$3,084,044

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Notes payable	$2,939,234	$237,381	$237,381	$237,381
Senior secured notes	1,700,000	820,000	—	—
Accounts payable	658,975	840,932	714,293	714,293
Accrued interest	538,969	18,400	3,382	3,382
Accrued expenses	141,574	447,783	447,783	447,783
Deferred revenue	37,620	170,464	170,464	170,464

Total current liabilities	6,016,372	2,534,960	1,573,303	1,573,303
Stockholders' equity (deficit)
Preferred stock	13	—	—	—
Common stock	98	579	939	1,059
Paid-in-capital	2,092,612	7,155,730	9,539,370	10,499,250
Retained earning (deficit)	(7,603,215)	(8,989,568)	(8,989,568)	(8,989,568)

Total stockholders' equity (deficit)	(5,510,492)	(1,833,259)	550,741	1,510,741

Total	$505,880	$701,701	$2,124,044	$3,084,044

(1)
On February 9, 2006, Lightspace entered into the Exchange Agreement with holders of (1) $1,401,000 in principal amount of convertible notes and $1,538,234 in principal amount of demand notes, (2) holders of 133,732 shares of Series A Preferred Stock and (3) existing warrantholders to provide for the terms of the Debt Conversion, Preferred Conversion and Warrant Exchange. The Exchange Agreement was effective upon the receipt by us of an aggregate debt on equity investment of at least $2,000,000 in gross proceeds. On April 27, 2006, the conditions for the closing of the Exchange Agreement having been met, we effected the Exchange. Under the terms of the Exchange Agreement, (1) the holders of Existing Notes received 1,544,865 shares of common stock and Exchange Warrants to purchase 1,480,849 shares of common stock at exercise prices ranging from $0.80 to $7.50 per share upon conversion of their Existing Notes and any Existing Warrants issued in conjunction therewith, and the our former CEO received a contingent promissory note in the principal amount of $237,381; (2) the holders of Series A Preferred Stock received 160,479 shares of common stock upon conversion of their Series A Preferred Stock; and (3) the holders of other Existing Warrants received Exchange Warrants to purchase

  41,063 shares of common stock at an exercise price of $7.50 per share. As a result of the closing of the Exchange Agreement, we recorded a one-time net gain of $402,298.

As of April 25, 2006, we had received an aggregate of $2,400,000 in principal amount of Bridge Note financing. Lightspace and the Bridge Note holders agreed, effective May 3, 2006, to convert $2,488,471 of Bridge Note principal and accrued interest, at a conversion price of $6.40 per Unit, into 388,821 Units plus fractional shares and warrants. The Units issued to the Bridge Note holders are comprised of: 3,110,585 shares of common stock; 3,110,585 $1.00 Unit Warrants; 777,646 $1.25 Unit Warrants; and 777,646 $1.63 Unit Warrants.

(2)
The unaudited selected financial data under the caption "Pro Forma As Adjusted (Minimum)" is presented as if the sale of 450,000 Units occurred on June 30, 2006. Each Unit consists of (a) eight shares of common stock, (b) eight $1.00 Unit Warrants, (c) two $1.25 Unit Warrants and (d) two $1.63 Unit Warrants. See "Description of Securities" beginning on page 50.

(3)
The unaudited selected financial date under the caption "Pro Forma As Adjusted (Maximum)" is presented as if the sale of 600,000 Units occurred on June 30, 2006. Each Unit consists of (a) eight shares of common stock, (b) eight $1.00 Unit Warrants, (c) two $1.25 Unit Warrants and (d) two $1.63 Unit Warrants. See "Description of Securities" beginning on page 50.

        The following table summarizes the changes to the historical balance of cash and cash equivalents at June 30, 2006, assuming the sale of 450,000 Units pursuant to the Minimum Offering or 600,000 Units pursuant to the Maximum Offering occurred as of June 30, 2006.

	June 30, 2006
	Historical	Pro Forma As adjusted Minimum	Pro Forma As adjusted Maximum
Historical cash and cash equivalents	$357	$357	$357
Proceeds from sale of Units		2,880,000	3,840,000
Estimated expenses associated with sale of Units		(496,000)	(496,000)
Repayment of senior secured notes and accrued interest		(835,018)	(835,018)

Pro forma cash and cash equivalents	$357	$1,549,339	$2,509,339

        The following table reconciles the historical shares of common stock and other equity securities of Lightspace outstanding as of December 31, 2005 to the pro forma common stock and other equity securities outstanding after the Exchange, the Bridge Note Conversion and the completion of the Offering.

	Common Stock	Preferred Stock	Stock Warrants	Stock Options	Total
Outstanding December 31, 2005	977,182	133,732	116,329	72,080	1,285,323
Cancelation of warrants			(75,266)		(75,266)
Cancellation of options				(14,000)	(14,000)
Conversion of convertible debt	676,333		108,534		784,867
Conversion of other debt	868,532		1,011,063		1,879,595
Warrants issued with contingent note			361,252		361,252
Conversion of preferred stock	160,479	(133,732)			26,747
Conversion of Bridge Notes	3,110,585		4,665,877		7,776,462

Outstanding June 30, 2006	5,793,111	—	6,187,789	58,080	12,038,980
Issuance of stock options(1)				1,736,810	1,736,810
Minimum Offering	3,600,000		5,400,000		9,000,000
Exercise of underwriter's warrant			1,530,000		1,530,000

Pro forma after Minimum Offering	9,393,111	—	13,117,789	1,794,890	24,305,790

Pro forma after Maximum Offering	10,593,111	—	15,427,789	1,794,890	27,815,790

(1)
In July 2006, we granted options to purchase 1,736,810 shares of common stock at an exercise price of $0.80 per share to officers and key employees under the 2006 Stock Incentive Plan.

        The following table summarizes additional information with respect to the pro forma stock warrants outstanding at June 30, 2006, after giving effect to the Debt Conversion, the Preferred Conversion, the Warrant Exchange and the Minimum Offering, including the issuance of the underwriter's warrant. All Warrants are exercisable for our common stock and, except under certain circumstances in the case of the warrants issued in connection with the contingent promissory note, expire on April 30, 2011.

	June 30, 2006
Warrants	Assumed Issue Date	Exercise Price	Number of Warrants
Warrants Issued to Mr. Lang in Connection with Contingent Promissory Note	April 27, 2006	$0.80	361,252
$1.00 Exchange Warrants	April 27, 2006	$1.00	276,370
$3.00 Exchange Warrants	April 27, 2006	$3.00	649,892
$7.50 Exchange Warrants	April 27, 2006	$7.50	234,398
$1.00 Unit Warrants	May 3, 2006	$1.00	3,110,585
$1.25 Unit Warrants	May 3, 2006	$1.25	777,646
$1.63 Unit Warrants	May 3, 2006	$1.63	777,646

Pro forma before Offering			6,187,789
$1.00 Unit Warrants to be issued in offering	June 30, 2006	$1.00	3,600,000
$1.25 Unit Warrants to be issued in offering	June 30, 2006	$1.25	900,000
$1.63 Unit Warrants to be issued in offering	June 30, 2006	$1.63	900,000
Unit Warrants issuable to underwriter	June 30, 2006	$0.96 to $1.63	1,530,000

Pro forma after Minimum Offering			13,117,789	(1)

(1)
If the Maximum Offering is sold, pro forma outstanding warrants at June 30, 2006 would increase to 15,427,789 ($1.00 Unit Warrants—7,910,585; $1.25 Unit Warrants—1,977,646; $1.63 Unit Warrants—1,977,646; Unit Warrants issuable pursuant to the underwriter's warrant—2,040,000; and $0.80 to $7.50 Exchange Warrants and other warrants—1,521,912).

RISK FACTORS

        The purchase of Units, shares of our common stock and Unit Warrants involves a high degree of risk. In addition to the other information contained elsewhere in this Prospectus, you should carefully consider the following factors when evaluating an investment in our securities. If any of the adverse events described below actually occur, our business, financial condition and operating results could be materially adversely affected and you may lose part or all of the value of your investment. If you choose to invest in our securities, you should be able to bear a complete loss of your investment.

Because we have a limited operating history, you have a limited basis on which to evaluate our ability to achieve our business objectives.

        We have only recently commenced operations. We have only developed and marketed the Lightspace system since 2004. As a result, we have only a limited operating history upon which you can base your evaluation of our prospects and the potential value of our Units, common stock and Unit Warrants. We are confronted with the risks inherent in a start-up company, including difficulties and delays in connection with the production and sales of our Lightspace systems, operational difficulties and our potential under-estimation of production and administrative costs. If we cannot successfully manage our business and growth, we may not be able to generate future profits and may not be able to support our operations.

We are in the early stages of our development, have yet to achieve net earnings since inception and may not generate sufficient revenues to stay in business.

        Lightspace has only recently commenced operations and has to date incurred net losses. There can be no assurance that we will achieve or sustain profitability in the future. The success of our business will depend on our ability to introduce and sell our systems to customers, develop new product extensions and applications and raise additional capital for operations, future expanded marketing and further product development. You should consider the costs and difficulties frequently encountered by companies in their early stages of launching a product and establishing a market presence. No assurance can be given that we will generate sufficient revenues to stay in business on achieve profitability. Accordingly, purchasers of Units may lose their entire investment.

Our products are complex and could have unknown defects or errors, which may give rise to claims against us, diminish our brand or divert our resources from other purposes.

        Despite testing, our new or existing products have contained defects and errors and may in the future contain defects, errors or performance problems when first introduced, when new versions or enhancements are released, or even after these products have been used by our customers for a period of time. These problems could result in expensive and time-consuming design modifications or warranty charges, delays in the introduction of new products or enhancements, significant increases in our service and maintenance costs, exposure to liability for damages, damaged customer relationships and harm to our reputation. Any of these problems could materially harm our results of operations and ability to achieve market acceptance. In addition, increased development and warranty costs could be substantial and could adversely affect our operating margins.

We may need additional capital, which may not be available on acceptable terms, to fund our growth or sustain our business.

        We anticipate that the net proceeds of the sale of the Units offered by this Prospectus, after payment of our Senior Notes, together with anticipated revenues from sales of our products, will be adequate to satisfy our capital requirements for the next six to 12 months. However, we may require additional capital within such period to support our growth and cover operational expenses as we expand our marketing and product development. Our future capital requirements will depend on many factors, including our rate of revenue growth, the expansion of our marketing and sales activities, the timing and extent of spending to support product development efforts, the timing of introductions of new products and enhancements to existing products, the acquisition of new capabilities or technologies, and the continuing market acceptance of our products and services. To the extent that existing cash, cash equivalents, cash from operations and cash from short-term borrowing are insufficient to fund our future activities, we may need to raise additional funds through public or private equity or debt financing. Although we are currently not a party to any agreement or letter of intent with respect to potential investments in, or acquisitions of, businesses, services or technologies, we may enter into these types of arrangements in the future, which could also require us to seek additional equity or debt financing. Additional funds may not be available on terms favorable to us or at all. If we are unable to obtain additional financing on reasonable terms, we may not have sufficient capital to operate our business as planned.

If we fail to adequately protect our intellectual property and proprietary technology, our ability to produce and market our products may be impaired.

        Our success and ability to compete will largely depend upon our ability to protect our proprietary technology, which includes several components of our products. We rely primarily on patent, copyright, trade secret and trademark laws to protect our technology. Lightspace generally enters into confidentiality and invention assignment agreements with our employees, consultants and vendors and generally seeks to control access to our proprietary information. We have applied for patents in the United States and certain other countries for protection of our core technology. Our ability to compete effectively, if at all, with other companies may be materially dependent on such know-how as we develop and upon the issuance of future patents. We cannot assure you that patents will be issued or that, if none are issued, there will be no material adverse effect on our ability to market our products or license our technology. We cannot assure you as to the scope of any patents that may be issued or that claims related thereto would not be asserted by other parties. There can be no assurance that there are no adversely held United States or foreign patents or other forms of proprietary protection that could successfully be asserted against those held by Lightspace.

        We cannot assure you that the validity of our patents, if issued, will be sustained if judicially tested, that our products will not infringe upon patents owned by others or that competitors with substantially greater financial resources will not develop similar or functionally-similar products outside the protection of any patents that might be granted to Lightspace. A third party could also assert claims against us, our customers or vendors that our technology infringes the third party's proprietary rights.

        Infringement claims asserted against us or our vendors may have a material adverse effect on our business, results of operations or financial condition. We or our vendors may not be able to withstand such claims. Resolution of any claims, with or without merit, could be time-consuming and expensive, and could divert our management's attention away from the execution of our business plan. Moreover, any settlement or adverse judgment resulting from the claim could require us to pay substantial amounts or obtain a license to continue to use the technology that is the subject of the claim, or otherwise restrict or prohibit our use of the technology. There can be no assurance that we would be able to obtain a license from the third party asserting the claim on commercially reasonable terms, if at all, that we would be able to develop alternative technology on a timely basis, if at all, or that we would be able to obtain a license to use a suitable alternative technology to permit us to continue offering, and our customers to continue using, our affected product. In addition, we may be required to indemnify our vendors and other partners for third party intellectual property infringement claims, which would increase the cost to us of an adverse ruling in such a claim. An adverse determination could also prevent us from offering our products to others.

The market for our products is uncertain and sales of our Lightspace systems may not generate sufficient revenues to meet our operating expenses.

        The business of Lightspace, marketing unique interactive tiles, must be considered a novel industry without substantial precedent or assurance of commercial success. We are introducing our Lightspace systems as new products to customer markets unfamiliar with their use and benefits. Actual demand for our product may be less than we anticipate. If there is an insufficient market for our products, or if our products fail to generate widespread acceptance within the market, our future sales may fail to produce revenues sufficient to meet our operating expenses. If this occurs, our business may fail and the purchasers of Units may lose their entire investment.

Our revenues may experience severe fluctuations, which could cause our business to suffer or fail.

        Our operating results have fluctuated in the past and are likely to do so in the future. Our revenues from the sale of our products and services are not predictable with any significant degree of certainty. The length of our sales cycles, which may vary from customer to customer, may last for months, while our short-term expense levels are relatively fixed and based on our expectations for future revenues. Our inability to adequately reduce short-term expenses or to predict our future revenues may adversely affect our business, operating results and financial condition.

We may not be able to compete against existing and potential competitors in the markets we serve.

        Our competitors may be able to respond more quickly to new or emerging technologies or changes in customer requirements than we can. In addition, current and potential competitors may have greater name recognition and more extensive customer bases. Increased competition could result in price reductions, fewer customer orders and reduced margins.

If we are unable to improve the effectiveness and breadth of our sales and research and development organizations, our future revenue may be adversely affected.

        We will need to improve the effectiveness and breadth of our sales operations in order to increase market awareness and sales of our products. Competition for qualified sales personnel is intense, and we might not be able to hire the kind and number of sales personnel we are targeting. In addition, we will need to effectively train and educate our sales force if we are going to be successful in selling our Lightspace systems. Likewise, our efforts to improve and refine our Lightspace systems require highly skilled engineers and programmers. Competition for professionals capable of expanding our research and development organization is intense due to the limited number of people available with the necessary technical skills. If we are unable to identify, hire or retain qualified sales marketing and technical personnel, our ability to achieve future revenue may be adversely affected.

Our efforts to sell our products internationally may be unsuccessful and result in losses.

        We have sold Lightspace systems to a small number of customers in Australia, Canada, Chile, Japan and Korea. Although we intend to expand our international selling efforts, we have limited experience marketing and distributing our products internationally. In addition, other inherent risks may apply to international markets, including:

  •
  the impact of recessions in economies outside the United States;

  •
  greater difficulty in accounts receivable collections and longer collection periods;

  •
  potentially adverse tax consequences;

  •
  greater difficulty in protecting our intellectual property;

  •
  fluctuations in exchange rates; and

  •
  political and economic instability.

        The inability to integrate our business in international jurisdictions may adversely affect our future operations.

Our marketing strategies may not be successful, which would adversely affect our future revenues and profitability.

        Our revenues and profitability depend on the successful marketing of our Lightspace systems and the development of distribution channels in the United States and internationally. We cannot assure you that customers will be interested in purchasing our products. We initially plan to use direct marketing to sell our products via trade shows, magazine and newspaper advertising and the Internet. If our marketing strategies fail to attract customers or develop adequate sales channels, our product sales will not produce future revenues sufficient to meet our operating expenses or fund our future operations. If this occurs, our business may fail and purchasers of Units may lose their entire investment.

Failures or delays in introducing new technologies or products could negatively impact our revenues.

        The potential markets and uses for our Lightspace systems remain uncertain. The introduction of products involving new technologies could render our products obsolete. Our future success and revenue growth will depend on our ability to develop and introduce a variety of new products and product enhancements to address the needs of our customers. We may experience delays in developing our Lightspace systems in the future. Material delays in introducing new products or product enhancements may cause customers to forgo purchases of our products or to purchase those of our competitors.

Our products may not always be compatible with third-party technologies, which could adversely affect our business.

        Our products are designed to interact and be compatible with a range of third-party hardware and software technologies used by our customers. The future design and development plans of such third parties may not be in line with out future product development. We may also rely on third parties to license or otherwise provide us with access to these technologies so that we may test and develop compatible products. Third parties may refuse or be otherwise unable to provide us with the necessary access to their technology. If our products cease to be compatible with certain third-party technology, our business and operating results may be materially adversely affected.

We depend on third party suppliers and manufacturers, and our business would be harmed if these parties fail to meet our requirements.

        We rely on a small number of critical third party suppliers and third party manufacturers for key components, many of which are custom-built to our specifications. We outsource the manufacture of all commodity components that are made with materials and components procured from third party suppliers. If we fail to develop or maintain relationships with these or other suppliers, or if these suppliers are unable to provide components as we require, we may be unable to manufacture our products or our products may be available only at a higher cost or after a long delay, which could prevent us from delivering products to customers within required timeframes. In addition, our manufacturers may fail to produce the products for our Lightspace systems to our specifications, in sufficient quantities to meet our needs or in a workmanlike manner and may not deliver the products on a timely basis. Any change in manufacturers could disrupt our business due to delays in finding a new manufacturer, providing specifications and testing initial production. As a result, we may experience order cancellation and loss of future revenues.

We have experienced turnover among key officers and employees, and any inability to attract qualified successors in the future couled harm our business and prospects.

        Our employment relationships are generally at will. Andrew Kennedy Lang, our former Chief Executive Officer, recently resigned from all positions with Lightspace. We can make no assurances that additional key employees will not leave us in the future. If any more of our key employees, including any of our officers, were to leave us, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor obtains the necessary training and experience. We do not have key person life insurance covering any of our employees.

Lightspace management has limited experience in the management of a public entity.

        The management of Lightspace consists of individuals who have limited experience in the management of a public company. Failure to properly comply with the obligations required of a public company could result in shareholder suits, substantial costs and a diversion of management's attention and resources.

A trading market for our Units, common stock and Unit Warrants may not develop or be sustained, which may limit your ability to resell our securities.

        There is no trading market for our securities at this time. Our shares are not presently traded on any exchange or quotation medium and have never been traded publicly. We intend to seek registered broker-dealers who are members of the NASD to submit an application for our shares to trade on the OTC Bulletin Board. However, we cannot guarantee that our shares will trade on the OTC Bulletin Board or any other exchange or quotation medium. Our common stock and Unit Warrants may not be so quoted. Even if our securities become quoted on the OTC Bulletin Board, they may never be actively traded. The underwriter for the Offering has informed us that it does not intend to make a market in our securities. If an active public trading market does not develop or continue, you may have limited liquidity and may be forced to hold your Units, common stock and Unit Warrants for an indefinite period of time.

The market for our common stock and Unit Warrants may be limited, and our shareholders may have difficulty reselling their shares and Unit Warrants when desired or at attractive prices.

        Even if a trading market develops, our common stock and Unit Warrants may trade in low volumes and at low prices. Some investors view low-priced stocks as unduly speculative and therefore not appropriate candidates for investment. Many institutional investors have internal policies prohibiting the purchase or maintenance of positions in low-priced stocks. This has the effect of limiting the pool of potential purchases of our securities at present price levels. Shareholders may find greater percentage spreads between bid and asked prices, and more difficulty in completing transactions and higher transaction costs when buying or selling our securities than they would if our common stock were listed on a major stock exchange, such as The New York Stock Exchange or The NASDAQ National Market.

        Additionally, the market prices for securities of software and technology companies have been volatile throughout our existence. Historical trading characteristics for public companies in this industry include limited market support, low trading volume, and wide spreads (on a percentage basis) between the bid and ask prices. Announcements regarding product developments, technological advances, significant customer orders, and financial results may significantly influence per share prices.

We do not intend to register our securities under Section 12(g) of the Exchange Act, which may limit your access to information about us.

        We do not intend to register our securities under Section 12(g) of the Exchange Act unless and until we are required based on having at least 500 shareholders of record and a certain amount of assets. While we will be subject to the periodic reporting requirements of Section 15(d) of the Exchange Act, we will not be subject to certain other provisions of the Exchange Act, including those related to proxy and information statements, insider reporting and short-swing profit liability, reporting by certain beneficial owners of our equity securities, and rules relating to tender offers. Certain provisions of the Sarbanes-Oxley Act also will not apply to us until we are registered under Section 12. As a result, you may not have access to certain information that is otherwise generally available to holders of publicly traded securities.

Our common stock is subject to the Securities and Exchange Commission's "penny stock" regulations, which limit the liquidity of common stock held by our shareholders.

        Based on the anticipated trading price, our common stock and Unit Warrants are considered "penny stock" for purposes of federal securities laws, and therefore subject to regulations which affect the ability of broker-dealers to sell our securities. Broker-dealers who recommend a "penny stock" to persons (other than established customers and accredited investors) must make a special written suitability determination and receive the purchaser's written agreement to a transaction prior to sale.

        As long as the penny stock regulations apply to our common stock and Unit Warrants, it may be difficult to trade such securities because compliance with the regulations can delay and/or preclude certain trading transactions. Broker-dealers may be discouraged from effecting transactions in our securities because of the sales practice and disclosure requirements for penny stock. This could adversely affect the liquidity and/or price of our common stock and Unit Warrants, and impede the sale of our common stock and Unit Warrants in the secondary market.

The offering price of the Units, common stock and Unit Warrants, and the exercise price for the Unit Warrants, are arbitrary and as a result the stock price may decline after the Offering.

        The offering price of the Units, common stock and Unit Warrants and the exercise price of the Unit Warrants were determined by us and the underwriter and were not based on any objective criteria of value. These prices bear no relationship to our assets, net worth, book value (loss) per share or net loss. Accordingly, you may be unable to sell such securities at a price equal to or greater than the offering price and therefore suffer a loss on your investment.

Unit Warrants may have limited value unless the price of our common stock equals or exceeds the exercise price of the Unit Warrants at the time of exercise.

        The price of our common stock may not meet or exceed the exercise price of the Unit Warrants during the Warrant exercise period. If this happens, the value of common stock which you purchase by exercising your warrants may be significantly less than the exercise price which you must pay. If you choose not to exercise your Unit Warrants during the exercise period, your Unit Warrants will expire. As a result your Unit Warrants may become worthless.

The Unit Warrants offered in this Prospectus are exercisable during a period that continues until April 30, 2011. If the current registration statement does not continue in effect, you may not be able to exercise or resell your Unit Warrants.

        The Unit Warrants may be exercised at any time from the date this Prospectus goes effective until April 30, 2011. We have agreed, and the law requires us, to keep our registration statement current so long as any of the Unit Warrants are outstanding. However, if a current registration statement is not in effect, you may not be able to exercise or resell your Unit Warrants. If at their expiration date the Unit Warrants are not currently exercisable, the expiration date will be extended until 30 days following notice to the holders of the Unit Warrants that the Unit Warrants are again exercisable. Nevertheless, there is a possibility that you will never be able to exercise the Unit Warrants, and that you will never receive shares of our common stock. This potential inability to exercise the Unit Warrants may have an adverse effect on demand for the Unit Warrants and the prices that can be obtained from reselling them.

If an exemption from registration on which we have relied on for any of our past offerings of securities were later challenged legally, we may have to expend time and money defending them or risk paying expenses for defense and/or rescission.

        We have previously offered our securities in private transactions in reliance on exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and state securities laws. In the future, if the basis of an exemption were challenged, we risk potential claims which could require rescission of those transactions with return of funds and interest to the investors. Such claims could be expensive and time consuming to defend and if we are unsuccessful could have a material adverse effect on our business.

There may be substantial sales of our common stock by stockholders which could cause the price of our stock to fall.

        Future sales of substantial amounts of our common stock in the public market, if one develops, could cause the market price of our common stock to decline and could impair the value of your investment in Units. After giving effect to the Offering, we will have 9,393,111 shares of common stock outstanding, assuming the Minimum Offering, of which 3,600,000 shares may be sold immediately upon the effectiveness of this Prospectus, and 10,593,111 shares of common stock outstanding, assuming the Maximum Offering, of which 4,800,000 shares may be sold immediately upon the effectiveness of this Prospectus. The remaining 5,793,111 shares will be subject to a 12-month lock-up period, but will be available for sale at various times thereafter. The sales of common stock by these stockholders may depress any trading market that develops before you are able to sell the common stock or Unit Warrants you receive in this Offering, or the shares of common stock issued upon exercise of the Unit Warrants.

You will suffer immediate and substantial dilution and will be subject to further dilution in your ownership.

        The initial public offering price of $6.40 per Unit constitutes an effective price of $0.80 per share of common stock, assuming no value is assigned to the Unit Warrants, which is substantially higher than the net tangible book value of our common stock as of June 30, 2006. Therefore, you will incur an immediate dilution of approximately $0.75 in the case of the Minimum Offering, and approximately $0.66, in the case of the Maximum Offering, in net tangible book value per share of common stock from the price per share that you paid for the common stock. This amounts to dilution of 93.8% and 82.5%, respectively. Also, your interest in our shares could be diluted by future offerings of our common stock or securities convertible into common stock and by exercise of the Warrants. Future issuances of authorized but unissued shares of capital stock will also have the effect of diluting your equity interest. There are no limits to our ability to issue additional shares up to our current authorized capital of 30,000,000 shares of common stock. See "Dilution" beginning on page 21.

Our certificate of incorporation authorizes us to issue additional shares of stock, which could dilute your ownership interest and influence in Lightspace.

        We are authorized to issue up to 30,000,000 shares of common stock, which may be issued by our board of directors for such consideration as they may deem sufficient without seeking shareholder approval. The issuance of additional shares of common stock in the future will reduce the proportionate ownership and voting power of current shareholders.

Outstanding warrants and options, and additional future obligations to issue our securities to various parties, may dilute the value of your investment and may adversely affect our ability to raise additional capital.

        As of June 30, 2006, we had committed to issue up to 6,245,869 additional shares of common stock under the terms of warrants, options and other arrangements that can be exercised at exercise prices ranging from $0.80 to $7.50 per share or a weighted average exercise price of $1.55.

        We have historically issued shares of our common stock or granted stock options to employees, consultants and vendors as a means to conserve cash, and we may continue to grant additional shares of stock and issue stock options in the future. We have granted options, which remain outstanding, to purchase 58,080 shares of our common stock to officers, a director and employees under our 2005 Stock Incentive Plan. On June 9, 2006, our stockholders approved adoption of our 2006 Stock Incentive Plan, pursuant to which we may grant options to directors, officers, employees and consultants to purchase up to 2,118,622 shares of common stock. In July 2006, we granted options to purchase 1,736,810 shares of common stock at an exercise price of $0.80 per share to officers and key employees under the 2006 Stock Incentive Plan. The 2005 Stock Incentive Plan and the 2006 Stock Incentive Plan are described beginning on page 42 of this Prospectus.

        For the length of time these warrants and options are outstanding, the holders will have an opportunity to profit from a rise in the market price of our common stock without assuming the risks of ownership. This may adversely affect the terms upon which we can obtain additional capital. The holders of such derivative securities would likely exercise or convert them at a time when we would be able to obtain equity capital on terms more favorable than the exercise or conversion prices provided by the notes, warrants or options.

We have not paid dividends on our common stock in the past and do not expect to do so in the future.

        We cannot assure you that our operations will result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flow sufficient to pay dividends. We have never paid dividends on our common stock in the past and do not expect to do so in the foreseeable future.

Our management will have broad discretion over the use of proceeds from this Offering, and may invest or spend the proceeds of this Offering in ways with which you disagree.

        We will have broad discretion as to how the net proceeds from the securities we are selling in this Offering will be used. While we anticipate that we will use the net proceeds from this Offering generally as set forth under "Use of Proceeds" beginning on page 17, you will be relying generally on the judgment of our board of directors and management regarding the application of the proceeds from the shares we are selling in this Offering. Management's failure to apply these funds effectively could have an adverse effect on our ability to execute our business plan.

A majority of our common stock and warrants will be held by a small number of parties. As a result, our other stockholders may be unable to affect the outcome of any stockholder voting.

        AIGH Investment Partners LLC ("AIGH") presently owns at least approximately 28% of our outstanding common stock and 39% of the outstanding Warrants. If AIGH were to exercise all of its Warrants, it could potentially acquire control over 49% of all shareholder votes. Such power could have the effect of delaying, deterring or preventing a change of control, business combination or other transaction that might otherwise be beneficial to our stockholders and Warrant holders. These factors could be viewed adversely by the market and could depress the prevailing market price for our common stock and Warrants. Furthermore, sales of substantial amounts of our common stock or Unit Warrants by AIGH, or the perception that these sales might occur, may also depress prevailing market prices of our common stock and Unit Warrants. We have been informed that AIGH may purchase up to 150,000 Units in the Offering, which would allow AIGH to potentially acquire control over in excess of 50% of all shareholder votes. Regardless of whether AIGH acquires Units in the offering. we anticipate that AIGH will remain a significant shareholder after the Offering.

PENNY STOCK CONSIDERATIONS

        Our common stock will be considered penny stock. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (the "Commission"). Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

USE OF PROCEEDS

        We estimate that we will receive net proceeds of approximately $2,384,000 from the Minimum Offering and $3,344,000 from the Maximum Offering, after deducting an aggregate of approximately $496,000 for the following:

  •
  filing fees,

  •
  legal and accounting fees,

  •
  printing, and

  •
  other expenses.

        At present, we estimate that we will devote the net proceeds from the Minimum Offering as follows:

	Amount	Percent
Repayment of short term financing through Senior Notes(1)	$1,355,000	57%
Sales and marketing	$150,000	6%
Inventory	$200,000	8%
Research and development	$350,000	15%
Working capital	$329,000	14%

Total net proceeds	$2,384,000	100%

(1)
$1,120,000 in principal face amount of the Senior Notes are held by AIGH Investment Partners, LLC, a principal stockholder of the Company. Includes approximately $35,000 in interest accruing through September 15, 2006. AIGH has indicated that it may purchase up to 150,000 Units in the Offering.

        We have allocated $1,355,000 of the net proceeds of the Offering to repay the principal and accrued interest on the 8% Senior Notes due September 29, 2006. The proceeds of the Senior Notes were used to fund our working capital requirements prior to completion of the Offering.

        We have allocated $150,000 from the net proceeds of the Offering to fund increased sales and marketing spending through December 2006, including the hiring of three additional sales personnel, expansion of our presence at trade shows and the launch of ad campaigns.

        We have allocated $200,000 from the net proceeds of the Offering to increase our inventory of interactive tiles through orders to be placed with out contract manufacturer in September 2006.

        We have allocated $350,000 from the net proceeds of the Offering to fund a portion of the design, development and testing expenditures, including related staff salaries and benefits, associated with the development of the next generation of Lightspace products.

        We plan to use the balance of the net proceeds from this Offering, currently estimated at $329,000, for working capital. We expect that this amount will be used to support operations until such time as our revenues match or exceed our expenditures. If more than the minimum number of Units are sold, the additional net proceeds of $960,000 will be also be used as additional working capital.

        We will invest the net proceeds of this Offering in short-term interest-bearing securities or money market funds pending use.

        Lightspace is obligated to use its best efforts to repay an outstanding obligation to Immersive Promotions, an affiliate of our former CEO. We do not interpret this obligation as requiring repayment under circumstances that could leave us with insufficient capital to meet our long-term requirements. We do not intend to repay the obligation to Immersive Promotions until we generate sufficient revenues from which to make such payment. The payment to Immersive Promotions will not be made from the proceeds of the Offering. See "Certain Relationships and Related Transactions—Immersive Promotions" beginning on page 47.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Our board of directors will determine any future payment of cash dividends depending on our financial condition, results of operations, capital requirements, general business condition and other relevant factors. If we issue preferred shares, although currently not anticipated, no dividends may be paid on our outstanding common stock until all dividends then due on our outstanding preferred stock have been paid.

CAPITALIZATION

        The following table sets forth the historical capitalization of Lightspace at December 31, 2005 and June 30, 2006, and the pro forma capitalization of Lightspace as of June 30, 2006 after giving effect to the Offering. This table should be read in conjunction with the related unaudited pro forma statements of financial position and operations and notes thereto, the historical financial statements and notes thereto, beginning on page F-1 of this Prospectus, and the description of the Preferred Conversion, Debt Conversion and Warrant Exchange beginning on page 45 of this Prospectus.

	December 31, 2005	June 30, 2006 (unaudited)
	Historical Lightspace	Historical Lightspace(1)	Pro Forma As Adjusted Mimimum(2)	Pro Forma As Adjusted Maximum(3)
Borrowings:
Notes payable	$2,939,234	$237,381	$237,381	$237,381
Senior secured notes	1,700,000	820,000	—	—
Interest due on note obligations	538,969	18,400	3,382	3,382

Total short-term debt obligations	5,178,203	1,075,781	240,763	240,763

Stockholders' Equity (Deficit)
Preferred stock	13	—	—	—
Common stock, $.0001 par value, 30,000,000 shares authorized	98	579	939	1,059
Additional paid-in capital	2,092,612	7,155,730	9,539,370	10,499,250
Retained earnings (deficit)	(7,603,215)	(8,989,568)	(8,989,568)	(8,989,568)

Total stockholders equity (deficit)	(5,510,492)	(1,833,259)	550,741	1,510,741

Total Capitalization	$(332,289)	$(757,478)	$791,504	$1,751,504

Series A Preferred Stock Issued and Outstanding	133,732	—	—	—
Common Stock Issued and Outstanding	977,182	5,793,111	9,393,111	10,593,111
Stock Options and Warrants Issued and Outstanding	174,409	6,245,869	14,912,679	17,222,679

(1)
On February 9, 2006, Lightspace entered into the Exchange Agreement with holders of (1) $1,401,000 in principal amount of convertible notes and $1,538,234 in principal amount of demand notes, (2) holders of 133,732 shares of Series A Preferred Stock and (3) existing warrantholders to provide for the terms of the Debt Conversion, Preferred Conversion and Warrant Exchange. The Exchange Agreement was effective upon the receipt by us of an aggregate debt or equity investment of at least $2,000,000 in gross proceeds. On April 27, 2006, the conditions for the closing of the Exchange Agreement having been met, we effected the Exchange. Under the terms of the Exchange Agreement, (1) the holders of Existing Notes received 1,544,865 shares of common stock and exchange warrants to purchase 1,480,849 shares of common stock at exercise prices ranging from $0.80 to $7.50 per share upon conversion of their Existing Notes and any Existing Warrants issued in conjunction therewith, and the our former CEO received a contingent promissory note in the principal amount of $237,381; (2) the holders of Series A Preferred Stock received 160,479 shares of common stock upon conversion of their Series A Preferred Stock; and (3) the holders of other Existing Warrants received Exchange Warrants to purchase 41,063 shares of common stock at an exercise price of $7.50 per share. As a result of the closing of the Exchange Agreement, we recorded a one-time net gain of $402,298.

As of April 25, 2006, we had received an aggregate of $2,400,000 in principal amount of Bridge Note financing. Lightspace and the Bridge Note holders agreed, effective May 3, 2006, to convert $2,488,471 of Bridge Note principal and accrued interest, at a conversion price of $6.40 per Unit, into 388,821 Units plus fractional shares and warrants. The Units issued to the Bridge Note holders are comprised of: 3,110,585 shares of common stock; 3,110,585 $1.00 Unit Warrants; 777,646 $1.25 Unit Warrants; and 777,646 $1.63 Unit Warrants.

(2)
The unaudited selected financial data under the caption "Pro Forma As Adjusted (Minimum) is presented as if the sale of 450,000 Units and the grant of 1,736,810 options to officers and key employees in July 2006 occurred on June 30, 2006. Each Unit consists of (a) eight shares of common stock, (b) eight $1.00 Unit Warrants, (c) two $1.25 Unit Warrants and (d) two $1.63 Unit Warrants. Sale of 450,000 Units pursuant to the Minimum Offering will result in the issuance of 3,600,000 shares of common stock and Unit Warrants to purchase 6,930,000 shares of common stock. See "Description of Securities" beginning on page 50.

(3)
The unaudited selected financial date under the caption "Pro Forma As Adjusted (Maximum) is presented as if the sale of 600,000 Units and the grant of 1,736,810 options to officers and key employees in July 2006 occurred on June 30, 2006. Each Unit consists of (a) eight shares of common stock, (b) eight $1.00 Unit Warrants, (c) two $1.25 Unit Warrants and (d) two $1.63 Unit Warrants. Sale of 600,000 Units pursuant to the Maximum Offering will result in the issuance of 4,800,000 shares of common stock and Unit Warrants to purchase 9,240,000 shares of common stock. See "Description of Securities" beginning on page 50.

(4)
No value has been assigned to the Unit Warrants to be issued in connection with this Offering. The Unit Warrants have been classified permanently within stockholders' equity, as upon exercise, the Unit Warrant holder can only receive the specified number of shares of common stock. The Unit Warrants are not exercisable unless we have a current prospectus covering the shares of common stock to be issued upon exercise and the shares have been registered, qualified or deemed to be exempt from registration under the securities laws of the state of residence of the exercising holder of the Unit Warrants. Although the law requires and we have agreed to keep a registration statement effective which covers the issuance of the common stock on exercise of the Unit Warrants, if we fail to do so for any reason, the Unit Warrants may not be exercisable and therefore of no value. If the Unit Warrants are not exercisable at their expiration date because a current registration statement for the shares to be issued upon exercise is not available, then the expiration date will be extended until 30 days following notice from Lightspace that the Unit Warrants are again exercisable. Nevertheless, there is the possibility that the Unit Warrants will never be exercisable when in-the-money or otherwise, and the holders of Unit Warrants will never receive shares of common stock.

DILUTION

        At June 30, 2006, Lightspace had a pro forma net negative tangible book value of $(1,951,286), or approximately $(0.34) per share of outstanding common stock. "Net tangible book value" per share represents the amount of total tangible assets of the Company less total liabilities of the Company, divided by the number of shares of common stock outstanding on an as if converted basis. After giving effect to the receipt of the estimated net proceeds from the Company's sale of the 3,600,000 shares of common stock offered hereby, assuming the Minimum Offering, and 4,800,000 shares of common stock, assuming the Maximum Offering, at an assumed initial public offering price of $0.80 per share (based on a $6.40 per Unit offering price, assuming no value assigned to the Unit Warrants), the pro forma net tangible book value of the Company at June 30, 2006, would have been approximately $482,700 (assuming the Minimum Offering) and $1,442,700 (assuming the Maximum Offering) or $0.05 and $0.14 per share of common stock, respectively. This would represent an immediate increase in the net tangible book value of $0.39 per share, assuming the Minimum Offering, and $0.48 per share, assuming the Maximum Offering, to existing shareholders and an immediate dilution of $0.75 per share, assuming the Minimum Offering and $0.66 per share, assuming the Maximum Offering, to new investors. This represents an immediate dilution in pro forma net tangible book value of approximately 93.8% and 82.5%, respectively, to new investors. "Dilution" is determined by subtracting net tangible book value per share after the Offering from the Offering price to investors. The following table illustrates this per share dilution to purchasers of Units in the Minimum Offering and Maximum Offering, respectively:

Minimum Offering:		Percentage of Offering Price
Assumed initial public offering price per share	$0.80
Net negative tangible book value per share as of June 30, 2006	$(0.34)
Increase in net tangible book value per share attributable to this Offering	$0.39	48.8%
As adjusted pro forma net tangible book value per share after the Offering	$0.05	6.3%
Dilution of net tangible book value per share to new investors	$0.75	93.8%
Maximum Offering:		Percentage of Offering Price
Assumed initial public offering price per share	$0.80
Net negative tangible book value per share as of June 30, 2006	$(0.34)
Increase in net tangible book value per share attributable to this Offering	$0.48	60.0%
As adjusted pro forma net tangible book value per share after the Offering	$0.14	17.5%
Dilution of net tangible book value per share to new investors	$0.66	82.5%

        The following table sets forth, as of June 30, 2006, on an as adjusted basis, the number of shares of common stock included in this Offering assuming an initial offering price of $6.40 per Unit, the total consideration paid and the average price per share paid by our current stockholders and by the purchasers of common stock in this Offering, before deducting the estimated offering expenses, and does not include the purchase of, or any exercise of, the Warrants offered by this Prospectus:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number(1)	Percent(2)	Amount	Percent
Our current stockholders (after giving effect to the Exchange and the Bridge Note Conversion)	5,793,111	61.7%	$7,717,600	72.8%	$1.33
New investors(3)	3,600,000	38.3%	$2,880,000	27.2%	$0.80

Total	9,393,111	100.0%	$10,597,600	100.0%	$1.13

(1)
Reflects actual shares of common stock issued and outstanding on June 30, 2006 and shares of common stock sold to new investors pursuant to the Minimum Offering and assumes no exercise of options, Unit Warrants or Exchange Warrants.

(2)
If the Maximum Offering is sold, our existing stockholders would own 54.7% and our new investors would own 45.3% of the total number of shares of our common stock outstanding after this Offering.

(3)
This table assumes that no current stockholders purchase Units in the offering. We have been informed that AIGH, a principal stockholder, may purchase up to 150,000 Units in the Offering.

SELECTED HISTORICAL FINANCIAL DATA

        Lightspace was incorporated in 2001 and incurred or recorded only minor expenses and no revenues in 2001 and 2002. Operations were commenced in the second half of 2003 when we received our first significant investor equity funding.

        The following unaudited table presents selected historical information with respect to operations and financial position of the Company at the dates indicated. This table should be read in conjunction with the historical financial statements and the related notes to such statements, management's discussion and analysis of the results of operations and financial condition, the pro forma statements of financial condition and results of operations and the related notes to such statements, and the description of the reorganization and sale of Units as included in this Prospectus.

	Year Ended December 31,			Six Months Ended June 30,
	2003	2004	2005	2005	2006
				(unaudited)	(unaudited)
Operations
Revenues	$—	$380,521	$1,025,606	$783,365	$228,502
Product cost	—	663,441	824,808	615,177	349,404

Gross margin	—	(282,920)	200,798	168,188	(120,902)

Research and development	214,004	1,543,653	895,942	521,859	496,782
Selling and marketing	67,734	1,005,569	648,315	325,790	491,222
General and administrative	192,975	1,043,649	1,019,189	358,949	453,917

Total operating expenses	474,713	3,592,871	2,563,446	1,206,598	1,441,921

Operating loss	(474,713)	(3,875,791)	(2,362,648)	(1,038,410)	(1,562,823)

Interest expense—net	4,957	228,586	551,859	312,029	225,828
Net gain on debt and equity conversion	—	—	—	—	402,298

Net loss	$(479,670)	$(4,104,377)	$(2,914,507)	$(1,350,439)	$(1,386,353)

Basic and diluted net loss per share	$(0.51)	$(4.25)	$(3.00)	$(1.40)	$(0.54)

Financial Position
Cash	$1,133,896	$47,546	$123,951	$287	$357
Total assets	1,284,204	463,883	505,880	97,784	701,701
Notes payable	237,000	2,364,247	4,639,234	3,241,390	1,057,381
Total liabilities	426,272	3,292,917	6,016,372	4,099,056	2,534,960
Stockholders' equity (deficit)	857,932	(2,829,034)	(5,510,492)	(4,001,272)	(1,833,259)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION

        The following discussion of our financial condition and results of operations should be read in conjunction with the pro forma financial statements, the selected historical financial data, and the historical financial statements and notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that relate to future events and our future financial performance. These statements involve known and unknown risks, uncertainties and other factors, including those set forth in the section entitled "risk factors" and elsewhere in this prospectus. Our actual results and performance may be materially different from any future results or performance implied by these forward-looking statements.

Overview

        Lightspace provides interactive lighting entertainment products to retail stores, family entertainment centers, theme parks, fashion shows, nightclubs, special events, stage lighting and sound providers, health clubs and architectural lighting and design. Our current product lines include: (a) Lightspace Play, an interactive 36 tile gaming platform for children and adult recreation; (b) Lightspace Dance, an interactive floor, generally in sizes of 86 tiles and larger, that displays customizable lights and effects; and (c) Lightspace Design, an interactive tile system that displays customizable lights and video effects that can be mounted on any flat surface.

        Lightspace received the first significant investor equity funding, $1,386,000, in July and December of 2003 and commenced operations. With this funding, and an additional funding of $600,000 through the issuance of convertible notes in April 2004, we were able to engage contract manufacturers for the initial production run of 100 interactive tiles and subsequent production of interactive tiles, hire sales and marketing staff, introduce the Lightspace products at trade shows, expand the research and development department personnel and budget, and lease facilities for operations.

        From December 2003 to June 2004, Lightspace increased employment levels from 5 employees to 27 employees to pursue sales leads and opportunities, to support the installation and maintenance our products, and to design improvements to the current product and to develop new product offerings. Lightspace's initial product offering, Lightspace Dance, was complemented with the introduction of Lightspace Play during this period.

        In March of 2004, we began to experience significant manufacturing problems at the contract manufacturer. The manufacturing problems encompassed design errors, faulty parts and improper assembly. These problems increased the production cost and significantly reduced the yield of finished interactive tiles. The reduction in available finished product restricted the company from selling products to customers and pursuing sales leads. These manufacturing problems continued until product design changes and quality control procedures were fully implemented in early 2005. The effect of the manufacturing problems and consequent lost sales resulted in Lightspace using more cash resources than planned for a longer period of time to fund operations and product improvements. Our cash situation had become critical, and by September of 2005, employment levels had decreased to 11 employees. More significantly, without the required funding, Lightspace was unable from March 2005 to September 2005 to engage a contract manufacturer for the production of interactive tiles.

        Commencing in 2004 through September of 2005, we sought to attract additional significant investor financing. While a number of internal and external funding rounds were closed during this period, the most notable being a $435,000 issue of convertible notes in November and December of 2004 and January of 2005, the funding rounds did not provide sufficient capital to support the restart of production of interactive tiles. In September of 2005, Lightspace commenced borrowing on a short-term secured basis from a group of new investors through the issuance of Bridge Notes. The Bridge Notes provided that the amounts borrowed would be converted at the same terms and conditions included in our next significant sale of equity securities. The Bridge Notes were secured by all of the assets of Lightspace. As of December 31, 2005 and February 27, 2006, the last day we issued Bridge Notes, we had issued an aggregate principal amount of $1,700,000 and $2,400,000 of Bridge Notes, respectively.

        This round of funding provided Lightspace with sufficient capital to restart in the fourth quarter of 2005 the production of interactive tiles. 480 interactive tiles were available for sale in the first quarter of 2006, with an additional 1,350 interactive tiles scheduled for manufacturing completion in the second and third quarters of 2006.

        On April 27, 2006, Lightspace and the holders of the Bridge Notes agreed to convert the outstanding principal and accrued interest under the Bridge Notes into Units at a conversion price of $6.40 per Unit. All of the holders of Bridge Notes agreed to convert their Bridge Notes on such terms, and as of May 3, 2006, we issued 388,821 Units, and a small number of shares of common stock and Unit Warrants representing fractional Units, in exchange for the surrender of all of the Bridge Notes, representing an aggregate of $2,488,471 in principal and accrued interest.

        On March 27, 2006, Lightspace commenced borrowing from AIGH and Herschel Berkowitz, major stockholders, and other persons, on a short-term secured basis through the issuance of 8% Senior Notes originally due July 15, 2006. The Senior Notes are secured by all the assets of Lightspace. Lightspace did not pay the principal and accrued interest on the Senior Notes on July 15, 2006. The holders thereof did not exercise their rights upon such payment default, and on August 24, 2006, the Senior Notes were amended to provide for a due date of September 29, 2006. As of September 1, 2006, the principal amount of the borrowings pursuant to the Senior Notes aggregated $1,320,000.

Results of Operations for the Years Ended December 31, 2004 and 2005

Revenues

        Lightspace commenced operations in the latter half of 2003 and recorded its first sale in January of 2004. Initially, our sole product offering was Lightspace Dance. During the first quarter of 2004, Lightspace introduced the Lightspace Play product. Revenue from the sale of products in 2004 was $332,117. There were five product installation sites, representing 466 interactive tiles, comprised of three Lightspace Dance installations and two Lightspace Play installations. Other 2004 revenue in the amount of $48,404 represents income associated with short-term rentals of Lightspace products and the recognition of deferred maintenance revenue on a straight-line basis over the term of the contract.

        For the year ended December 31, 2005 product sales aggregated $989,396, an increase of 198% over 2004, and other revenue, principally deferred maintenance revenue, aggregated $36,210, a decrease of 25%. These results reflect the small number of our sales to date and the brief period in which we have been operating, and do not represent the growth rate we may achieve over the long term. There were 14 product installation sites in 2005, representing 1,370 interactive tiles, comprised of five Lightspace Dance installations and nine Lightspace Play installations.

        Quarterly 2005 revenues decreased significantly from a high of $632,402 for the March quarter to $150,963, $183,070 and $59,171 for the June, September and December quarters, respectively. The decline in quarterly revenues was due to the inability of Lightspace to secure additional adequate financing during this period. To conserve cash, we were required to terminate sales and marketing personnel, significantly restrict marketing expenditures, and in March 2005 stop the production of interactive tiles. Fourth quarter sales of $59,171 used all available inventory of interactive tiles. With the new funding round that commenced in September, we engaged a contract manufacturer to produce 500 interactive tiles. These interactive tiles were delivered in late December 2005 and in the first quarter of 2006.

        All 2004 product sales were made to customers in the United States. Sales of products and recognition of deferred maintenance revenue for the year ended December 31, 2005 were made to customers in the United States, $748,800, and to international customers, $276,806, including a $121,750 sale to a customer located in Canada. In each year, due to the large dollar value of certain sales and the level of sales volume, we had four customers that each comprised more than 10% of revenues or accounts receivable. For the years ended December 31, 2004 and 2005, sales to customers that comprised more than 10% of revenues aggregated $346,318 and $668,782, respectively. None of these customers represented repeat business opportunities, and the loss of any of them as customers would not have a material impact on our future sales.

Product Cost and Gross Margin

        For the years ended December 31, 2004 and 2005, Lightspace recorded gross margins of a negative $282,920, or negative 74%, and $200,798, or 20%, respectively. Due to the low dollar volume of sales, these margin rates are not representative of margin rates that may be achieved if we achieve higher volume levels.

        Product cost includes the direct cost of materials, associated freight charges, and the allocated per unit cost of the contractor's manufacturing labor, overhead and profit associated with products sold. For the most part, these costs are variable and increase or decrease with volume. Product cost also includes Lightspace's personnel and related expenses assigned to manufacturing and customer service. These latter costs tend to be fixed costs that decrease on a per unit basis as volume increases.

Operating Expenses

        Research and development, selling and marketing and general and administrative expenses in 2004 increased significantly to $3,592,871 from the 2003 level of $474,713. The principal components of this increased spending were the addition of 22 employees to these departments from December 2003 to June 2004, rental of office space in March 2004 at approximately $26,000 per month, increased marketing trade show expenditures, and the expansion of the research and development project budget for product design improvements and development of new products.

        In March 2004, as previously mentioned, Lightspace began to experience production problems in the manufacturing of the interactive tiles. The consequences of the manufacturing problems, the lack of saleable inventory and higher production costs, coupled with our inability at that time to secure adequate financing, required us to significantly reduce spending in all departments to conserve cash. Company wide employment levels were reduced from a high of 27 employees at June 30, 2004 to 11 employees at September 30, 2005. In addition to the reduction of employees, Lightspace was required to significantly reduce all other departments' spending. As a result, research and development expenditures decreased to $895,942 in 2005 from $1,543,653 in 2004, a 42% reduction, and selling and marketing expenditures decreased to $648,315 in 2005 from $1,005,569 in 2004, a 36% reduction. General and administration expenditures, while experiencing the same internal spending reductions as the other departments, were $1,019,189 in 2005, slightly less than the $1,043,649 recorded in 2004. 2005 general and administrative expenses were impacted by approximately $292,000 of legal and other consulting fees incurred in connection with our short-term note financings and a contemplated, but subsequently aborted, merger with a public company. General and administrative expenses were further impacted in September of 2005 by the restoration of our former CEO's salary to $250,000 per year from prior nominal amounts. The resulting effect of these cash conservation measures was that overall departmental expenditures for the year ended December 31, 2005 were $2,563,446, approximately $1,030,000, or 29%, less than such expenditures, $3,592,871, in 2004.

Interest Expense

        Interest expense has increased on a yearly basis from $5,350 in 2003 to $232,124 in 2004 to $556,852 in 2005. The progressive increase in interest expense is directly related to our increased short-term borrowings to fund operating expenses and the production of inventory. At December 31, 2003 total borrowings were $237,000 increasing to $2,364,247 at December 31, 2004 and to $4,639,234 at December 31, 2005. In addition to the stipulated interest rates associated with the increase in total borrowings, interest expense in the years 2004 and 2005 was further impacted by charges of $71,657 and $88,200, respectively, related to the fair value of preferred and common stock warrants issued in connection with the placement of convertible debt.

Results of Operations for the Three and Six Month Periods Ended June 30, 2005 and 2006

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
	(Unaudited)		(Unaudited)
Total Revenue	150,963	192,938	783,365	228,502
Product Cost	213,521	262,183	615,177	349,404

Gross Margin	(62,558)	(69,245)	168,188	(120,902)

Operating Expenses
Research and development	253,064	270,442	521,859	496,782
Selling and marketing	138,732	278,589	325,790	491,222
General and administrative	147,379	181,724	358,949	453,917

Total operating expenses	539,175	730,755	1,206,598	1,441,921

Operating Loss	(601,733)	(800,000)	(1,038,410)	(1,562,823)

Other Income (Expense)
Net gain on debt and equity conversion	—	402,298	—	402,298
Interest expense	(204,235)	(75,561)	(312,052)	(226,553)
Other	23	702	23	725

Total other income (expense)	(204,212)	327,439	(312,029)	176,470

Net Loss	$(805,945)	$(472,561)	$(1,350,439)	$(1,386,353)

Basic and Diluted Net Loss per Share	$(0.84)	$(0.11)	$(1.40)	$(0.54)

Weighted Average Common Shares Outstanding	965,182	4,187,801	965,182	2,582,492

Revenue

        For the quarter ended June 30, 2006 total revenue was $192,938 as compared to $150,963 for the corresponding period in the prior year. The 2006 quarterly June revenue was comprised of revenue from the sale of products, $183,738, and other revenue of $9,200, as represented by deferred maintenance revenue, sales of miscellaneous parts and other services. In the June 2006 quarter, there were six Lightspace Play or Design installation sites, representing 242 interactive tiles. The 2005 quarterly June revenue was comprised of revenue from the sales of products, $121,138, and other revenue of $29,825, comprised principally of rental income. In the June 2005 quarter, there were two product installation sites, representing 240 interactive tiles, comprised of one Lightspace Dance installation and one Lightspace Play installation.

        For the six-months ended June 30, 2006 total revenue was $228,502 as compared to $783,365 for the corresponding period in the prior year. The six-month June 2006 revenue was comprised of revenue from the sale of products, $208,643, and other revenue of $19,859, as represented by deferred maintenance revenue, sales of miscellaneous parts and other services. In the 2006 six-month period, there were seven Lightspace Play or Design installation sites, representing 278 interactive tiles. The six-month June 2005 revenue was comprised of revenue from the sales of products, $740,853, and other revenue of $42,512, comprised principally of rental income and deferred maintenance revenue. In the 2005 six-month period, there were eight product installation sites, representing 1,098 interactive tiles, comprised of four Lightspace Dance installations and four Lightspace Play installations.

        The significant decline in revenues for the six-month period ended June 2006, $228,502, as compared to the corresponding six-month period of 2005, $783,365, is due principally to the following: (1) the lack of interactive tiles available for sale (by the end of October of 2005 we had sold all available inventory of interactive tiles and did not receive the first production run of 500 interactive tiles from our contract manufacturer until the first quarter of 2006); and (2) the normal sales process wherein leads are pursued, demonstrations made, and terms and dates of installation are agreed upon. During the first quarter of 2006, we added two sales personnel and commenced marketing and advertising of our products.

        Our product backlog at June 30, 2006 was $359,098, representing 521 interactive tiles. We expect that this backlog will be shipped and installed prior to December 31, 2006. Product backlog at December 31, 2005 was $26,400, representing 36 interactive tiles. Cancellation of a signed contract or order included in product backlog requires the consent of Lightspace.

        For the six-months ended June 30, 2006, all sales of Lightspace products were made to customers in the United States. In the six-month period ended June 30, 2006, due to the low level of sales, each of the seven Lightspace Play or Design installations comprised more than 10% of revenues. Sales of products and recognition of other revenue for the six-months ended June 30, 2005 were made to customers in the United States, $640,365, to a Canadian customer, $121,750, and to a Chilean customer, $21,253. In the six-months ended June 30, 2005, due to the large dollar value of certain sales and the level of sales volume, we had four customers that each comprised more than 10% of revenues. Sales to these four customers aggregated $668,782 in the 2005 six-month period. None of these customers represented repeat business opportunities, and the loss of any of them as customers would not have a material impact on our future sales.

Product Cost and Gross Margin

        For the quarter ended June 30, 2006 and 2005, Lightspace recorded gross margins of a negative $69,245, or a negative 36%, and a negative $62,558, or a negative 41%, respectively. The June 2006 quarter includes a $47,000 provision for obsolete inventory components parts resulting from engineering design changes to be incorporated into the production of interactive tiles in third and fourth quarters of 2006. Due to the low dollar volume of sales in each quarter, these margin rates are not representative of margin rates that may be achieved if we achieve higher volume levels.

        For the six-month periods ended June 30, 2006 and 2005, Lightspace recorded gross margins of a negative $120,902, or a negative 53%, and $168,188, or 21%, respectively. In addition to the 2006 provision of $47,000 for obsolescence discussed above, the major factor affecting the significant decline in the 2006 gross margin is that the fixed cost of our manufacturing and customer service organizations, as discussed hereafter, was spread over a fewer number of sales of interactive tiles, 278 tiles in 2006 period verses 1098 tiles in 2005 period. Due to the low dollar volume of sales in these periods, the margin rates are not representative of margin rates that may be achieved if we achieve higher volume levels.

        Product cost includes the direct cost of materials, associated freight charges, and the allocated per unit cost of the contractor's manufacturing labor, overhead and profit associated with products sold. For the most part, these costs are variable and increase or decrease with volume. Product cost also includes Lightspace's personnel and related expenses assigned to manufacturing and customer service. These latter costs tend to be a fixed cost that decreases on a per unit basis as volume increases.

        While not apparent due to the low dollar volume of sales in the 2006 period, we were able to achieve a 17% reduction in the cost of an interactive tile by changing certain component part suppliers, elimination of several component parts, and negotiating a supply contract with a new contract manufacturer. We expect that with volume increases, we may be able to achieve further reductions in both the cost of the interactive tiles and other system components that will offset the increased cost of plastic used in our products due to higher oil prices.

Operating Expenses

        Research and development spending was $270,442 for the quarter ended June 30, 2006 as compared to $253,064 for the quarter ended June 30, 2005. On a year-to-date basis, R&D expenses were $496,782 at June 30, 2006, as compared to $521,859 in the corresponding 2005 period. As we previously mentioned, to conserve cash subsequent to March 2005, we significantly reduced all department spending. 2005 quarterly spending for research and development decreased from a high of $268,795 in the March quarter to approximately $185,000 for each of the September and December 2005 quarters. The increased R&D spending when comparing the June 2006 quarter to the December 2005 quarter of approximately $85,000, or 46%, is related to the two engineers hired in January 2006 and spending for new product development. We intend to hire at least two additional engineers in 2006 to assist in new product development. Additionally, we have budgeted approximately $200,000 in 2006 research and development spending, exclusive of staff salaries, for the design, development and testing of a new generation of Lightspace products.

        Selling and marketing expenditures were $278,589 for the quarter ended June 30, 2006 as compared to $138,732 for the quarter ended June 30, 2005. On a year-to-date basis, sales and marketing expenses were $491,222 at June 30, 2006, as compared to $325,790 in the corresponding 2005 period. Similar to 2005 research and development spending, selling and marketing expenditures were reduced after the March 2005 quarter to conserve cash. The increased sales and marketing spending in both 2006 periods, when comparing these periods to 2005, is related to the 2006 hiring of two sales personnel, increased spending for advertising and print publications, and employee travel expenses.

        For the quarter ended June 30, 2006, administrative expenses were $181,724, increasing approximately $34,000 from the $147,379 recorded for the quarter ended June 30, 2005. On a year-to-date basis, administrative expenses were $453,917 at June 30, 2006, an increase of approximately $95,000 as compared to $358,949 in the corresponding 2005 period. Two of the principal factors contributing to the 2006 increase in our administration expenses were: (1) the severance agreement entered into with our former CEO, discussed below; and (2) additional internal financial and accounting expense incurred in connection with the contemplated sale of equity securities in 2006.

        On April 21, 2006, we entered into a severance agreement with our former Chief Executive Officer, pursuant to which he resigned as an officer, director and employee of Lightspace effective March 31, 2006. Under the agreement, we paid him his accrued wages and vacation pay, reimbursed him for recorded expenses incurred on behalf of Lightspace aggregating $47,636, paid him $10,000 as severance, and paid him $20,000 as a non-refundable advance payment for 100 hours of consulting work. We also paid $20,000 against an existing accounts payable balance to his affiliate, Immersive Productions, and agreed to use our best efforts to pay the $52,385 balance due to Immersive Productions by December 31, 2006.

Interest Expense

        Interest expense for the June 2006 quarter was $75,561 as compared to $204,235 for the June 2005 quarter. On a year-to-date basis, interest expense was $226,553 at June 30, 2006 as compared to $312,052 in the corresponding 2005 period. The decrease in interest expense for the quarter and on a year-to-date basis is due to the conversion to common stock on April 27, 2006 of $2,701,853 in principal amount of Existing Notes, and the conversion to common stock on May 3, 2006 of $2,400,000 in principal amount of Bridge Notes, all as discussed hereafter.

Securityholder Debt and Equity Conversion and Exchange

        On February 9, 2006, the we entered into the Exchange Agreement with holders of (1) $1,401,000 in principal amount of convertible notes and $1,538,234 in principal amount of demand notes, (2) holders of 133,732 shares of Series A preferred stock and (3) existing warrantholders to provide for the terms of the debt conversion, preferred conversion and warrant exchange. The Exchange Agreement was effective upon the receipt by us of an aggregate investment of at least $2,000,000 in gross proceeds. Under the terms of the Exchange Agreement, (1) the holders of convertible and demand notes received 1,544,865 shares of common stock and Exchange Warrants to purchase 1,480,849 shares of common stock at exercise prices ranging from $0.80 to $7.50 per share upon conversion of their Existing Notes and any warrants issued in conjunction therewith, and our former CEO will receive a contingent promissory note in the principal amount of $237,381; (2) the holders of Series A preferred stock received 160,479 shares of common stock upon conversion of their Series A Preferred Stock; and (3) the holders of other Existing Warrants received Exchange Warrants to purchase 41,063 shares of common stock at an exercise price of $7.50 per share. On April 27, 2006, the conditions for the closing of the Exchange Agreement having been met, Lightspace effected the Exchange. As a result of the closing of the Exchange, we recorded a one-time net gain of $402,298.

        As of April 25, 2006, we had received an aggregate of $2,400,000 in principal amount of Bridge Note financing. Lightspace and the noteholders agreed, effective May 3, 2006, to convert $2,488,471 of Bridge Note principal and accrued interest, at a conversion price of $6.40 per Unit, into 388,821 Units plus fractional shares and warrants. Each Unit consists of (1) eight shares of common stock, (2) eight warrants to purchase a total of eight shares of common stock at an exercise price of $1.00 per warrant; (3) two warrants to purchase a total of two shares of common stock at an exercise of $1.25 per warrant: and (4) two warrants to purchase a total of two shares of common stock at an exercise price of $1.63 per warrant. Lightspace issued to the holders of Bridge Notes an aggregate of 3,110,585 shares of common stock, 3,110,585 $1.00 Unit Warrants, 777,646 $1.25 Unit Warrants and 777,646 $1.63 Unit Warrants.

Income Taxes

        At December 31, 2005 and June 30, 2006, we had operating loss carryforwards of approximately $6,684,000 and $6,760,000, respectively, available to offset future taxable income for United States federal and state income tax purposes. At June 30, 2006, approximately $6,313,000 of the operating loss carryforwards are restricted as to yearly usage, as discussed hereafter. The United States federal tax operating loss carryforwards expire commencing in 2021 through 2026. The state tax operating loss carryforwards expire commencing in 2007 through 2010. The deferred tax asset related to the operating loss carryforwards, tax credits and other items deductible against future taxable income was $3,068,415 and $2,957,292 at December 31, 2005 and June 30, 2006. Lightspace has provided a valuation allowance at those dates equal to the full amount of the deferred tax asset, and will continue to fully reserve the deferred tax asset until it can be ascertained that all or a portion of the asset will be realized.

        Our ability to use the operating loss carryforwards to offset future taxable income is subject to restrictions enacted in the United States Internal Revenue Code of 1986. These restrictions severely limit the future use of the tax operating loss carryforwards if certain ownership changes described in the code occur. The common stock ownership changes occurring as a result of the securityholder debt and equity conversion on April 27, 2006 and the conversion of the Bridge Notes on May 3, 2006 have resulted in limitations in the use of the tax operating loss carryforwards. In future years, the restricted tax operating loss carryforwards of $6,313,000 can be used only to offset approximately $100,000 of taxable income per year, if any. We may use other available tax operating loss carryforwards without limitation. Therefore, in future years, we may be required to pay income taxes even though significant tax operating loss carryforwards exist.

Liquidity, Capital Resources and Cash Flow

        Lightspace has incurred net operating losses and negative operating cash flows since inception. As of December 31, 2005 and June 30, 2006, we had an accumulated retained deficit of $7,603,215 and $8,989,568 and a stockholders' deficit of $5,510,492 and $1,833,259, respectively. We expect to incur additional losses and negative operating cash flows through at least year end 2006. We will continue thereafter to incur losses and negative operating cash flows until our revenue growth reaches that level that is able to support our operating expenses.

        Lightspace has funded its operations through December 31, 2005 and June 30, 2006 through the issuance of common stock, Series A Preferred Stock, borrowings from stockholders and others pursuant to Existing Notes, Bridge Notes and Senior Notes, and sales of Lightspace products.

        On April 18, 2006, our stockholders approved resolutions to increase the authorized shares of Lightspace's common stock to 30,000,000, and to effect a one for 2.5 reverse stock split of our common stock upon the closing of the Exchange Agreement. The one for 2.5 reverse stock split was effective upon filing with the Delaware Secretary of State on May 3, 2006. The accompanying financial statements and notes thereto, and this management discussion of the results of operations and financial position have been restated or modified to reflect this one for 2.5 reverse stock split.

        The Bridge Notes bore interest at 8% and had an original maturity date of October 15, 2005. The security agreement and Bridge Notes were subsequently amended to: (1) extend the maturity date to April 14, 2006; (2) transfer a $250,000 secured note obligation of the Company under the terms of this agreement; and (3) provide for additional borrowing. As of March 27, 2006, Lightspace had received an aggregate of $2,400,000 in principal amount of Bridge Notes. Lightspace and the holders of the Bridge Notes agreed, effective May 3, 2006, to convert $2,488,471 of Bridge Notes principal and interest thereon, at a conversion price of $6.40 per Unit, into 388,821 Units plus fractional shares and warrants, for an aggregate of 3,110,585 shares of common stock, 3,110,585 $1.00 Unit Warrants, 777,646 $1.25 Unit Warrants, and 777,646 $1.63 Unit Warrants.

        On February 9, 2006, Lightspace entered into the Exchange Agreement with holders of (1) $1,401,000 in principal amount of convertible notes and $1,538,234 in principal amount of demand notes, (2) holders of 133,732 shares of Series A preferred stock and (3) existing warrants to provide for the terms of the Debt Conversion, Preferred Conversion and Warrant Exchange. The Exchange Agreement was effective upon the receipt by Lightspace of an aggregate investment of at least two million dollars in gross proceeds from new investors. Upon the closing of such investment, the transactions contemplated by the Exchange Agreement automatically became effective. As of March 27, 2006, we had received an aggregate investment in excess of two million dollars from new investors. On April 27, 2006, the conditions for the closing of the Exchange Agreement having been met, Lightspace effected the Exchange.

        Under the terms of the Exchange Agreement, (1) the holders of convertible and demand notes received 1,544,865 shares of common stock and exchange warrants to purchase 1,480,849 shares of common stock at exercise prices ranging from $0.80 to $7.50 per share upon conversion of their notes and any warrants issued in conjunction therewith, and a contingent note in the principal amount of

$237,381; (2) the holders of Series A preferred stock received 160,479 shares of common stock upon conversion of their Series A Preferred Stock; and (3) the holders of other existing warrants received Exchange Warrants to purchase 41,063 shares of common stock at an exercise price of $7.50 per share.

        After giving effect to the one for 2.5 reverse stock split, the Exchange Agreement, and the Bridge Notes Conversion, at May 3, 2006, we had 5,793,111 shares of issued and outstanding common stock. Additionally, Lightspace had issued 6,245,869 stock options or warrants for the purchase of an equivalent number of shares of common stock at exercise prices ranging from $.80 to $7.50. The 133,732 shares of Series A Preferred Stock have been retired and the authority to issue further classes of preferred stock has been cancelled.

        The Senior Notes bear interest at a rate of 8% and were originally due July 15, 2006. Lightspace did not pay the principal and accrued interest on the Senior Notes on July 15, 2006. The holders thereof did not exercise their rights upon such payment default, and on August 24, 2006, the Senior Notes were amended to provide for a due date of September 29, 2006. At September 1, 2006, Lightspace had drawn down an aggregate of $1,320,000 pursuant to the Senior Notes. We intend to continue to issue Senior Notes to fund current operations until we are able to complete an offering of our equity securities. At that time, and from the proceeds of such offering, we will repay the Senior Notes, including any interest thereon.

        We believe that the completion of this Offering, together with anticipated revenues from sales of our products, will be sufficient to meet our liquidity requirements for the next six to 12 months. Lightspace's long-term success is dependent on obtaining sufficient capital to fund its operations and development of its products, bringing such products to the worldwide market, and obtaining sufficient sales volume to be profitable. To achieve these objectives, we may be required to raise additional capital through public or private financings or other arrangements. It can not be assured that such financings will be available on terms attractive to Lightspace, if at all. Such financings may be dilutive to stockholders and may contain restrictive covenants.

Manufacturing Operations

        We currently contract for the production and assembly of interactive tiles from an independent manufacturing company and have had discussions with other contract manufactures as secondary sources for the production and assembly of our interactive tiles. The normal contract manufacturer is ISO certified and, to date, we have not experienced either quality or production difficulties. The current production run is scheduled for a minimum of 100 interactive tiles per week, with the ability to increase the weekly production to 400 to 500 interactive tiles.

        In the year 2004, in our first attempt to produce interactive tiles in volume quantities at a prior contract manufacturer, we experienced significant manufacturing problems. These problems encompassed design errors, faulty parts and improper assembly. In some months during 2004 we were able to produce only 10 to 20 interactive tiles. Our engineering and manufacturing staffs spent most of the 2004 year redesigning certain parts, changing parts suppliers and working with our suppliers and contract manufacturer to establish quality control procedures, including inspection and interim testing, to facilitate volume production of the interactive tiles. These changes were substantially implemented at the end of 2004 and fully implemented in early 2005.

        The volume manufacturing difficulties encountered in 2004 became a significant burden for Lightspace in 2005. In 2004 we were required to spend our resources focusing on these problems and not on marketing and future product development. The limited availability of interactive tiles restricted us from selling products to customers and pursuing sale leads. Unable to obtain adequate financing at that time, and with the lack of product revenue, the cash situation became critical. We were required to terminate staff and significantly reduce all expenditures until we obtained financing in September 2005.

While we believe that we now have products that can be manufactured with quality in volume production, there can be no assurances that we will not again experience manufacturing problems.

Deferred Revenue and Backlog

        Deferred revenue is represented by: (1) advance deposits received from customers for the future purchase and installation of a Lightspace system and, (2) the balance of deferred maintenance revenue to be recognized as income over the remaining term of the maintenance contract. Customer deposits are the segment of backlog that, in addition to being supported by a signed contract, is also supported by a customer advance payment. Our product backlog at December 31, 2004 and 2005 was approximately $470,300 and $26,400, respectively, and was comprised substantially of customer deposits. The significant decrease in the dollar value of the backlog from 2004 to 2005 is due to the lack of interactive tiles available for sale. Due to our limited cash resources, we had ceased production of interactive tiles in March of 2005 and had sold all available inventory by October of 2005. Our product backlog at June 30, 2006 was $359,098.

Market Risk

        Market risk represents the risk of loss arising from adverse changes in market rates and foreign exchange rates. As of December 31, 2005 and June 30, 2006, we did not have any material exposure to interest rate risk. All of our products and services are denominated in U.S. dollars, as a result of which we are not exposed to foreign currency risk with respect to our accounts receivable. All materials and components that we buy for the manufacturing of our products are also priced in U.S. dollars. We also did not have any operations outside the United States. Accordingly, we do not have any material foreign currency risk at this time.

Off-balance Sheet Arrangements

        As of December 31, 2005, we leased our office space and certain office equipment. Total rent expense for the year ended December 31, 2005 was $329,754.

Contractual Obligations

        The table below sets forth our known contractual obligations as of December 31, 2005.

		Payment Due by Period
Contractual Obligations	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Equipment Lease Obligations	$34,052	$27,160	$6,892	—	—
Office Lease Obligations(1)	$46,586	$46,586	—	—	—
Purchase Obligations(2)	$5,000,000	—	—	$5,000,000	—

Total	$5,080,638	$73,746	$6,892	$5,000,000	—
(1)
We lease certain equipment under non-cancelable leases expiring through May 2007. Our office lease expired on March 1, 2006. Effective May 1, 2006, Lightspace entered into a five-year facilities lease for approximately 16,000 square feet at a new location to be used for office and manufacturing operations. The terms of this new lease provide for average annual base rental payments of approximately $293,500 per year, plus an allocated percentage of the increase in the building operating costs over defined base year operating costs.

(2)
In May 2005, we entered into a five-year purchase contract with a Chinese parts manufacturer under which we have a minimum purchase obligation of $5,000,000. The manufacturer has been unable to produce components that meet our requirements. In May of 2006, after extensive testing of sample parts, we terminated this parts supply contract at no cost to us. Cancellation of this contract will not have an affect on the production of interactive tiles as adequate supplies of these component parts are currently available from other suppliers at competitive prices.

Recent Accounting Pronouncements

        In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123(R), Share-Based Payment. This statement addresses accounting for stock-based compensation arrangements, including shares issued to employees and directors under various stock-based compensation arrangements. This statement will require us to use the fair value method, rather than the intrinsic-value method, to determine compensation expense for all stock-based arrangements. Additionally, Lightspace will no longer be permitted to calculate stock-based compensation utilizing the minimum value method. This statement is effective for Lightspace in 2006 for all prospective grants of stock-based compensation awards. We have not yet determined the effect that the adoption of this statement will have on its financial position and results of its operations, although compensation costs recognized in operations will increase from historical levels for all prospective awards granted.

Critical Accounting Policies and Estimates

        The financial statements of Lightspace are prepared in conformity with accounting principles generally accepted in the United States of America. These accounting principles require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Lightspace is also required to make certain judgments that affect the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates and the process under which those estimates are formulated. Lightspace develops its estimates based upon historical experience as well as assumptions that are considered to be reasonable under the circumstances. Actual results may differ from these estimates.

        We believe that the following critical accounting policies impact the more significant judgments and estimates used in the preparation of the financial statements:

        Revenue Recognition.    Lightspace recognizes revenue from the sale of its entertainment systems when all of the following conditions have been met: (1) evidence exists of an arrangement with the customer, typically consisting of a purchase order or contract; (2) our products have been delivered and risk of loss has passed to the customer; (3) we have completed all of the necessary terms of the contract including but not limited to, installation of the product and training; (4) the amount of revenue to which we are entitled is fixed or determinable; and (5) we believe it is probable that it will be able to collect the amount due from the customer. To the extent that one or more of these conditions has not been satisfied, Lightspace defers recognition of revenue. Revenue from maintenance contracts is recorded on a straight-line basis over the term of the contract. An allowance for uncollectible receivables is established by a charge to operations, when in our opinion it is probable that the amount due to Lightspace will not be collected.

        Warranty Reserve.    Our products are warranted against defects for twelve months following the sale. Reserves for potential warranty claims are provided at the time of revenue recognition and are based on several factors including historical claims experience, current sales levels and Lightspace's estimate of repair costs.

Internal Accounting Controls

        During the course of the audit of our financial statements, Miller Wachman LLP, our auditors, brought to the attention of our management several weaknesses and reportable conditions that represented significant deficiencies in the design and operation of internal controls, which may have adversely affected Lightspace's ability to initiate, record, process and report financial data. We have taken the following corrective steps that we believe adequately addressed these deficiencies.

        The weaknesses and reportable conditions in our system of internal controls occurred during the approximate period from March 2005 through August and September 2005. During this period, due to the cash situation at Lightspace, we operated without any accounting or finance employees. Only entries affecting cash balances were posted to financial records, and consequently, no meaningful interim financial statements were prepared. In August and September 2005, we hired accounting consultants to post the transactions for this period and to prepare quarterly and year-to-date financial statements. In October 2005, we signed a contract for a full time CFO and hired an office manager/accountant. In May 2006, the contract CFO accepted a position with us as a vice president and CFO. Since September 2005, we have produced timely monthly financial statements, forecasts and budget comparisons.

BUSINESS

        The following section should be read in connection with our summary historical financial information beginning on pages 3 and 23, the "Use of Proceeds" beginning on page 17 and our financial statements and related notes beginning on page F-1 of this Prospectus. This description of our business contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ substantially from those anticipated in any forward-looking statements included in this discussion as a result of various factors, including those set forth in "Risk Factors" beginning on page 9 and elsewhere in this Prospectus.

Corporate Overview

        Lightspace was formed as a Delaware corporation on August 13, 2001. Our principal business is researching, designing, developing, marketing and selling immersive, interactive environments, called "Lightspace" systems, comprised of patent pending hardware and software technologies designed and developed by us that integrate light, sound and movement. Since our formation, our principal activities have consisted of product research, design and development, market research, business planning, marketing, sales, and distribution of our products.

Technology

        The core component of the Lightspace product set is a pressure-sensitive, display panel technology that converts everyday surfaces such as floors, walls, bar tops, tabletops and ceilings into customizable, adaptable, interactive display, gaming, fitness or educational platforms. Through the integration of light, sound and movement, Lightspace technology enables an infinite number of patron-driven experiences for businesses that entertain and engage people. We have completed development and manufacturing of the first generation of Lightspace systems and are now actively engaged in the manufacturing, marketing and distribution of our products.

        Our product development strategy is focused on increasing product functionality and in reducing product cost. The current version of the product consists of interactive tiles and static tiles, both of which use a four-inch by four-inch pixel size. The tiles display millions of discrete colors using Red-Green-Blue light emitting diodes (RGB LEDs), are pressure sensitive and are interconnected via a network. In addition to the tiles, the product is deployed with a control station which controls the network connections and a vinyl covering to protect electronics in the tiles from exposure to liquids.

        Part of our product development process has focused on reducing the cost of the current tile design over time. Over the period of 2004-2005, we reduced the cost to manufacture each tile by approximately 15%. We anticipate that additional measures, including overseas manufacturing, new product designs and higher volume production may produce further cost reductions.

        Lightspace Interactive System.    The Lightspace Interactive Surface (LIS) consists of the interactive Lightspace Tile System, the Lightspace Control Station and the Lightspace Management System (LMS)

which includes software, games and effects packages. The LIS can display lights, effects, images, logos and video in response to the location and movement of participants within its perimeter. The LIS can integrate with existing products and technologies such as sound boards, lighting consoles, display devices (TV screens, projectors, etc.), video servers and industry standard protocols, such as Digital Multiplexing (DMX) and Musical Instrument Digital Interface (MIDI).

        Lightspace Tiles.    Lightspace Tiles are software driven, LED illuminated and interactive. The tiles can be installed on floors, walls, ceilings and other surfaces such as bar tops and dance cubes. Tiles can be mounted in both surface and recessed configurations and may be interactive or static. Each interactive tile is an individually addressable node, driven by the Lightspace Control Station and Management Software via physical network connections. Static tiles are white-light tiles that can be utilized as backlight signage to display logos, advertisements, or promotions.

        The dimensions of each tile are 16-inches by 16-inches horizontally and two-and-a-half inches vertically. The horizontal surface of each tile consists of 16 individual four-inch by four-inch pixels displaying millions of discrete colors by using color matched RGB LEDs. Multiple tiles are mounted in an array to create the Lightspace Interactive Surface. The tiles are manufactured from high-strength polycarbonate, allowing each tile to withstand 3000 lbs. of load. Power is distributed from tile to tile via a fault tolerant distribution array. One power supply can support up to 100 tiles with the ability to connect power supplies in parallel for installations of larger sizes.

        Lightspace Control Station with Lightspace Management System (LMS).    The Lightspace Control Station with LMS is an integrated hardware/software product that creates, stores and plays interactive and non-interactive "Lightsofts" (programmed light effects), "Lightshows" (programmed combinations of Lightsofts) and games on the LIS. The LMS is comprised of the Visual Display Interface (VDI), allowing the user to control and change Lightsofts at will by manipulating customization parameters, the Lightsoft Creator and Lightshow Creator software that collectively facilitate the management, creation and control of Lightsofts and Lightshows. The system can run both manually and automatically, providing users with complete control and versatility. In addition to the visual features described above, the LMS has several diagnostic tools that verify functionality and calibrate the LIS.

Markets

        Lightspace systems are designed to serve a wide variety of markets in many applications, such as: "smart surface" sports training, interactive dance floors, guided navigation through public spaces, "smart rooms," video games built in to walls and floors played through movement of the whole body ("exergaming" or "exertainment"), combining education with physical activity ("edutainment"), sports arena surfaces, military or other training simulations and Las Vegas-style gaming.

        Our current customers are in the markets of retail stores, family entertainment centers, special event agencies, nightclubs and high-end home consumers. Further markets under development or consideration in the near term include location based entertainment, trade show exhibits and designs, architects and designers, museums and science centers, child care and fitness centers.

Initial Markets Already Entered

        Family Entertainment Centers.    Family entertainment centers (FECs) are leisure facilities encompassing multiple anchor attractions, offering activities from bowling, video games and miniature golf to go-karts, batting cages and skating rinks. FECs may range in size from small indoor play facilities for young children to multiple-acre facilities offering indoor and outdoor activities for participants of all ages. In 2003, there were approximately 10,000 FECs worldwide, with 8,100 located in the United States. We specifically developed Lightspace Play, a suite of interactive games for the LIS, to address this market.

        Rental Agencies.    The rental industry can be subdivided into party and special event rentals and advertising, promotional and trade show services.

        The party and special event rental sector services high-end bar/bat mitzvahs, birthday parties, children's events, weddings, fund-raisers and other family or community events. In addition to revenue gained through purchases of Lightspace systems by small businesses operating in this sector, we anticipate that revenue may also be generated through system upgrades, maintenance contracts, and new software content packages.

        The advertising, promotional and trade show services sector includes high-end public and corporate promotional event planners. The scale of both the businesses operating in this sector and the events themselves tend to be significantly larger when compared to the party and special events rental sector. Lightspace believes that our products can continue to be sold or leased to numerous event planners to be used at various high-end corporate and private events. Due to the nature of these events, extremely large floors and custom applications are often required, which offer the potential for high sales and rental prices.

        Nightclubs.    According to Dun & Bradstreet, there are 5,373 drinking establishments in the United States that are designated as nightclubs and discotheques, where the primary entertainment activity is dancing. Additionally, there are approximately 8,500 lounges and clubs where dancing takes place but is not the primary entertainment activity of the establishment. Using LED and pressure sensing technologies, Lightspace Dance was developed specifically to provide a unique interactive product for this market.

Marketing and Sales

        Lightspace actively markets its interactive lighting and entertainment products to industries including family entertainment centers, special events, interior and architectural design and nightclubs. Lightspace systems are sold in standard sizes ranging in price from $30,000 to $120,000 and custom designed installations many times larger or smaller, with a price point determined by the size and customization work required for each installation. A limited amount of marketing has been done to date due to very tight budget restrictions and has consisted primarily of trade shows and internet advertising. Sales are conducted through a combination of internal sales people, external sales representatives and limited dealership channels. We have established relationships with third-party shipping and logistics firms to enable rapid, low-cost distribution of our products to customer sites.

        Lightspace Interactive Surfaces are currently divided into three specific product lines:

  •
  Lightspace Play is an entertainment system that creates a unique interactive gaming platform that combines lighting and interactive technologies to produce a recreational experience for children and adults.

  •
  Lightspace Dance enhances the club experience by offering interactive dance floors, dance cubes, bar tops or runways and walls that respond to club goers movements upon the surface.

  •
  Lightspace Design is an illuminated, interactive tile system displaying customizable light and video effects that can be mounted on practically any flat surface and used for a variety of purposes.

        In the third quarter of 2006, Lightspace intends to launch a redesigned corporate website highlighting the division of the product lines and meeting the obligations imposed on publicly traded companies. Additionally, each product line will have its own micro-site catering to its specific audience utilizing targeted messaging, branding, advertising and images. We anticipate that these micro-sites will also be launched in the third quarter of 2006.

        We anticipate that approximately 28% of our marketing budget, excluding personnel costs, will be spent on tradeshows, with approximately 80% of our sales coming directly or indirectly from those tradeshows. Five primary tradeshows have been selected for 2006 that target key potential clientele within our current markets and a portion of our budget has already been allocated to tradeshow booth design and fabrication. Approximately 10% of the marketing budget will be spent upon print advertising; Lightspace has identified a number of print publications that cater to the specific markets we serve. The remainder of the budget will be distributed between internet advertising, marketing materials and collateral, photo shoots, video shoots, public relations and other marketing costs.

        All 2004 product sales were made to customers in the United States. Sales of products and recognition of deferred maintenance revenue for the year ended December 31, 2005 were made to customers in the United States, $748,800, and to international customers, $276,806, including a $121,750 sale to a customer located in Canada.

Competition

        We believe that Lightspace is the first company to develop and offer modularized, illuminated, display surfaces for floors, walls, bar tops, tabletops and ceilings that are adaptable, pressure sensitive and responsive to human touch. Other companies offer LED display panel technology products or interactive environments using alternative approaches to ours. For example, Element Labs, Inc. currently sells a non-interactive display tile and Reactrix Systems, Inc. currently sells an interactive environment using a projection and camera-based system of limited size. However, we are not aware of any commercial products similar to Lightspace Interactive Tiles.

Research and Development

        During the 2006 fiscal year we plan to continue to invest in our research and development efforts. By applying our research and development across all our products and markets, our strategy is to develop cost-effective interactive tiles and rapidly bring them to market. Our next generation product development is taking shape as we are leveraging new technological changes in our industry and in the markets in which we sell our products. We anticipate that our next generation product line will have a variety of new state-of-the-art capabilities and enhancements in hardware, software, mechanical, and optical components.

        Moreover, the development of new products has required, and will require, that we expand our engineering team by additional engineering staff and by hiring subcontractors and consultants to leverage their specific expertise. We anticipate spending $200,000 in the remainder of fiscal 2006, in addition to staff salaries, in research and development in connection with our efforts to expand our product offerings.

Manufacturing

        Lightspace has made a strategic decision to outsource its manufacturing and depends upon a network of vendors, custom parts suppliers, and contract manufacturers to produce its products. We intend to monitor the cost-effectiveness of our vendor network and, when possible, streamline our supply chain to reduce cost, identify and establish relationships with second and third sources for critical materials and services, and ensure ready availability for increasing demand.

Operations

        We are planning to outsource some activities, in whole or part, such as manufacturing, telemarketing, public relations, infomercial production, fulfillment and shipping. We have established relationships with third party shipping and logistics firms to enable rapid, low cost distribution of our product to customer sites.

Product Warranty and Return Policy

        Lightspace provides a limited warranty to all customers for a period of one year from the date of acceptance. Lightspace warrants that the unaltered products will substantially conform to the applicable specifications. During the warranty period, products may be returned for service under our established RMA process and procedures. Pursuant to our warranty, Lightspace's sole and exclusive liability is, at Lightspace's option, to repair, replace, or refund the fees paid for the defective products.

Intellectual Property

        Lightspace has filed for a number of domestic and international patents covering core aspects of our technology, all of which are currently pending. We have also filed applications for trademark protection in the United States for the mark "Lightspace," and endeavor to develop goodwill in this mark as we market and sell our products. We also rely on copyright laws to protect computer programs relating to our websites and our proprietary technologies, although to date we have not registered for copyright protection. We have registered Internet domain names related to our business in order to protect our proprietary interests. We also enter into confidentiality and invention assignment agreements with our employees and consultants and confidentiality agreements with other third parties, and we actively monitor access to our proprietary technology.

Governmental Regulation and Certification

        To the best of our knowledge, we believe that we are complying with United States regulations concerning the lighting, video and sound systems.

Personnel

        We currently employ 19 persons on a full-time basis. Our Chief Executive Officer recently resigned and Gary Florindo, previously our Vice President of sales and a member of our board of directors, was appointed as his replacement. We believe that our employee relations are good. We intend to continue to conduct our business primarily using employees and consultants. We anticipate that we will expand our workforce during 2006, including the addition of up to five employees in our operating departments.

Facilities

        Lightspace's previously occupied approximately 12,000 square feet of space in Cambridge Massachusetts for office and research and development and assembly and testing of Lightspace systems prior to delivery. Our office lease expired on March 1, 2006. On May 1, 2006, we occupied approximately 16,000 square feet of space in Boston, Massachusetts that we expect will accommodate our present needs and future growth.

Litigation

        On June 7, 2006, we received a letter concerning a potential claim from a stockholder of Lightspace, alleging fraud and breach of fiduciary duty by Mr. Lang and Lightspace relating to his private purchase in 2003 of $275,000 in Lightspace common stock. We believe the potential claim against Lightspace has no merit.

MANAGEMENT

Directors and Officers

        The following table shows the names and ages of our directors, executive officers and key employees and the positions they hold with Lightspace. Our bylaws provide that directors may be elected at our annual stockholders meeting, at a special stockholders meeting called for such purpose or in the event of a vacancy by the majority vote of the remaining directors and hold office until the next annual stockholders meeting and until their successors are elected and qualified. Our bylaws provide that the board of directors shall consist of such number of members as the board may determine from time to time, but not less than one and not more than thirteen. Our board of directors currently consists of one individual, our Chief Executive Officer, Gary Florindo. Executive officers are selected by the board of directors and serve at its discretion.

Name	Age	Position with Lightspace
Gary Florindo	30	Chief Executive Officer and Director
James Louney	60	Chief Financial Officer
Yigal Banker	54	Senior Vice President of Engineering and Operations
Chris Cantone	33	Senior Vice President of Sales and Marketing
Tim Brown	36	Vice President of Business Development and Marketing

        Gary Florindo was appointed our Chief Executive Officer on March 31, 2006. He previously served as our Vice President of Sales since May 2004 and on our board of directors since July 2005. Mr. Florindo has over ten years experience in sales and business development, primarily in computer software and hardware, networking, professional services and infrastructure management. Prior to joining Lightspace, Mr. Florindo was a Senior Account Executive with Fiberlink Communications, Inc. from 2002 to 2003 and Cable & Wireless PLC from 2003 to 2004. From 2001 to 2002, Mr., Florindo was a national account manager for Digex, Inc. and the Director of Web Hosting Sales with PSINet, Inc. from 1998-2001. Mr. Florindo attended Salve Regina University in Newport, Rhode Island, where he studied business administration and computer science.

        James Louney has served since October 2005 as our Vice President and Chief Financial Officer through a contract with Accountability Outsourcing, Inc. On May 8, 2006 Mr. Louney accepted a position with us as Vice President and Chief Financial Officer and Assistant Secretary. Prior to joining Accountability, from 1999 to 2004, he was Chief Financial Officer for Ion Optics, Inc., a developer and manufacturer of low-cost silicon based infrared gas sensors. From 1977 to 1999, Mr. Louney was Chief Financial Officer for Storage Computer Corporation, a manufacturer of data storage systems. Mr. Louney holds a Bachelor of Science in Business Administration from Boston College and is a certified public accountant.

        Yigal Banker has served as our Senior Vice President of Engineering and Operations since September 2005. Mr. Banker has over thirty years of extensive management, engineering and operations experience in the high tech industry, primarily with advanced data networking and digital imaging technologies, product development, operations and program management. Prior to joining Lightspace, Mr. Banker was a Vice President with Actuality Systems, Inc. from 2004 to 2005 where he was responsible for all product development activities, including hardware, software, optical, mechanical, quality assurance, systems engineering and operations. From 2001 to 2003 Mr. Banker was Vice President of Engineering at ArcPoint Systems, of which he was also a founder, a startup company and leading developer of enterprise Storage Area Network products. From 2000 to 2001, Mr. Banker was a Vice President of Business Development with Charlotte's Web Networks. Previously Mr. Banker held key management and engineering positions with Avici, 3Com, Chipcom and Scitex. Mr. Banker holds an MBA from Northeastern University Boston, MA and a Bachelor's degree in Computer Science from the Technion—Israel's Institute of Technology. Mr. Banker holds two patents in data communication and in digital imaging and several other pending patents in 3D display technologies and is a valued IEEE member for over 16 years.

        Chris Cantone joined Lightspace as Senior Vice President of Sales and Marketing in July 2006. Mr. Cantone has more than 12 years lighting experience in sales, product development and management. From 1995 until joining Lightspace, Mr. Cantone was with Color Kinetics, a world leader in solid-state lighting, where, most recently, he was Senior Product Manager, with responsibility for gauging market trends and developing, and managing new products and programs. Prior to that, Mr. Cantone was Director of Sales for the Northeast, with responsibility for the company's sales, partnerships and relationships with the design community and end users. Mr. Cantone holds a Bachelor of Science in Electrical Engineering from Wentworth Institute of Technology.

        Tim Brown has served as our Vice President of Business Development and Marketing since May 2004. Mr. Brown has over 15 years of management, business development, sales and marketing experience within e-commerce, consumer products, Internet and entertainment industries. Prior to joining Lightspace, Mr. Brown was Vice President of Sales and Marketing with Orbit Communications from 2003 to 2004, a leading e-commerce and internet services company, where he was responsible for all sales and marketing operations. From 2000 to 2002, Mr. Brown held the position of Vice President, Business Development, Sales and Marketing for DotClick Corporation, a startup company and leading online personalization and data mining service for entertainment, consumer product and retail industries. Prior to that, Mr. Brown was a founder and Managing Director of Skyscraper Productions, a European based media marketing company focused on promotion and development of products within the entertainment, retail, consumer products and new media industries.

Compensation of Directors

        Management directors who are employed by Lightspace do not receive any separate compensation for serving in their capacity as directors. No assurance is made that compensation may not be required to be offered to obtain qualified outside directors.

Employment Agreements

        We currently have no employment agreements with members of our management team. On April 21, 2006, we entered into a severance agreement with Andrew Kennedy Lang, a stockholder, a former director and our former Chief Executive Officer, pursuant to which he resigned as an officer, director and employee of Lightspace. Mr. Lang resigned rather than accept a decrease in salary requested by our board of directors. Under the agreement, we (i) paid him his accrued wages and vacation pay, (ii) reimbursed him for expense incurred on behalf of Lightspace aggregating $47,636, (iii) paid him $10,000 as severance and (iv) paid him $20,000 as advance payment for 100 hours of consulting work. We also paid $20,000 against an existing accounts payable balance to his affiliate, Immersive Productions, and agreed to use our best efforts to pay the $52,385 balance due to Immersive Productions by December 31, 2006.

Management Compensation

        The following table sets forth all compensation for the calendar years 2003, 2004 and 2005 awarded to, earned by, or paid to our Chief Executive Officer and Vice President of Sales. No other executive officer of Lightspace was paid in excess of $100,000 in the years presented.

Name and Principal Position	Year	Salary			Securities Underlying Options
Andrew Kennedy Lang Former Chief Executive Officer, President and Director	2005 2004 2003	$ $ $	94,164 69,737 3,232	(2) (2) (2)
Gary Florindo(1) Vice President—Sales and Director	2005 2004		$103,788 *		14,370	(3)

*
Mr. Florindo commenced his employment with us in May 2004 and received less than $100,000 in salary in calendar year 2004.

(1)
Upon his appointment as Chief Executive Officer on March 31, 2006, Mr. Florindo's annual salary was increased to $125,000.

(2)
In calendar years 2003 and 2004, Mr. Lang received salary payments from us at reduced levels and on an intermittent basis. Mr. Lang's salary continued at these reduced levels until September 2005, when his salary was increased to $250,000 per year.

(3)
On September 30, 2005, we issued options to purchase 14,370 shares of common stock at an exercise price of $0.83 per share to Mr. Florindo pursuant to our 2005 Stock Incentive Plan, of which options to purchase 6,398 shares were vested at December 31, 2005.

        No other executive officer of Lightspace was paid in excess of $100,000 in the fiscal years 2003, 2004 and 2005. Our executive officers receive the same fringe benefits (health, dental and disability insurance and vacation) as is provided to other employees of Lightspace.

Equity Compensation Plan

Equity Compensation Plan Information as of December 31, 2005
Plans Approved by Security Holders	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price Per Share	Number of Securities Remaining Available for Future Issuance
2005 Stock Incentive Plan	72,080	$0.83	0

        In September 2005, our stockholders and Board of Directors approved the 2005 Stock Incentive Plan. The plan provides that the Board of Directors may grant up to 72,080 incentive stock options and/or nonqualified stock options to officers, directors, and key employees and to nonemployee officers, directors and consultants. The plan provides that the exercise price of each option must be at least equal to the fair market value of the common stock at the date such option is granted. For grants to an individual who owns more than 10% of the outstanding common stock of Lightspace, the exercise price must be at least 110% of fair market value at the time of grant. Options granted under the plan expire within ten years or less from the date of grant and vest over a period not to exceed four years. We have reserved 58,080 shares of common stock for issuance under the plan. Effective with the approval and adoption of the 2006 Stock Incentive Plan in June 2006, no additional options will be issued under the 2005 Stock Incentive Plan.

        In September 2005, Lightspace granted options to purchase all 72,080 shares of common stock authorized under the plan to officers, a director, employees and a consultant at an exercise price of $.83 per option, the fair market value of Lightspace's common stock on the date the grant was made.

The options vest at stipulated dates over a period not exceeding four years and expire in ten years. As of June 30, 2006, 33,040 options were exercisable at a weighted average exercise price of $.83. The Board of Directors determined in good faith the fair market value of the common stock at the date of grant after considering an extensive range of factors. Such factors include, among others, Lightspace's financial performance to date, the price offered for Lightspace securities by outside investors, as well as our future prospects and opportunities.

        On June 9, 2006, our stockholders approved adoption of our 2006 Stock Incentive Plan, pursuant to which we may grant options to directors, officers, employees and consultants to purchase up to 2,118,622 shares of common stock. The 2006 Stock Incentive Plan provides for the same terms and conditions as the 2005 Stock Incentive Plan. We have reserved 2,118,622 shares of common stock for issuance under the 2006 Stock Incentive Plan. In July 2006, we granted options to purchase 1,736,810 shares of common stock at an exercise price of $0.80 per share to officers and key employees under the 2006 Stock Incentive Plan.

Common Stock Option Grants to Executive Officers in Year Ended December 31, 2005
Name	Shares Underlying Options	Percentage of Total Options Granted to Employees	Exercise Price	Expiration Date	Grant Date Present Value
Gary Florindo	14,370	19.9%	$0.83	9/30/2015	$4,023.60 (2)
Chief Executive Officer and Director(1)
Andrew Kennedy Lang	15,130	*	$7.50	7/14/2010	$20,048.44 (3)
Former Chief Executive Officer, President and Director

*
Mr. Lang received warrants to purchase 15,130 shares of common stock as an incentive to induce Mr. Lang to issue a personal guarantee for certain Lightspace indebtedness in 2005. These options were not granted to him in any of his capacities as an officer director or employee of Lightspace.

(1)
On the date the options were granted, Mr. Florindo was our Vice President of sales and a member of our board of directors.

(2)
The fair value of the options on the grant date was determined under the Black-Scholes option pricing model utilizing the following assumptions: 59% volatility; two to three year estimated option exercise period; and a 3.96% risk free interest rate.

(3)
The fair value of the warrants at the date of grant was determined under the minimum value computation method utilizing a 3.98% risk-free interest rate assumption and an expected life of five years.

Option Exercises in 2005 and Value of Options at December 31, 2005
Name	Shares Acquired On Exercise #	Value Realized($)	Number of Options Exerciseable	Number of Options Unexerciseable	Value of Options Exerciseable	Value of Options Unexerciseable
Gary Florindo	—	—	6,398	7,972	0(1)	0(1)
Chief Executive Officer and Director

(1)
The exercise price of Mr. Florindo's common stock options is $0.83 per option and the market value of the company's common stock is estimated to be $0.80 per share.

Director Liability and Indemnification

        Under Delaware law and our by-laws, we are required to indemnify our officers, directors, employees and agents in certain situations. As permitted by Delaware statutes, our certificate of incorporation eliminates in certain circumstances the monetary liability of our directors for a breach of their fiduciary duties. These provisions do not eliminate a director's liability for:

  •
  Any breach of the director's duty of loyalty to the corporation or its stockholders

  •
  Acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law

  •
  Under Section 174 of Title 8 of the Delaware code

  •
  Any transaction from which the director derived an improper personal benefit

        As to indemnification for liabilities arising under the Securities Act for directors, officers or persons controlling Lightspace, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following transactions were or will be entered into with our executive officers, directors and 5% or greater stockholders. These transactions may or will continue in effect and may result in conflicts of interest between us and these individuals. Although our executive officers and directors have fiduciary duties to us and our stockholders, we cannot assure that these conflicts of interest will always be resolved in our favor or in the favor of our stockholders.

Issuance of Common Stock

        On July 16, 2003, we sold Mr. Tandon 40,000 shares of common stock at a price of $9.03 per share for aggregate proceeds of $301,000. On June 15, 2005, prior to the negotiation of the Exchange Agreement, we issued to Mr. Tandon 12,000 shares of our common stock upon the conversion of a $90,000 demand note at an agreed and negotiated conversion rate of $7.50.

Issuance of Debt Securities

        From January 2003 to June 2005, we issued an aggregate of $1,415,468 in principal face amount of debt securities to Ken Lang, our former CEO, $303,000 in principal face amount of debt securities to Mr. Lang's affiliate, L Ventures, and an aggregate of $1,166,000 in principal face amount of debt securities to Pankaj Tandon, a major stockholder. The securities issued to Mr. Lang and L Ventures included an aggregate of $100,000 in principal face amount of unsecured convertible demand notes and $1,618,468 in principal face amount of secured and unsecured demand notes bearing interest at rates between 4% and 10% per year. The securities issued to Mr. Tandon included an aggregate of $866,000 in principal face amount of unsecured convertible demand notes and $300,000 in principal face amount of unsecured demand notes bearing interest at an annual rate of 10%.

        From February 2004 through April 2005, we made an aggregate of $261,887 in principal payments against notes owed to Mr. Lang. From March to September 2005, Mr. Lang assigned, with our consent, $568,945 in principal face amount of the secured and unsecured demand notes to entities unaffiliated with Lightspace, in satisfaction of certain obligations owed by Mr. Lang. The terms of our obligations on such notes remained unchanged. The remainder of the notes issued to Mr. Lang, and the notes assigned by Mr. Lang to unaffiliated entities, were included in the Existing Notes converted pursuant to the Exchange Agreement, as discussed below.

        As discussed above, Mr. Tandon converted $90,000 in principal face amount of demand notes into common stock in June 2005. The remainder of the notes issued to Mr. Tandon were converted into our equity securities pursuant to the Exchange Agreement, as discussed below.

Exchange Agreement

        On February 9, 2006, we entered into the Exchange Agreement with holders of Existing Notes, Series A Preferred Stock and Existing Warrants to provide for the terms of the conversion of Existing Notes into shares of common stock and Exchange Warrants (the "Debt Conversion"), the conversion of our Series A Preferred Stock into shares of common stock (the "Preferred Conversion") and the exchange of outstanding warrants to purchase common stock for Exchange Warrants (the "Warrant Exchange"). The transactions under the Exchange Agreement, discussed in further detail below, closed effective April 27, 2006. Pursuant to the Debt Conversion, as described below, holders of Existing Notes received an aggregate of 1,544,865 shares of common stock, Exchange Warrants to purchase 1,480,849 shares of common stock at exercise prices ranging from $0.80 to $7.50 per share and a contingent note in the principal amount of $237,381 upon conversion of their Existing Notes and any warrants issued in conjunction therewith. Pursuant to the Preferred Conversion, holders of Series A Preferred Stock received 160,479 shares of common stock in exchange upon conversion of their Series A Preferred Stock and warrants to purchase Series A Preferred Stock. Pursuant to the Warrant Exchange, holders of Existing Warrants received Exchange Warrants to purchase 41,063 shares of common stock at an exercise price of $7.50 per share.

Debt Conversion

        Commencing April 2004, Lightspace from time to time issued the Existing Notes to certain stockholders and other entities, including $584,636 in principal amount of Existing Notes issued to Andrew Kennedy Lang, our former Chief Executive Officer, or his affiliate, $50,000 in principal amount of Existing Notes issued to David Hoch, our co-founder and former officer, and $1,076,000 in principal amount of Existing Notes Issued to Pankaj Tandon, a major stockholder. The Existing Notes include $1,401,000 in principal face amount of convertible notes held and $1,538,234 in principal face amount of demand notes. In addition, warrants to purchase 40,975 shares of Series A Preferred Stock at an exercise price of $10.25 per share were issued to Mr. Lang and Mr. Tandon in connection financing accomplished through the issuance to Mr. Lang and Mr. Tandon of $600,000 in principal face amount of convertible Existing Notes.

        Pursuant to the Exchange Agreement, the convertible Existing Notes were converted into 676,333 shares of common stock and Exchange Warrants to purchase 108,534 shares of common stock, including Exchange Warrants to purchase 32,780 shares of common stock issued upon the conversion of the outstanding warrants to purchase Series A Preferred Stock. The original stipulated conversion ratios of the convertible Existing Notes, which ranged from $1.75 to $17.25, were renegotiated to range from $0.85 to $5.00. The original conversion ratio would have resulted in the issuance of 345,797 shares of common stock and the warrants originally issued in conjunction with certain of the Existing Notes would have required Lightspace to issue an aggregate of 75,266 shares of common stock at exercise prices ranging from $12.50 to $25.63 per share. The Exchange Warrants issued to holders of convertible Existing Notes have an exercise price of $7.50 per share and expire on April 30, 2011.

        Also pursuant to the Exchange Agreement, holders of demand Existing Notes received 868,532 shares of common stock and Exchange Warrants to purchase 1,011,063 shares of common stock upon conversion of their Existing Notes, except for $237,381 in principal amount of the Existing Notes which were exchanged for the Lang Note as described below. Pursuant to the Exchange Agreement, the demand Existing Notes were converted at negotiated rates ranging from $0.85 to $3.00. The Exchange Warrants issued to holders of demand Existing Notes have exercise prices that range from $0.80 to $7.50 per share and expire on April 30, 2011.

        As part of the Debt Conversion, Mr. Lang and L Ventures, his affiliate, were issued (a) 641,063 shares of common stock, (b) warrants to purchase 819,741 shares of common stock at exercise prices ranging from $0.80 to $3.00 and (c) a contingent promissory note in the principal face amount of $237,381, more fully described under "Lang Note" below, upon the conversion of an aggregate of $887,636 in principal face amount of Existing Notes, plus all accrued interest thereon, held by Mr. Lang and L Ventures and the exchange of warrants to purchase shares of Series A Preferred Stock issued in conjunction with certain of such Existing Notes. Mr. Tandon was issued (a) 500,949 shares of common stock and (b) warrants to purchase 356,748 shares of common stock at exercise prices ranging from $3.00 to $7.50 upon the conversion of $1,076,000 in principal face amount of Existing Notes and the exchange of warrants to purchase shares of Series A Preferred Stock issued in conjunction with certain of such Existing Notes.

Preferred Conversion

        In December 2003 and the third and fourth quarters of 2004, Lightspace sold 100,000 and 33,732 shares, respectively, of its Series A Preferred Stock at a price of $10.25 per share for aggregate proceeds of $1,025,000 and $345,754, respectively, in private placements to unrelated investors (with the exception of Mr. Tandon who purchased 124,390 shares of Series A Preferred Stock). Pursuant to the Exchange Agreement, all shares of the Series A Preferred Stock were converted into 160,479 shares of common stock. The original stipulated conversion ratio of the Series A Preferred Stock, one share of common stock for one share of Series A Preferred Stock (or 0.4 share of common stock for one share of Series A Preferred Stock after giving effect to the one for 2.5 reverse stock split), was renegotiated and modified to provide a conversion ratio of three shares of common stock for one share of Series A Preferred Stock. Mr. Tandon received 149,268 shares of common stock upon the conversion of 49,756 shares of Series A Preferred Stock.

Warrant Exchange

        On December 1, 2004, we issued 16,876 five-year warrants to purchase 16,876 shares of our common stock at an exercise price of $15.00 per warrant to eleven prospective investors in connection with the issuance of $435,000 in unsecured convertible Existing Notes.

        On June 8 and 23, 2005, we issued an aggregate of 42,000 five-year warrants to purchase 42,000 shares of common stock at an exercise price of $12.50 per warrant to Mr. Tandon, one of our principal stockholders, in conjunction with the issuance of unsecured term convertible bridge notes in the aggregate principal amount of $366,000.

        On July 15, 2005, we issued 15,130 five-year warrants to purchase 15,130 shares of common stock to Mr. Lang, our former CEO, and 8,332 five-year warrants to purchase 8,332 shares of common stock to David Hoch, one of our principal stockholders, in connection with their personal guarantees of certain of Lightspace's debts. These warrants had an exercise price of $7.50 per warrant. Mr. Lang guaranteed approximately $210,000 in obligations owed by Lightspace under our office lease and certain equipment leases. Mr. Hoch guaranteed certain accounts payable.

        On September 1, 2005, we issued 17,600 five-year warrants to purchase 17,600 shares of common stock to Mr. Tandon in connection with the extension of payment terms of a demand note. These warrants had an exercise price of $7.50 per warrant.

        Pursuant to the terms of the Exchange Agreement described above, all outstanding warrants were exchanged for Exchange Warrants.

Immersive Promotions

        In the second quarter of 2005, we entered into a series of transactions with Immersive Promotions ("Immersive"), an affiliate of Mr. Lang, our former CEO, wherein we sold to Immersive 315 interactive tiles and other Lightspace systems components for $219,718. Immersive was established as a rental and events company with Mr. Lang as a significant investor. Lightspace had previously determined that due to limited capital, our business objectives, and the potential of conflict with our current rental and promotional customers, we would not directly engage in the retail business segment of events and promotions. The transactions with Immersive were completed by a cash payment from Immersive of $110,000 and the transfer to Immersive and cancellation of $109,718 in principal amount of demand notes due to Mr. Lang.

        Immersive's first possible promotional event was several months in the future. In the interim, we had several potential customers, but had exhausted the available inventory of interactive tiles. We agreed with Immersive to unwind the sale to Immersive and take back the unused 315 interactive tiles and other Lightspace systems components. We paid back to Immersive $147,333 in cash, leaving a balance due to Immersive of $72,385. As part of the April 21, 2006 severance agreement with Mr. Lang, described below, we paid Immersive $20,000, and agreed to use our best efforts to pay the $52,385 balance due by December 31, 2006.

Transfers of Debt Obligations

        At various dates in 2005, Mr. Lang, our former CEO, with the consent of the Lightspace, assigned $568,945 in principal amount of secured and unsecured demand notes due to Mr. Lang by the Company to others in satisfaction of obligations owed by Mr. Lang. These transfers included the transfer to Immersive discussed above. In each case, the terms of our obligations remained unchanged.

Lang Severance

        On April 21, 2006, we entered into a severance agreement with Mr. Lang, a stockholder, a former director and our former Chief Executive Officer, pursuant to which he resigned as an officer, director and employee of Lightspace. Under the agreement, we (i) paid him his accrued wages and vacation pay, (ii) reimbursed him for expenses incurred on behalf of Lightspace aggregating $47,636, (iii) paid him $10,000 as severance and (iv) paid him $20,000 as advance payment for 100 hours of consulting work. We also paid $20,000 against the accounts payable balance incurred in the transaction with Immersive Productions described above, and agreed to use our best efforts to pay the $52,385 balance due to Immersive Productions by December 31, 2006.

Lang Note

        $237,381 in principal amount of Existing Notes held by Mr. Lang, formerly our CEO and a director and currently a principal stockholder of Lightspace, were converted into a $237,381 contingent promissory note (the "Lang Note"). The Lang Note bears interest at an annual rate of 8% and is payable by us only if we achieve two consecutive quarters of positive EBITDA (i.e., earnings before interest, taxes, depreciation and amortization), aggregating at least $1,000,000, or we raise in a registered public offering of equity cash proceeds of at least $10 million prior to December 31, 2008. If those conditions are not met by December 31, 2008, or Mr. Lang is found to be in breach of the terms of his Severance Agreement prior to such date, the Lang Note will not be payable. We cannot predict when, if ever, the conditions to payment of the Lang Note will be met, and such conditions require that we have a source of funding other than the proceeds of the Offering from which to make such payment. Accordingly, the proceeds of the Offering will not be used to make payments on the Lang Note. In addition, Lightspace issued to Mr. Lang Exchange Warrants to purchase 361,252 shares of common stock at an exercise price of $0.80 per share. The warrants expire in five years, unless the terms for payment of the Lang Note are not met, in which case the warrants will expire on March 31, 2009.

Bridge Notes

        In June 2005, Lightspace issued a $250,000 secured and guaranteed demand note to Prime Resource, Inc. ("Prime"). Lightspace issued the first of the Bridge Notes, which were secured by all of our assets pursuant to a security agreement dated September 6, 2005 (the "Security Agreement") on September 6, 2005. The Bridge Notes bore interest at an annual rate of 8% and had an original maturity date of October 15, 2005. Subsequently, the Bridge Notes and the Security Agreement were amended to (a) extend the maturity date of the Bridge Notes to April 14, 2006, (b) provide for additional borrowing under the Security Agreement and (c) provide for additional lenders. In addition, the $250,000 secured note issued to Prime in June 2005 was amended and restated as a Bridge Note. As of February 27, 2006, we had issued an aggregate of $2,400,000 in principal face amount of Bridge Notes pursuant to the terms of the Security Agreement, as amended, to ten investors including Prime, AIG Blue and Gold Enterprises, Inc. and Herschel Berkowitz.

        On April 27, 2006, Lightspace and the holders of the Bridge Notes agreed to convert the outstanding principal and accrued interest under the Bridge Notes into Units at a conversion price of $6.40 per Unit and effective May 3, 2006, we issued 3,110,585 shares of our common stock and Unit Warrants to purchase 4,665,877 shares of common stock in exchange for the surrender of all of the Bridge Notes, representing an aggregate of $2,488,471 in principal and accrued interest.

        In connection with the issuance of the Bridge Notes, we incurred an aggregate $312,000 in private placement fees to Griffin Securities, Inc., the underwriter for this Offering.

Senior Notes

        In March, April, July, August and September 2006, we borrowed from AIGH and Herschel Berkowitz major stockholders, and three other persons an aggregate of $1,320,000 pursuant to the Senior Notes, which bear interest at an annual rate of 8%, are secured by all of our assets and were originally due July 15, 2006. Lightspace did not pay the principal and accrued interest on the Senior Notes on July 15, 2006. The holders thereof did not exercise their rights upon such payment default, and on August 24, 2006, the Senior Notes were amended to provide for a due date of September 29, 2006. We anticipate repaying the principal and accrued interest on the Senior Notes from the proceeds of the Offering. AIGH has indicated that it may purchase up to 150,000 Units in the Offering.

Options Between Shareholders

        Mr. Lang and David Hoch, our cofounder and a major stockholder, have issued options to certain individuals granting the right to purchase shares of our common stock owned by them. More specifically, Mr. Lang has issued options to Mr. Tandon granting Mr. Tandon the right to purchase 21,662 shares of our common stock at exercise prices ranging from $2.50 to $7.50 per share. Mr. Hoch has issued options to (i) Mr. Tandon granting Mr. Tandon the right to purchase 46,966 shares of our common stock at an exercise price of $1.06 per share, (ii) Mr. Lang granting Mr. Lang the right to purchase 77,268 shares of our common stock at an exercise price of $7.50 per share, (iii) to Gary Florindo, our Chief Executive Officer and sole director, granting Mr. Florindo the right to purchase 8,000 shares of our common stock at an exercise price of $0.03 per share and (iv) to certain other individuals granting those individuals the right to purchase an aggregate 2,242 shares of our common stock at an exercise price of $15.00 per share. Lightspace is not a party to, or otherwise obligated by, any of the options granted by our stockholders.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding our common stock beneficially owned on September 1, 2006 by:

  •
  each stockholder we know to be the beneficial owner of 5% or more of our outstanding common stock,

  •
  each of our executive officers and directors, and

  •
  all executive officers and directors as a group.

        In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares except as otherwise noted. At September 1, 2006, we had 5,793,111 shares of our common stock outstanding, held of record by 36 stockholders.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percentage Beneficially Owned
Gary Florindo 529 Main Street Boston, MA 02129	14,398(1)	0.25%
All executive officers and directors as a group	14,398(1)	0.25%
Andrew Kennedy Lang 387 Concord Avenue Cambridge, MA 02138	1,833,943(2)	27.65%
Pankaj Tandon 8 Summit Road Weston, MA 02493	1,504,568(3)	24.12%
AIGH Investment Partners, LLC 6006 Berkeley Avenue Baltimore, MD 21209	4,023,168(4)	49.02%
Prime Resource, Inc. 1245 East Brickyard Road, Suite 590 Salt Lake City, UT 84106	1,163,339(5)	17.92%
Blue & Gold Enterprises, Inc. 11601 Wilshire Boulevard, Suite 2040 Los Angeles, CA 90025	976,370(6)	15.31%
Herschel Berkowitz 441 Yeshiva Lane, Apt. #1A Baltimore, MD 21208	634,521 (7)	10.28%

(1)
Includes (a) options to purchase 6,398 shares of common stock at an exercise price of $0.83 per share and (b) options to purchase 8,000 shares of common stock from Mr. Hoch at an exercise price of $0.03 per share.

(2)
Includes (a) 172,107 shares of common stock held by L Ventures, of which Andrew Kennedy Lang is an officer and holds an ownership interest in, (b) 688,238 Exchange Warrants to purchase common stock at exercise prices of $0.80 to $7.50 per share, (c) Exchange Warrants to purchase 152,098 shares of common stock at exercise prices of $1.00 to $3.00 per share owned by L

  Ventures and (d) options to purchase 77,268 shares of common stock from Mr. Hoch at an exercise price of $7.50 per share. Does not include 195,279 shares of common stock and Exchange Warrants to purchase 89,446 shares of common stock held by Andrew Lang, the father of Andrew Kennedy Lang, as to which Andrew Kennedy Lang exercises no voting control or disposition control and disclaims beneficial ownership. See also "Options Between Shareholders" on page 48.

(3)
Includes (a) Exchange Warrants to purchase 443,665 shares of common stock at exercise prices of $3.00 to $7.50 per share, (b) options to purchase 46,966 shares of common stock from Mr. Hoch at an exercise price of $1.06 per share and (c) options to purchase 21,662 shares of common stock from Mr. Lang at exercise prices of $2.50 to $7.50 per share. See also "Options Between Shareholders" on page 48.

(4)
Includes Unit Warrants to purchase 2,413,900 shares of common stock at exercise prices from $1.00 to $1.63. If AIGH were to purchase 150,000 Units, as it has indicated it might, in the Minimum Offering, AIGH would beneficially own 7,023,168 shares of common stock, including Unit Warrants to purchase 4,213,900 shares of common stock at exercise prices from $1.00 to $1.63. Assuming the Minimum Offering, this would give AIGH beneficial ownership of up to 62.75% of our common stock. We have been advised that the beneficial owner and manager of AIGH Investment Partners, LLC is Orin Hirschman.

(5)
Includes Unit Warrants to purchase 698,004 shares of common stock at exercise prices from $1.00 to $1.63. We have been advised that the principal beneficial owners and managers of Prime Resource, Inc. are Terry Deru, Scott Deru and Andrew Limpert.

(6)
Includes Unit Warrants to purchase 585,822 shares of common stock at exercise prices from $1.00 to $1.63. We have been advised that the beneficial owner of Blue and Gold Enterprises, Inc. is Steven Antebi

(7)
Includes Unit Warrants to purchase 380,712 shares of common stock at exercise prices from $1.00 to $1.63.

DESCRIPTION OF SECURITIES

General

        Our certificate of incorporation provides that we are authorized to issue up to 30,000,000 shares of stock common stock, par value $0.0001 per share. As of September 1, 2006, we had 5,793,111 shares of common stock issued and outstanding and held of record by 34 stockholders. The shares of our previously authorized Series A Preferred Stock were surrendered and cancelled pursuant to the Exchange and we have revised our certificate of incorporation to remove authorization for the issuance of preferred stock. We also had issued options to purchase 1,794,890 shares of common stock and warrants to purchase 6,187,789 shares of common stock. Our certificate of incorporation allows our board of directors to issue shares of common stock up to the total amount of authorized shares without obtaining the prior approval of stockholders. We are offering up to 600,000 Units consisting of shares of common stock and Unit Warrants, at a combined offering price of $6.40 per Unit.

        The following description of our common stock, Senior Notes and Warrants summarizes the material provisions of each and is qualified in its entirety by the provisions of our certificate of incorporation, bylaws, Senior Notes and warrant agreements, copies of which have been filed as exhibits to our registration statement on Form S-1, of which this Prospectus is a part, filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 58.

Common Stock

        As holders of our outstanding common stock, in general your rights and privileges will be as follows:

  •
  the right to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors,

  •
  no cumulative voting rights, which means that holders of a majority of shares outstanding can elect all of our directors,

  •
  the right to receive ratably dividends when, if and as may be declared by our board of directors out of funds legally available for such purposes, subject to the senior rights of any holders of preferred stock then outstanding (if any),

  •
  the right to share ratably in the net assets legally available for distribution to common stockholders after the payment of our liabilities and preferred stock liquidation preferences on our liquidation, dissolution and winding-up,

  •
  in the event a compromise or arrangement is proposed between Lightspace and its creditors or stockholders, or a class of its creditors or stockholders, upon the application of a party in interest, a court may order that a meeting of the relevant group of creditors or stockholders be held, and the approval of three-fourths in value of the creditors or class of creditors or three-fourths of the shares held by the stockholders or class of stockholders, of the proposed compromise or arrangement, and any related reorganization of Lightspace, shall be binding on Lightspace, provided the compromise or arrangement is sanctioned by the presiding court, and

  •
  no preemptive or conversion rights or other subscription rights, and no redemption privileges.

        All outstanding shares of common stock are fully paid and nonassessable. The shares of common stock issued in this Offering will be fully paid and nonassessable.

Unit Warrants and Exchange Warrants

        Each $1.00, $1.25 and $1.63 Unit Warrant offered pursuant to this Prospectus or issued in the Bridge Note Conversion and each $0.80, $1.00, $3.00 and $7.50 Exchange Warrant gives its holder the right to purchase one share of common stock, respectively. The Warrants are or will be exercisable through the close of business on April 30, 2011. A maximum of 15,427,789 shares of common stock will be issuable upon the exercise of the Unit Warrants and Exchange Warrants (collectively, the "Warrants"). The Warrants are issued pursuant to the terms of a warrant agreement between the warrant agent, Continental Stock Transfer & Trust Company, and us. We have authorized and reserved for issuance the shares of common stock issuable on the exercise of the Warrants.

        The Warrants may be exercised by surrendering the certificate representing the Warrants on or prior to the expiration date at the offices of the warrant agent with the warrant certificate completed and executed as indicated. The warrant exercise price must be paid in full at the time of exercise. Shares of common stock issued upon proper exercise will be fully paid and non-assessable. The exercise price may be paid by cash, check or exercise on a cashless basis. Exercises on a cashless basis enables the holder to exercise the Warrants without paying the cash exercise price of the Warrants. In a cashless exercise, the Warrant holder is able to acquire a number of shares of common stock equal to the inherent value of the Warrants to be exercised (the aggregate fair market value of the common stock that may be acquired upon the exercise of the Warrants minus the total exercise price of the Warrants) divided by the value of the common stock. The "value" of the common stock will be determined using the average of the closing bid and asked prices (or in the event the Company's securities are listed on Nasdaq Stock Market or and exchange, the last reported sale price) of the common stock for the 30 trading days ending on the day prior to the notice of exercise of the Warrant.

There can be no assurance that the value of the common stock will exceed any of the Warrant exercise prices.

        The exercise price of the Warrants and the number of shares of common stock that may be issued when the Warrants are exercised are subject to adjustment if specific events occur, including stock dividends, stock splits, combinations and reclassifications of our common stock.

        The Unit Warrants issued in connection with the offering are not exercisable unless we have a current prospectus covering the shares of common stock to be issued upon exercise of such Unit Warrants and the shares have been registered, qualified or deemed to be exempt from registration under the securities laws of the state of residence of the exercising holder of the Unit Warrants. Although the law requires and we have agreed to keep a registration statement effective which covers the issuance of the common stock on exercise of the Unit Warrants, if we fail to do so for any reason, the Unit Warrants may not be exercisable and therefore of no value. If the Unit Warrants are not exercisable at their expiration date because a current registration statement for the shares to be issued upon exercise is not available, then the expiration date will be extended until 30 days following notice from us that the Unit Warrants are again exercisable. Nevertheless, there is a possibility that the Unit Warrants will never be exercisable when in-the-money or otherwise, and that holders of Unit Warrants will never receive shares of common stock.

        The Warrants do not confer on the warrant holder any voting, dividend or other stockholder rights.

Underwriter's Warrant

        We have agreed to issue to the underwriter at the closing of this Offering a warrant to purchase between 76,500 Units in the case of the Minimum Offering and 102,000 Units, in the case of the Maximum Offering. The Units issued to the underwriter upon exercise of the underwriter's warrant will have terms identical to the Units. The warrant is exercisable at any time between the first and fifth anniversary dates of the date of this Prospectus at an exercise price of 120% of the initial offering price of the Units or $7.68 per Unit. The underwriter's warrant contains anti-dilution provisions providing for adjustment for the exercise price of the underwriter's warrant and the number of securities issuable upon the exercise of the warrants under specific circumstances, including stock dividends, stock splits, combination and reclassifications of our common stock. The holders of the underwriter's warrant will have no voting, dividend or other stockholder rights solely for being a holder of the warrant.

Senior Notes

        Our Senior Notes, as amended, are due September 29, 2006, bear interest at an annual rate of 8% and are secured by all of our assets. We have issued an aggregate of $1,320,000 in principal amount of Senior Notes, which are held by AIGH and Herschel Berkowitz, major stockholders, and other persons. As of September 1, 2006, there was an aggregate of $1,350,000 of principal and accrued interest outstanding pursuant to the Senior Notes.

Transfer Agent and Registrar

        We appointed Continental Stock Transfer & Trust Company, New York, New York, as transfer agent and registrar of our Units, common stock and Warrants. Continental Stock Transfer & Trust Company is also acting as escrow agent for the Offering. The mailing address of Continental Stock Transfer & Trust Company is Two Broadway, New York, New York 10004.

Listing of Units, Common Stock and Warrants

        Our securities are not listed on any securities exchange or on the NASDAQ stock market, and we will not apply for such a listing. They do not presently trade and there is no market for them. The underwriter has informed us that it does not intend to make a market in our securities. We do not intend to register our securities pursuant to Section 12 of the Exchange Act. As a result, the available information about us may be less than the amount of information usually associated with a public company, further restricting the market for our securities. We intend to request registered broker-dealers who are members of the NASD to submit an application for our common stock and Unit Warrants to trade on the OTC Bulletin Board. Although we anticipate a market for the resale of our common stock and Unit Warrants will develop, we cannot guarantee that our common stock or Unit Warrants will trade on the OTC Bulletin Board or any other exchange or quotation medium. Even if listed for trading, there may still be no market for our Units, common stock or Unit Warrants.

Stockholder Action

        Under our bylaws, the affirmative vote of the holders of a majority of the shares of common stock represented at a meeting at which a quorum is present is sufficient to authorize, ratify or consent to any action required by the common stockholders, except as otherwise provided by the Delaware General Corporation Law. Under the Delaware General Corporation Law and our bylaws, our stockholders may also take actions by written consent without holding a meeting. The written consent must be signed by the holders of at least a majority of the voting power, except that if a different proportion of voting power is required for a specific action, then by holders holding that proportion. If this occurs, we are required to provide prompt notice of any corporate action taken without a meeting to our stockholders who did not consent in writing to the action.

SHARES ELIGIBLE FOR FUTURE SALE

        Prior to this Offering there has not been any public market for our Units, common stock or Warrants and we cannot predict the effect, if any, that market sales of shares of our common stock or Warrants or the availability of shares of common stock or Warrants for sale will have on the market price of our Units, common stock or Warrants prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock or Warrants in the public market could adversely affect the market price of our securities and could impair our future ability to raise capital through the sale of equity securities. There will be a significant number of shares of common stock and Warrants eligible for future sale and this may hurt the market price of our securities.

Future Sale of Shares

        We will have an aggregate of approximately 9,393,111 shares, assuming the Minimum Offering, or 10,593,111 shares, assuming the Maximum Offering, of common stock outstanding upon the closing of this Offering. Of these shares, the 3,600,000 shares, assuming the Minimum Offering, or 4,800,000 shares, assuming the Maximum Offering, issued in the Offering will be freely tradable without restriction under the Securities Act, except for any such shares which may be held or acquired by an affiliate of ours as that term is defined in Rule 144 under the Securities Act or which may be subject to a lock-up agreement with the underwriter as described below. 5,793,111 shares of common stock will be deemed restricted securities as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 under the Securities Act.

        We cannot predict the effect, if any, that the sale of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market following this Offering could adversely affect the market price of our common stock and adversely affect our ability to raise capital at times and on terms favorable to us.

Lock-up Agreements with Underwriter

        Certain stockholders, including employees, directors and officers, who hold 5,793,111 shares of common stock have agreed prior to the Offering to not sell or otherwise dispose of any shares of our common stock that they beneficially own for a period of 12 months after the effective date of this Offering without the prior written consent of our underwriter.

        The underwriter may release all or a portion of the shares held by officers and directors subject to the underwriter's lock-up agreements. The underwriter has advised us that any request to release all or any portion of the shares from the lock-up agreements will be considered on a case-by-case basis and depend on several factors including, but not limited to, our stock price, average trading volume, general market conditions, recent financial performance and perceived market reaction. However, the underwriter's decision is in its sole discretion and may not be based on any specific parameters. If any or all of those shares were released by the underwriter, such shares would likely be eligible for sale in the public market. Increasing the number of shares available for sale in the public market could cause the price of our stock to decline. AIGH has agreed to similarly lock up the Units, common stock and Unit Warrants, if any, it buys in the offering.

Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities for at least one year, including one of our affiliates, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

  •
  1% of the number of shares of our common stock then outstanding, or

  •
  the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice of such sale.

        Sales under Rule 144 also are limited by manner-of-sale provisions, notice requirements and requirements relating to the availability of current public information about us.

Rule 144(k)

        In general, under Rule 144(k) as currently in effect, a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except one of our affiliates), is entitled to sell these shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144 discussed above.

Rule 701

        In general, rule 701 permits resale of shares in reliance on Rule 144 but without compliance with some restrictions of Rule 144. Any employee, officer, director or consultant who purchased his shares under a written compensatory plan or contract may rely on the resale provisions of Rule 701. Under Rule 701:

  •
  affiliates can sell Rule 701 shares without complying with the holding period requirements of Rule 144,

  •
  non-affiliates can sell these shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144, and

  •
  shares must be held at least 90 days after the date of this Prospectus before they can be resold.

PLAN OF DISTRIBUTION

        Subject to the terms and conditions of the underwriting agreement, the underwriter named below has agreed to use its best efforts to offer and sell on our behalf a minimum of 450,000 Units on a "best efforts, all or none" basis and an additional 150,000 Units on a "best efforts" basis, for a maximum of 600,000 Units at $6.40 per Unit (for an aggregate of $2,880,000, assuming the Minimum Offering and $3,840,000, assuming the Maximum Offering):

Underwriter	Number of Units
Griffin Securities, Inc.	Up to 600,000 Units

        The Units are offered subject to prior sale, when, as and if delivered and accepted and subject to approval of certain legal matters by counsel and certain other conditions.

        We have been advised by the underwriter that it proposes to offer the securities offered hereby to the public at the Offering price set forth on the cover page of this Prospectus. There is no assurance that any of the Securities offered hereby will be sold, and there is no firm commitment from the underwriter or any other broker-dealer or person to sell or pay for any Units offered hereby.

        Officers and directors of Lightspace may introduce the underwriter to persons to consider this Offering and purchase Securities through the underwriter. In this regard, officers and directors will not receive any commissions or any other compensation.

        All funds received for the sale of the Minimum Offering of 450,000 Units offered hereby will be deposited no later than noon on the business day immediately following the day of receipt in an escrow account at JPMorgan Chase Bank, N.A. (the "Escrow Account") maintained by Continental Stock Transfer & Trust Company ("Escrow Agent"), which is a bank within the meaning of Section 3(a)(6) of the Exchange Act and meets the qualifications to act as Escrow Agent as required by the Commission pursuant to Rule 15c2-4 of the Exchange Act, and pursuant to the terms of a written escrow agreement, to be held until the earlier of (i) the date the Minimum Offering proceeds have been received in such escrow account, or (ii) the 30th day after the Effective Date of this Prospectus (plus an additional 30-day period, if extended by mutual consent of the underwriter and Lightspace). In the event the Minimum Offering is not sold during this 30-day period, or 60-day period if extended, subscriptions for Units in this Offering will be refunded to subscribers promptly in full, without interest thereon or deduction therefrom. Until such time as the proceeds of this Offering have been released from the Escrow Account, purchasers will be deemed subscribers and not shareholders of Lightspace, and they will have no right to demand return of their subscription payments during the escrow period (except as permitted by state rescission laws). After the sale of the Minimum Offering of Units, Lightspace and the underwriter may continue to offer the balance of this Offering for any remainder of the 30-day period, or extended 60-day period of this Offering.

        The initial closing of this Offering shall occur at such time as the Minimum Offering has been attained. We will have one additional closing for any additional Units sold upon the earlier to occur of (a)                         , 2006 (30 days from the date of this Prospectus unless extended for an additional 30 days upon the mutual consent of Lightspace and the underwriter) or (b) such time as 600,000 Units have been sold.

        None of our securities included in this Offering may be offered or sold, directly or indirectly, nor may this Prospectus or any other offering material or advertisements in connection with the offer and sales of any of our Units, common stock or Unit Warrants be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. This Prospectus is neither an offer to sell nor a solicitation of any offer to buy any of our Units, common stock or Unit Warrants included in this Offering in any jurisdiction where that would not be permitted or legal.

        The underwriter has informed us that it does not intend to confirm sales of Units offered hereby to any accounts over which its exercises discretionary authority and that the underwriter and any participating broker-dealer will transmit to the Escrow Agent any funds received from investors by noon of the next business day after receipt.

        Our securities may be considered "penny stock" under a Commission rule that imposes additional sales practice requirements on underwriters and broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5 million). For transactions covered by the rule, the underwriter or broker-dealer must make a special suitability determination about the purchaser (which concerns financial and business sophistication previous investment experience and financial condition) and have received the purchaser's written agreement to the transaction prior to the sale. Such underwriters or broker-dealers must also, prior to such sale, provide the customer with a risk disclosure document which identifies risks associated with investing in "penny stocks" and which describes the market therefor as well as a brief description of the broker-dealer's obligations under certain "Penny Stock Rules" and rights and remedies available to customers under federal and state securities laws. The broker-dealer must obtain a signed and dated acknowledgment from its customer demonstrating that the customer has actually received the required risk disclosure document before the first transaction in penny stock. Consequently, such rules will affect the ability of the underwriter and any broker-dealers to sell our securities and will affect the ability of purchasers in this Offering to sell their securities in the secondary market, if any.

        While no affiliate, director or current or prospective officer of Lightspace, other than AIGH, has indicated that he or she intends to purchase any of the Units offered hereby in order to attain completion of the Minimum Offering, certain of these persons may do so. The purchase of a significant number of Units by any of these persons could limit the breadth and scope of the market for our securities. Any such purchases will be made for investment purposes only, and not for redistribution.

        The underwriter has informed us that it does not intend to make a market in our securities.

Underwriting Expenses and Underwriters' Warrant

        We have agreed to pay the expenses of the underwriter in connection with this Offering, including expenses of counsel retained for this purpose by the underwriter, which are estimated not to exceed $125,000, plus expenses related to qualifying the Units, shares and Warrants offered hereby under the laws of the states designated by the underwriter and NASD filing fees.

Underwriter's Warrant

	Units Subject to Underwriter's Warrant
Underwriter	Minimum Offering	Maximum Offering
Griffin Securities, Inc.	76,500	102,000

        We have agreed to issue to the underwriter as compensation a warrant to purchase a number of Units equal to 17% of the units sold by us in the Offering (76,500 Units in the case of the Minimum Offering and 102,000 Unit, in the case of the Maximum Offering), identical to the Units offered by this Prospectus. This warrant is exercisable at any time, in whole or in part, during the four-year period commencing one year after the date of this Prospectus at an initial exercise price of $7.68 per Unit, 120% of the public offering price per Unit. The underwriter has agreed that it will not sell, transfer, assign, pledge or hypothecate the underwriter's warrant or any securities underlying the underwriter's warrant, and the underwriter's warrant and the underlying securities shall not be subject to any hedging, short sale, derivative, put, or call transaction that would result in effective economic disposition of such securities, for a period of one year following the effective date of the registration statement of which this Prospectus is a part other than to (i) an underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer, partner or employee of any such underwriter or selected dealer, who agree to the foregoing restrictions for the remainder of such period. Although the warrant and its underlying securities have been registered under the registration statement of which this Prospectus forms a part, the warrant grants to the holder thereof demand and "piggy back" registration rights for a period of five and seven years, respectively, from the date of this Prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the warrant. The exercise price and number of securities issuable upon exercise of the warrant may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrant will not be adjusted for issuances of common stock or warrants at prices below the warrant's exercise price.

Determination of Offering Prices

        Prior to this Offering, there has been no public market for the Units, or the common stock, Unit Warrants, or the shares of common stock underlying the Unit Warrants. Consequently, the initial public offering price for the securities, and the terms of the Unit Warrants (including the exercise price of the Unit Warrants), have been determined by Lightspace and the underwriter. Among the factors considered in determining the public offering price and such terms were the history of, and the prospect for, our business, an assessment of Lightspace's management, its past and present operations, our development and the general condition of the securities market at the time of this Offering. The public offering price does not necessarily bear any relationship to our assets, book value, earnings or other established criterion of value. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the securities will develop after the close of the Offering, or if a public market in fact develops, that such public market will be sustained, or that the securities can be resold at any time at this offering or any other price. See "Risk Factors" beginning on page 9 of this Prospectus.

Indemnification

        We have agreed to indemnify the underwriter and certain persons associated with the underwriter against any costs or liabilities incurred by the underwriters by reasons of alleged misstatements or alleged omissions to state material facts in connection with statements made in the Registration Statement and the Prospectus. The underwriter has in turn agreed to indemnify Lightspace against any liabilities by reason of alleged misstatements or alleged omissions to state material facts in connection with the statements made in the Prospectus based on information relating to the underwriter and furnished in writing by the underwriter.

Private Placement

        The underwriter previously acted as private placement agent for the issuance of our Bridge Notes. We incurred an aggregate of $312,000 in private placement fees to the underwriter in connection with the issuance of the Bridge Notes.

Underwriting Agreement

        The foregoing is a summary of the principal terms of the underwriting agreement and does not purport to be complete. Reference is made to the copy of the underwriting agreement which will be filed as an exhibit to the Registration Statement.

LEGAL MATTERS

        The validity of the Units shares of common stock and Unit Warrants offered through this Prospectus will be passed upon for us by Hahn & Hessen LLP, New York, New York. James Kardon, a

partner at Hahn & Hessen LLP, is the holder of a Senior Note in principal face amount of $25,000. Certain legal matters will be passed upon for the underwriter by Thomson Hine LLP, New York, New York.

EXPERTS

        Miller Wachman, LLP, Boston, Massachusetts, an independent registered public accounting firm, have audited our financial statements as of December 31, 2003, 2004 and 2005, and for the years then ended, as set forth in their report. We have included our financial statements in this Prospectus in reliance upon the report of Miller Wachman, LLP, given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have a filed a registration statement on Form S-1, of which this Prospectus constitutes a part, with the United States Securities and Exchange Commission in Washington, DC, under the Securities Act, as amended, with respect to the securities offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information included in the registration statement and in the exhibits thereto. The statements contained in this Prospectus as to the contents of any contract or other document referenced herein are not necessarily complete, and in each instance, if the contract or document was filed as an exhibit, reference is hereby made to the copy of the contract or other document filed as an exhibit to the registration statement and each statement is qualified in all respects by the reference. The registration statement, including exhibits and schedules filed with it, may be inspected without charge at the Commission's public reference rooms at:

  •
  Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549,

  •
  75 Park Place, New York, New York 10007, or

  •
  Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

        Copies of all or any part of the registration statement may be obtained from such office after payment of fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Commission also maintains a website that contains registration statements, reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the Commission at http://www.sec.gov.

        We have not previously been subject to the reporting requirements of the Exchange Act, as amended. Following completion of the Offering, we will be subject to the informational reporting requirements of the Exchange Act. We will file reports and other information with the Commission and these reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the public reference section of the Commission in Washington, DC. We will distribute to our stockholders annual reports containing financial statements audited by our independent public accountants and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited consolidated financial information.

        Any requests for copies of information, reports or other filings with the Commission should be directed to Lightspace Corporation at 529 Main Street, Suite 330, Boston, Massachusetts 02129, telephone (617) 868-1700. We maintain a website at www.lightspacecorp.com. Information contained on our website is not incorporated by reference into this Prospectus and you should not consider information contained on our website to be part of this Prospectus.

LIGHTSPACE CORPORATION

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Lightspace Corporation

        We have audited the accompanying statements of financial position of Lightspace Corporation as of December 31, 2005 and 2004 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lightspace Corporation as of December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the financial statements, the Company has deficiencies in stockholders' equity and recurring losses and negative cash flows from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Miller Wachman, LLP

Boston, Massachusetts

March 3, 2006

LIGHTSPACE CORPORATION

STATEMENTS OF FINANCIAL POSITION

	December 31,
			June 30, 2006
	2004	2005
			(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$47,546	$123,951	$357
Accounts receivable	35,408	35,190	117,422
Inventories	267,541	100,807	189,319
Other current assets	8,140	113,676	129,763

Total current assets	358,635	373,624	436,861
Property and Equipment—Net	58,712	39,184	44,413
Other assets	46,536	93,072	220,427

Total Assets	$463,883	$505,880	$701,701

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Notes payable	$2,274,247	$4,639,234	$1,057,381
Accounts payable	260,220	658,975	840,932
Accrued interest	120,224	538,969	18,400
Accrued expenses	80,657	141,574	447,783
Deferred revenue	467,569	37,620	170,464

Total current liabilities	3,202,917	6,016,372	2,534,960
Long-term Notes Payable	90,000	—	—
Stockholders' Equity (Deficit)
Preferred stock, $0.0001 par value; authorized 1,000,000 and 0 shares at December 31, 2005 and June 30, 2006, respectively; 133,732, 133,732 and 0 shares issued and outstanding at December 31, 2004 and 2005 and June 30, 2006, respectively (Preference in liquidation, $1,370,753 at December 31, 2005)	13	13	—
Common stock, $0.0001 par value; authorized 30,000,000 shares; 965,182, 977,182, and 5,793,111 shares issued and outstanding at December 31, 2004 and 2005 and June 30, 2006, respectively	97	98	579
Additional paid-in capital	1,859,564	2,092,612	7,155,730
Retained earning (deficit)	(4,688,708)	(7,603,215)	(8,989,568)

Total stockholders' equity (deficit)	(2,829,034)	(5,510,492)	(1,833,259)

Total Liabilities and Stockholders' Equity (Deficit)	$463,883	$505,880	$701,701

See notes to financial statements

LIGHTSPACE CORPORATION

STATEMENTS OF OPERATIONS

	Year Ended December 31,			Six Months Ended June 30,
	2003	2004	2005	2005	2006
					(Unaudited)
Revenues
Product sales	$—	$332,117	$989,396	$740,853	$208,643
Other	—	48,404	36,210	42,512	19,859

Total revenues	—	380,521	1,025,606	783,365	228,502
Product Cost	—	663,441	824,808	615,177	349,404

Gross Margin	—	(282,920)	200,798	168,188	(120,902)

Operating Expenses
Research and development	214,004	1,543,653	895,942	521,859	496,782
Selling and marketing	67,734	1,005,569	648,315	325,790	491,222
General and administrative	192,975	1,043,649	1,019,189	358,949	453,917

Total operating expenses	474,713	3,592,871	2,563,446	1,206,598	1,441,921

Operating Loss	(474,713)	(3,875,791)	(2,362,648)	(1,038,410)	(1,562,823)

Other Income (Expense)
Net gain on debt and equity conversion	—	—	—	—	402,298
Interest expense	(5,350)	(232,124)	(556,852)	(312,052)	(226,553)
Other	393	3,538	4,993	23	725

Total other income (expense)	(4,957)	(228,586)	(551,859)	(312,029)	176,470

Net Loss	$(479,670)	$(4,104,377)	$(2,914,507)	$(1,350,439)	$(1,386,353)

Basic and Diluted Net Loss per Share	$(0.51)	$(4.25)	$(3.00)	$(1.40)	$(0.54)

Weighted Average Common Shares Outstanding	944,917	965,182	971,182	965,182	2,582,492

See notes to financial statements

LIGHTSPACE CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

(Balances as of June 30, 2006 are unaudited)

	Series A Convertible Preferred Stock		Common Stock
	Shares Issued	Amount	Shares Issued	Amount	Additional Paid-In Capital	Retained Earnings (Deficit)	Stockholders' Equity (Deficit)
Balance, January 1, 2003	—	$—	924,651	$93	$51,369	$(104,661)	$(53,199)
Issuance of common stock			40,531	4	365,797		365,801
Issuance of preferred stock	100,000	10			1,024,990		1,025,000
Net loss						(479,670)	(479,670)

Balance December 31, 2003	100,000	10	965,182	97	1,442,156	(584,331)	857,932
Issuance of preferred stock	33,732	3			345,751		345,754
Issuance of preferred warrants					30,731		30,731
Issuance of common warrants					40,926		40,926
Net loss						(4,104,377)	(4,104,377)

Balance December 31, 2004	133,732	13	965,182	97	1,859,564	(4,688,708)	(2,829,034)
Conversion of notes payable			12,000	1	89,999		90,000
Issuance of common warrants					143,049		143,049
Net loss						(2,914,507)	(2,914,507)

Balance December 31, 2005	133,732	13	977,182	98	2,092,612	(7,603,215)	(5,510,492)
Conversion of notes payable			1,544,865	154	2,724,622		2,724,776
Conversion of senior notes			3,110,585	311	2,488,160		2,488,471
Conversion of preferred stock	(133,732)	(13)	160,479	16	85,586		85,589
Issuance of common warrants					264,345		264,345
Expenses of private placement					(499,595)		(499,595)
Net loss						(1,386,353)	(1,386,353)

Balance June 30, 2006	—	$—	5,793,111	$579	$7,155,730	$(8,989,568)	$(1,833,259)

See notes to financial statements

LIGHTSPACE CORPORATION

STATEMENTS OF CASH FLOWS

	Year Ended December 31,			Six Months Ended June 30,
	2003	2004	2005	2005	2006
				(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(479,670)	$(4,104,377)	$(2,914,507)	$(1,350,439)	$(1,386,353)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	10,953	23,978	28,438	25,098	17,754
Debt discount and expenses	—	71,657	143,049	88,200	7,869
Debt and preferred stock conversion adjustments:
Fair value of common stock issued	—	—	—	—	350,018
Fair value of common stock warrants issued	—	—	—	—	264,345
Non-cash gain on debt conversion	—	—	—	—	(890,765)
Other changes in assets and liabilities:
Accounts receivable	—	(35,408)	218	25,842	(82,232)
Inventories	(81,596)	(185,945)	166,734	253,135	(88,511)
Other assets	(21,622)	(33,054)	(152,072)	14,766	(151,311)
Accounts payable and accrued expenses	82,231	349,391	878,417	396,565	705,326
Deferred revenue	40,271	390,007	(429,949)	(467,569)	132,844

Net cash used in operating activities	(449,433)	(3,523,751)	(2,279,672)	(1,014,402)	(1,121,016)

Cash Flows From Investing Activities:
Purchases of property and equipment	(44,900)	(35,600)	(8,910)	—	(22,983)

Net cash used in investing activities	(44,900)	(35,600)	(8,910)	—	(22,983)

Cash Flows From Financing Activities:
Proceeds from notes payable	235,000	2,127,247	2,364,987	967,143	1,520,000
Proceeds from sale of common stock	361,000	—	—	—	—
Proceeds from sale of preferred stock	1,025,000	345,754	—	—	—
Expenses of private placement					(499,595)

Net cash provided from financing activities	1,621,000	2,473,001	2,364,987	967,143	1,020,405

Net Increase (Decrease) in Cash and Cash Equivalents	1,126,667	(1,086,350)	76,405	(47,259)	(123,594)
Cash and Cash Equivalents—beginning of period	7,229	1,133,896	47,546	47,546	123,951

Cash and Cash Equivalents—end of period	$1,133,896	$47,546	$123,951	$287	$357

Supplemental Disclosures of Cash Flow Information
Interest paid	—	$45,515	$49,907	$38,431	—
Common stock issued for accounts payable	$4,801	—	—	—	—
Debt and accrued interest converted to common stock	—	—	$90,000	$90,000	$5,839,582
Issuance of stock warrants with financings	—	$71,657	$143,049	$88,200	$125,896

See notes to financial statements

LIGHTSPACE CORPORATION

NOTES TO FINANCIAL STATEMENTS

(Information as to periods ending June 30, 2005 and 2006 is unaudited)

1. NATURE OF THE BUSINESS AND OPERATIONS

        Lightspace Corporation (the "Company"), incorporated in August 2001 as a Delaware corporation, provides interactive lighting entertainment products to numerous industries including retail stores, family entertainment centers, theme parks, fashion shows, nightclubs, special events, stage lighting & sound, health clubs and architectural lighting and design.

        The Company has incurred net operating losses and negative operating cash flows since inception. As of December 31, 2005 and June 30, 2006, the Company had an accumulated retained earnings deficit of $7,603,215 and $8,989,568 and an accumulated stockholders' deficit of $5,510,492 and $1,833,259, respectively. The Company will continue to incur losses and negative operating cash flows unless sufficient capital is raised whereby the Company can fund the production of inventory and other working capital needs, expand its sales and marketing efforts and pursue its business development plan.

        The Company has funded its operations through June 30, 2006 through the issuance of common stock, preferred stock, borrowings from stockholders and others, and sales of Lightspace products. On September 6, 2005, the Company commenced borrowing on a short-term basis from a group of new investors. The senior secured notes (bridge notes) issued under the security agreement bear interest at 8% and had an original maturity date of October 15, 2005. The security agreement was subsequently amended to: (1) extend the maturity date to September 29, 2006; (2) transfer a $250,000 secured note obligation of the Company under the terms of this agreement; and (3) provide for additional borrowing. Funds drawn down under the security agreement are subject to the Company's ability to achieve defined objectives and other conditions, none of which can be assured. The bridge notes provided that the amounts borrowed thereunder, including accrued interest, will be converted at the same terms and conditions included in the Company's next significant sale of equity securities. See Note 10 to these financial statements for a description of the securityholder debt and equity conversion and exchange effective April 27, 2006, and a description of the $2,400,000 in principal amount of bridge notes conversion effective May 3, 2006.

        The Company's long-term success is dependent on obtaining sufficient capital to fund its operations and development of its products, bringing such products to the worldwide market, and obtaining sufficient sales volume to be profitable. To achieve these objectives, the Company will be required to raise additional capital through public or private financings or other arrangements. It can not be assured that such financings will be available on terms attractive to the Company, if at all. Such financings may be dilutive to stockholders and may contain restrictive covenants.

        The Company is subject to certain risks common to technology-based companies in similar stages of development. Principal risks to the Company include uncertainty of growth in market acceptance for the Company's products; dependence on advances in interactive digital environments; history of losses since inception; ability to remain competitive in response to new technologies; costs to defend, as well as risks of losing, patent and intellectual property rights; reliance on limited number of suppliers; reliance on outsourced manufacture of the Company's products for quality control and product availability; ability to increase production capacity to meet demand for the Company's products; concentration of the Company's operations in a limited number of facilities; uncertainty of demand for the Company's products in certain markets; ability to manage growth effectively; dependence on key members of the Company's management; limited experience in conducting operations internationally; and ability to obtain adequate capital to fund future operations.

2. BASIS OF PRESENTATION

        The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. The Company has incurred cumulative losses from operations of $7,603,215 and $8,989,568 at December 31, 2005 and June 30, 2006, respectively. Additionally, the Company has a total stockholders' deficit of $5,510,492 and $1,833,259 at December 31, 2005 and June 30, 2006, respectively. These factors, amongst others, indicate that there is substantial doubt that the Company will continue as a going concern. The financial statements do no include any adjustments related to the recovery of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements

        The statement of financial position as of June 30, 2006, the statements of operations and cash flows for the six-months ended June 30, 2005 and 2006, and the statement of changes in stockholders' equity (deficit) for the six-months ended June 30, 2006 are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of the Company's management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments except as discussed hereafter, necessary for the fair presentation of the Company's financial position at June 30, 2006 and the results of its operations and cash flows for the six-months ended June 30, 2005 and 2006. As discussed in Note 10, the six-month period ended June 30, 2006 includes a net gain of $402,298 related to the securityholder debt and equity conversion and exchange. The results of operations for the interim periods are not necessarily indicative of the results that can be expected for any other interim period or any fiscal year.

Revenue Recognition

        The Company recognizes revenue from the sale of its entertainment systems when all of the following conditions have been met: (1) evidence exists of an arrangement with the customer, typically consisting of a purchase order or contract; (2) the Company's products have been delivered and risk of loss has passed to the customer; (3) the Company has completed all of the necessary terms of the contract including but not limited to, installation of the product and training; (4) the amount of revenue to which the Company is entitled is fixed or determinable; and (5) the Company believes it is probable that it will be able to collect the amount due from the customer. To the extent that one or more of these conditions has not been satisfied, the Company defers recognition of revenue. Revenue from maintenance contracts is recorded on a straight-line basis over the term of the contract. An allowance for uncollectible receivables is established by a charge to operations, when in the opinion of the Company, it is probable that the amount due to the Company will not be collected.

Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect at the date of the financial statements the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses. Actual results could differ from these estimates.

Inventories

        Inventories are stated at the lower of cost (first-in, first-out method) or market value.

Property and Equipment

        Property and equipment are recorded at cost. For financial reporting, depreciation is provided utilizing the straight-line method over the estimated three-year life for software purchases, furniture and fixtures and equipment. Leasehold improvements are depreciated over the term of the lease. The Company utilizes accelerated methods of depreciation for tax reporting.

Warranty Reserve

        The Company's products are warranted against defects for twelve months following the sale. Reserves for potential warranty claims are provided at the time of revenue recognition and are based on several factors including historical claims experience, current sales levels and the Company's estimate of repair costs.

Advertising

        Advertising costs are expensed as incurred and are included in sales and marketing expenses. To date, such costs have not been significant.

Research and Development

        Research and development costs are expensed as incurred.

Income Taxes

        Deferred tax assets and liabilities relate to temporary differences between the financial reporting bases and the tax bases of assets and liabilities, the carryforward tax losses and available tax credits. Such assets and liabilities are measured using enacted tax rates and laws expected to be in effect at the time of their reversal or utilization. Valuation allowances are established, when necessary, to reduce the net deferred tax asset to an amount more likely than not to be realized. For interim reporting periods, the Company uses the estimated annual effective tax rate.

Patent Expenditures

        The legal expenses and filing fees associated with the prosecution of patent applications are expensed as incurred.

Loss per Share

        Basic and diluted net loss per common share are calculated by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share is the same as basic net loss per share, since the effects of potentially dilutive securities are excluded from the calculation for all periods presented as their inclusion would be anti-dilutive. Dilutive securities consist of convertible preferred stock, stock options, stock warrants and convertible debt.

Stock Based Compensation

        The Company accounts for stock-based compensation arrangements with employees and directors utilizing the intrinsic-value method for all periods prior to January 1, 2006. Under this method, stock-based compensation expense is determined at the measurement date, which is generally the date of grant, as the aggregate amount by which the current market value of the equity security exceeds the exercise price to be paid. The resulting compensation expense, if any, is recognized for financial reporting over the term of vesting or performance. Stock-based compensation arrangements with nonemployees or associated with borrowing arrangements are accounted for utilizing the fair value method or, if a more reliable measurement, the value of the services or consideration received. Under the fair value method, stock-based compensation expense is determined at the measurement date, which again is generally the date of grant, as the aggregate amount by which the expected future value of the equity security at the date of acquisition exceeds the exercise price to be paid. The resulting compensation expense, if any, is recognized for financial reporting at the time the services are rendered and completed. The fair value of stock-based compensation arrangements for nonemployees and under borrowing arrangements is determined utilizing the minimum value method, which excludes as a computational factor stock volatility.

        The Company has historically granted stock-based compensation awards to employees and directors at an exercise price equal to the current market value of the Company's equity security at the date of grant. Accordingly, no compensation expense has been recognized in the financial statements for such grants.

        In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123(R), Share-Based Payment. This statement addresses accounting for stock-based compensation arrangements, including stock options and shares issued to employees and directors under various stock-based compensation arrangements. This statement will require the Company to use the fair value method, rather than the intrinsic-value method, to determine compensation expense for all stock-based arrangements. Additionally, the Company will no longer be permitted to calculate stock-based compensation utilizing the minimum value method. This statement is effective for the Company in 2006 for all prospective stock option and share grants of stock-based compensation awards and modifications to all prior grants. The Company has not yet determined the effect that the adoption of this statement will have on its financial position and results of its operations, although compensation costs recognized in operations will increase from historical levels for all prospective awards and modifications granted.

Fair Value of Financial Instruments

        The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable approximate their fair values due to the short term nature of the instruments.

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. The Company's cash and cash equivalents are generally on deposit at one financial institution and, at times, exceed the federal insured limits. The Company believes that the financial institution is of high credit quality and that the Company is not subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Comprehensive Loss

        Comprehensive loss is the same as net loss for all periods presented

4. OTHER CURRENT ASSETS

        At December 31, 2005, other current assets include $71,000 of advanced payments to parts suppliers and a contract manufacturer for the purchase of component parts used in the manufacture of the Company's products. Additionally, other current assets also include $32,676 of legal expenses associated with the Company's 2006 contemplated sale of equity securities. At June 30, 2006, other current assets includes $126,639 of legal, accounting and other expenses associated with the 2006 contemplated sale of equity securities. In 2006, if the Company successfully completes the sale equity securities, the deferred financing expenses will be charged to paid-in-capital. If the Company does not complete the sale of equity securities, the deferred financing expenses will be charged to operations.

5. INVENTORIES

        At December 31, 2004 and 2005 and June 30, 2006, inventories consist of raw materials of $10,100, $87,497 and $34,479, and finished products of $257,441, $13,310 and $154,840, respectively.

6. PROPERTY AND EQUIPMENT

        Property and equipment consist of the following:

	December 31,
			June 30, 2006
	2004	2005
			(unaudited)
Software	$4,200	$4,200	$4,200
Furniture and fixtures	7,548	7,548	7,548
Equipment	88,317	97,227	120,210
Leasehold improvements	9,300	9,300	—

Total property and equipment, at cost	109,365	118,275	131,958
Less accumulated depreciation and amortization	50,653	79,091	87,545

Property and equipment, net	$58,712	$39,184	$44,413

7. ACCOUNTS PAYABLE

        Included in the accounts payable balance at December 31, 2005 and June 30, 2006 is $120,021 and $52,385, respectively, due to the former CEO and stockholder of the Company, or an affiliate of the officer/stockholder, for transactions in the normal course of business. On April 21, 2006, the Company entered into a separation agreement, effective March 31, 2006, with such officer, whereby the Company agreed to pay $67,636 of the account payable balance immediately, and to use it best efforts to pay the remaining balance, $52,385, prior to December 31, 2006.

8. ACCRUED EXPENSES

        Accrued expenses consist of the following:

	December 31,
			June 30, 2006
	2004	2005
			(unaudited)
Earned vacation compensation	$10,657	$48,574	$51,500
Reserve for warranty	10,000	35,000	20,000
Legal services	20,000	20,000	10,000
Audit and tax services	40,000	38,000	14,000
Other	—	—	352,283

Total accrued expenses	$80,657	$141,574	$447,783

        At June 30, 2006, other accrued expenses included $312,000 in private placement fees incurred in connection with the conversion of $2,400,000 in principal amount of senior secured notes as discussed in Note 10.

9. NOTES PAYABLE

        Notes payable consists of the following:

		December 31,
	Range of Interest Rates			June 30, 2006
		2004	2005
				(unaudited)
Stockholders' convertible notes	10.0%	$600,000	$966,000	$—
Other convertible notes	12.0%	370,000	435,000	—
Stockholders' notes	4.0%-10.0%	1,344,247	693,392	237,381
Other notes	10.0%	50,000	844,842	—
Secured and guaranteed note	8.0%	—	250,000	—
Senior secured notes	8.0%	—	1,450,000	820,000

Total notes outstanding		$2,364,247	$4,639,234	$1,057,381

        Exchange Agreement (the "Agreement") with holders of (1) $1,401,000 in principal amount of convertible notes and $1,538,234 in principal amount of demand notes, (2) holders of 133,732 shares of Series A preferred stock and (3) existing warrantholders to provide for the terms of the debt conversion, preferred conversion and warrant exchange. The Agreement was effective upon the receipt by the Company of an aggregate investment of at least two million dollars in gross proceeds of senior secured notes. As of April 25, 2006, the Company had received an aggregate of $2,400,000 in principal amount of senior secured note financing. On April 27, 2006, the conditions for the closing of the Securityholder Debt and Equity Conversion and Exchange Agreement having been met, the Company effected the conversion and exchange and the conversion of the senior secured notes to common stock. See Note 10 for a discussion and explanation of the conversion adjustments.

Stockholders' convertible notes

        On April 10, 2004, in contemplation of an offering of equity securities, the Company issued unsecured demand convertible notes in the amount of $100,000 and $500,000 to the former CEO and to a stockholder of the Company, respectively. The notes were initially due the earlier of: (1) November 10, 2004; (2) consummation of an equity funding in the gross proceeds of at least three million dollars; or (3) consummation of a reorganization or merger wherein the Company's existing shareholders do not hold at least 50% of the post transaction voting power. The notes bore interest at 10% per annum and were convertible, including accrued interest thereon, after November 10, 2004 at the option of the holder into the common stock of the Company at $7.50 per share. The Company also issued to the noteholders 40,975 three-year warrants to purchase 40,975 shares of Series A convertible preferred stock at an exercise price of $10.25 per warrant. The warrants were subject to adjustment for stock splits, subdivisions of Series A preferred stock and change in the conversion rate of Series A preferred stock. As discussed in Note 10 hereto, the notes and warrants are included in the February 9, 2006 Securityholder Debt and Equity Conversion and Exchange Agreement.

        On June 8 and 23, 2005, in contemplation of a private placement of debt or equity securities, the Company issued unsecured term convertible bridge notes in the amount of $330,000 and $36,000 to a stockholder of the Company. The notes bore interest at 10% per annum. The $330,000 note was due on or at any time after June 8, 2006 and the $36,000 note was due on or at any time after July 7, 2005. The notes and accrued interest thereon were convertible, at the option of the holder, into the next debt or equity issuance of the Company prior to April 8, 2006 at the same terms and conditions of that issuance. The $330,000 note contained a late payment provision in that if the note is not repaid according to its terms, the Company will be obliged to issue to the noteholder 44,000 five-year warrants to acquire 44,000 shares of common stock at an exercise price of $7.50 per warrant. This penalty was repeatable for every three-month period that the notes remain unpaid. The Company also issued to the note holder 42,000 five-year warrants to purchase 42,000 shares of the common stock of the Company at an exercise price of $12.50 per warrant. In the event of a stock split of the Company's common stock, the warrants were to be adjusted proportionately. As discussed in Note 10 hereto, the notes and warrants are included in the February 9, 2006 Securityholder Debt and Equity Conversion and Exchange Agreement.

Other convertible notes

        In November and December of 2004 and in January 2005, in contemplation of an offering of equity securities, the Company issued unsecured term convertible bridge notes in the aggregate amount of $435,000 to ten investors. The notes bore interest at 12% and had an original maturity date the earlier of May 30, 2005 or the date that the Company that consummated a public or private debt or equity offering or restructuring transaction with gross proceeds of at least $2,500,000. By mutual agreement between the Company and the noteholders, the maturity date of the notes was extended to the Company's next sale of equity securities. The notes and accrued interest thereon were convertible, at the option of the holder, into the common stock of the Company at a base price of $17.25 per share, subject to adjustments for anti-dilution provisions. The noteholders had unlimited piggyback registration rights; however, upon signing the February 9, 2006 Securityholder Debt and Equity Conversion and Exchange Agreement (see Note 10), the anti-dilution provisions and registration rights were cancelled. The Company also issued to the noteholders and to a financial service firm 16,876 five-year warrants to purchase 16,876 shares of the common stock of the Company at an exercise price of $15.00 per warrant. In the event of a stock split of the Company's common stock, the warrants were to be adjusted proportionately. The notes and warrants are included in the February 9, 2006 Securityholder Debt and Equity Conversion and Exchange Agreement.

Stockholders' notes and other notes

        The weighted average interest rates of stockholders' notes at December 31, 2004 and 2005 and June 30, 2006 were 8.93%, 8.95% and 8.00%, respectively.

        At various dates in 2005, the former CEO of the Company, with the consent of the Company, assigned $568,945 in principal amount of secured and unsecured demand notes due to such officer/stockholder by the Company to others in satisfaction of obligations owed by the officer/stockholder. The terms of the Company's obligations remained unchanged. At December 31, 2005 the principal balances transferred have been classified as other notes outstanding. Included in stockholders' convertible notes and stockholders' notes at December 31, 2004 and 2005 and June 30, 2006 are $1,125,580, $584,636 and $237,381 respectively, due to this former officer of the Company. As discussed in Note 10 hereto, the stockholders' notes and other notes are included in the February 9, 2006 Securityholder Debt and Equity Conversion and Exchange Agreement.

        In connection with the securityholder debt and equity conversion on April 27, 2006, $237,381 in principal amount of existing notes held by the former CEO were converted into a $237,381 contingent promissory note. This note bears interest at an annual rate of 8% and is payable only if the Company achieves two consecutive quarters of positive EBITDA (i.e., earnings before interest, taxes, depreciation and amortization), aggregating at least $1,000,000, or the Company raises in a registered public offering of equity cash proceeds of at least $10 million prior to December 31, 2008. If those conditions are not met by December 31, 2008, or the former CEO is found to be in breach of the terms of the severance agreement prior to such date, the note will not be payable. In addition, Lightspace issued to the former CEO warrants to purchase 361,252 shares of common stock at an exercise price of $0.80 per share. The warrants expire in five years, unless the terms for payment of the contingent promissory note are not met, in which case the warrants will expire on March 31, 2009.

        On June 15, 2005, a stockholder converted $90,000 of unsecured demand notes, at an agreed upon conversion rate of $7.50 per share, into 12,000 shares of the Company's common stock. At December 31, 2004, these notes were classified as long-term notes payable.

Secured and guaranteed note

        On June 17, 2005, the Company issued a secured and guaranteed note in the amount of $250,000 to an unaffiliated investor. The note bore interest at 8% and had an original maturity date of September 17, 2005. The payment of the principal and interest due on the note was guaranteed by the pledge of the Company's founders' common stock. The note and accrued interest thereon were convertible, at the option of the holder, into the common stock of the Company at terms to be determined in the Company's next sale of equity securities. On November 15, 2005, this note and the accrued interest thereon were transferred under and included in the security agreement that covers the senior secured notes.

Senior secured notes (bridge notes)

        On September 6, 2005, the Company commenced borrowing on a short-term basis from a group of new investors. The senior secured notes (bridge notes) issued under the security agreement bear interest at 8% and had an original maturity date of October 15, 2005. The bridge notes are collateralized by substantially all of the Company's assets. The security agreement was subsequently amended to: (1) extend the maturity date to September 29, 2006; (2) transfer the $250,000 secured and guaranteed note under the terms of this agreement; and (3) provide for additional borrowing. Funds drawn down under the security agreement are subject to the Company's ability to achieve defined objectives and other conditions, none of which can be assured. The bridge notes provided that the amounts borrowed thereunder, including accrued interest, will be converted at the same terms and conditions included in the Company's next significant sale of equity securities. Concurrent with the signing of the security agreement, all existing Company secured note holders agreed to subordinate their security position to the notes issued under the security agreement.

        The $250,000 secured and guaranteed note, including interest thereon, and $2,150,000 in principal amount of senior secured notes, including interest thereon, were converted into common stock and common stock warrants on May 3, 2006, as described in Note 10.

10. SECURITYHOLDER DEBT AND EQUITY CONVERSION AND EXCHANGE

        On February 9, 2006, the Company entered into a Securityholder Debt and Equity Conversion and Exchange Agreement (the "Agreement") with holders of (1) $1,401,000 in principal amount of convertible notes and $1,538,234 in principal amount of demand notes, (2) holders of 133,732 shares of Series A preferred stock and (3) existing warrantholders to provide for the terms of the debt conversion, preferred conversion and warrant exchange. The Agreement was effective upon the receipt by the Company of an aggregate investment of at least two million dollars in gross proceeds of senior secured notes. Under the terms of the Agreement, (1) the holders of convertible and demand notes will receive 1,544,865 shares of common stock and exchange warrants to purchase 1,480,849 shares of common stock at exercise prices ranging from $0.80 to $7.50 per share upon conversion of their notes and any warrants issued in conjunction therewith, and the Company's former CEO will receive a contingent promissory note in the principal amount of $237,381; (2) the holders of Series A preferred stock will receive 160,479 shares of common stock upon conversion of their Series A Preferred Stock; and (3) the holders of other existing warrants will receive exchange warrants to purchase 41,063 shares of common stock at an exercise price of $7.50 per share. On April 27, 2006, the conditions for the closing of the Securityholder Debt and Equity Conversion and Exchange Agreement having been met, the Company effected the conversion and exchange. As a result of the closing of the Agreement, the Company recorded a one-time net gain of $402,298. The net gain was comprised of the following:

  (a)
  To effect the conversion of the convertible notes to common stock, the Company modified the original conversion ratios, resulting in the issuance of an additional 330,536 shares of common stock. Upon conversion, the fair value of these additional shares, $264,429 (330,536 shares at $0.80 per share), was charged to operations as debt conversion expense and as an increase to additional paid-in-capital. Under the fair value computation method utilizing a 4.89% risk-free interest rate assumption, 59% volatility factor and an expected life of three years, a value of $1,404 was assigned to the 108,534 warrants to purchase 108,543 shares of common stock issued in connection with this part of the Exchange. The assigned fair value of the exchange warrants was accounted for in the same manner as the additional shares of common stock issued in the conversion;

  (b)
  To effect the conversion of the demand notes, the Company negotiated conversion rates of $0.85 to $3.00 with the noteholders, resulting in the issuance of 868,532 shares of common stock. Upon conversion, the Company recorded a one-time gain of $890,765, representing the difference between the principal and accrued interest due on the notes, $1,585,591, and the fair value of the shares issued to effect the conversion, $694,825 (868,532 shares at $0.80 per share). Under the fair value computation method utilizing a 4.89% risk-free interest rate assumption, 59% volatility factor and an expected life of three years, a value of $137,045 was assigned to the 1,011,063 warrants to purchase 1,011,063 shares of common stock issued in connection with this part of the conversion. This assigned fair value was charged to operations as debt conversion expense and as an increase to additional paid-in-capital;

  (c)
  To effect the conversion of the Series A Preferred Stock, the Company modified the conversion ratio from .4 shares of common stock to 1.2 shares of common stock for each share of Series A Convertible Preferred Stock held. This modification resulted in the issuance of an additional 106,986 shares of common stock. Upon conversion, the fair value of these additional shares, $85,589 (106,986 shares at $0.80 per share), was charged to operations as conversion expense and as an increase to additional paid-in-capital; and

  (d)
  In connection with the issuance of the $237,381 contingent promissory note to the former CEO, the Company issued to the former CEO, 361,252 five-year warrants to purchase 361,252 shares of common stock at an exercise price of $0.80 per share. The fair value of the warrants at April 27, 2006 was determined to be $125,896 under the fair value computation method utilizing a 4.89% risk free interest rate assumption, 59% volatility factor and an expected life of three years. The $125,896 has been classified as deferred financing costs, chargeable to operations as additional interest expense over three years, and as an increase to additional paid-in-capital.

        As of April 25, 2006, the Company had received an aggregate of $2,400,000 in principal amount of senior secured note financing. The Company and the senior secured noteholders agreed, effective May 3, 2006, to convert $2,488,471 of senior secured note principal and accrued interest, at a conversion price of $6.40 per Unit, into 388,821 Units plus fractional shares and warrants. Each Unit consists of (1) eight shares of common stock, (2) eight warrants to purchase a total of eight shares of common stock at an exercise price of $1.00 per warrant; (3) two warrants to purchase a total of two shares of common stock at an exercise of $1.25 per warrant: and (4) two warrants to purchase a total of two shares of common stock at an exercise price of $1.63 per warrant. The Company issued to the senior secured note holders 3,110,585 shares of common stock, 3,110,585 warrants to purchase a total of 3,110,585 shares of common stock at an exercise price of $1.00 per warrant, 777,646 warrants to purchase a total of 777,646 shares of common stock at an exercise price of $1.25 per warrant, and 777,646 warrants to purchase a total of 777,646 shares of common stock at an exercise price of $1.63 per warrant.

11. PREFERRED STOCK

        On April 27, 2006, the conditions for the closing of the February 9, 2006 Securityholder Debt and Equity Conversion and Exchange Agreement having been met, the 133,732 shares of issued and outstanding Series A convertible preferred stock were converted into 160,479 shares of the Company's common stock. The 133,732 shares of Series A preferred stock have been retired and the authority to issue further classes of preferred stock has been cancelled.

        At December 31, 2005, the Company had authorized 1,000,000 shares of $0.0001 par value of preferred stock, of which 133,732 shares were issued and designated as Series A convertible preferred stock ("Series A"). At December 31, 2004 and 2005 and June 30, 2006, 133,732, 133,732 and 0 shares of the Company's Series A were issued and outstanding. Additionally, at December 31, 2005 the Company had reserved 40,975 shares of Series A for the issuance upon exercise of 40,975 Series A stock purchase warrants at an exercise price of $10.25 per warrant.

        In December of 2003, the Company issued to one individual 100,000 shares of Series A convertible preferred stock at a price of $10.25 per share for aggregate proceeds of $1,025,000. During the third and fourth quarters of 2004, the Company issued an additional 33,732 shares of Series A convertible preferred stock to four individuals at a price of $10.25 per share for aggregate proceeds of $345,754.

        A share of Series A convertible preferred stock was convertible into four-tenths of a share of the Company's common stock at any time at the option of the holder and did not accrue dividends unless dividends are declared on common stock. Series A had four-tenths vote per share and voted with common stock on an "as if" converted basis on all matters requiring the vote of stockholders. Series A had the pre-emptive right to participate in any future issuance of Company equity securities up to its proportionate percentage of Company ownership prior to such new issuance of securities. In the event of any voluntary or involuntary liquidation, dissolution or other winding-up of the Company, the holders of Series A were entitled to receive, before any payment or distribution was made to common stockholders, an amount equal to $10.25 per share, or $1,370,754 in the aggregate. Series A preferred stock had unlimited piggyback registration rights; however, upon signing the February 9, 2006 Securityholder Debt and Equity Conversion and Exchange Agreement, such registration rights were cancelled.

12. COMMON STOCK

        On April 18, 2006 the stockholders' of the Company approved resolutions to increase the authorized shares of the Company's common stock to 30,000,000, and to effect a one for 2.5 reverse stock split of the Company's common stock effective with the closing of the February 9, 2006 Securityholder Debt and Equity Conversion and Exchange Agreement, which occurred on April 27, 2006. The accompanying financial statements and notes thereto have been restated to reflect this one for 2.5 reverse stock split.

        At May 3, 2006, after giving effect to the one for 2.5 reverse stock split, the Securityholder Debt and Equity Conversion and Exchange Agreement and the senior secured note conversion, the Company had 5,793,111 shares of issued and outstanding common stock. Additionally, the Company had issued 6,245,869 stock options or warrants for the purchase of an equivalent number of shares of common stock at exercise prices ranging from $.80 to $7.50.

        The Company has authorized 30,000,000 shares of $0.0001 par value of common stock. At December 31, 2004 and 2005 and June 30, 2006, the Company had issued and outstanding 965,182, 977,182 and 5,793,111 shares common stock, respectively.

        In July of 2003, the Company issued to one individual 40,000 shares of common stock at a price of $9.03 per share for aggregate proceeds of $361,000. Also in July of 2003, the Company issued 531 shares of common stock at a price of $9.03 per share in settlement of $4,801 of accounts payable. On June 15, 2005, the Company issued 12,000 shares of common stock for the conversion of $90,000 of unsecured demand notes at an agreed upon conversion rate of $7.50 per share.

        At June 30, 2006, the Company had reserved 8,364,491 shares of common stock for: (1) the exercise of common stock warrants (6,187,789 shares); and (2) the exercise of common stock options (2,176,702 shares).

13. STOCK INCENTIVE PLANS

        In September 2005, the Company's stockholders and Board of Directors approved the 2005 Stock Incentive Plan (the "2005 Stock Plan"). The 2005 Plan provides that the Board of Directors may grant up to 72,080 incentive stock options and/or nonqualified stock options to directors, officers, key employees and to consultants. The 2005 Stock Plan provides that the exercise price of each option must be at least equal to the fair market value of the common stock at the date such option is granted. For grants to an individual who own more than 10% of the outstanding common stock of the Company, the exercise price must be 110% of fair market value at the time of grant. Options expire in ten years or less from the date of grant and vest over a period not to exceed four years. At June 30, 2006, the Company has reserved 58,080 shares of common stock for issuance under the 2005 Stock Plan. Concurrent with the approval and adoption of the 2006 Stock Incentive Plan in June of 2006, no additional options will be issued under the 2005 Stock Plan.

        In June 2006, the Company's stockholders and Board of Directors approved adoption of the 2006 Stock Incentive Plan (the "2006 Stock Plan"), pursuant to which up to 2,118,622 incentive stock options and/or nonqualified stock options may be granted to directors, officers, key employees and consultants. The 2006 Stock Plan provides that the exercise price of each option must be at least equal to the fair market value of the common stock at the date such option is granted. For grants to an individual who own more than 10% of the outstanding common stock of the Company, the exercise price must be

110% of fair market value at the time of grant. Options expire in ten years or less from the date of grant and vest over a period not to exceed four years. As of June 30, 2006, no options had been granted under the 2006 Stock Plan. The Company has reserved 2,118,622 shares of common stock for issuance under the 2006 Stock Plan.

        The Board of Directors determines the fair market value of the common stock at the date of grant after considering an extensive range of factors. Such factors include, among others, the Company's financial performance to date, the Company's future prospects and opportunities and recent offering prices and sales of the Company's common stock.

        In September 2005, the Company granted options to purchase 72,080 shares of common stock to officers, a director, and key employees at an exercise price of $.83 per option, the fair market value of the Company's common stock at that date. The options vest at stipulated dates over a period not to exceed four years and expire in ten years. Information with respect to stock options issued under the 2005 Stock Plan for the year ended December 31, 2005 and the six-month period ended June 30, 2006 is summarized as follows:

	December 31, 2005		June 30, 2006 (unaudited)
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Options outstanding beginning of period	—		72,080	$0.83
Granted	72,080	$0.83	—
Exercised	—		—
Cancelled	—		(14,000)	(0.83)

Options outstanding end of period	72,080	$0.83	58,080	$0.83

Weighted average remaining contractual life (years)	9 3/4		9 1/4

Options exerciseable	24,685		33,040

Weighted average exercise price	$0.83		$0.83

Weighted average contractual life (years)	9 3/4		9 1/4

Options available for grant	—		—

Weighted average fair value of options granted	$1.11		—

        For periods prior to January 1, 2006, the Company accounted for stock-based compensation arrangements with employees and directors utilizing the intrinsic-value method. Under this method, stock compensation expense is determined at the measurement date, which is generally the date of grant, as the aggregate amount by which the fair market value of the common stock exceeds the exercise price to be paid. All options granted under the 2005 Plan were granted at fair market value, accordingly, no compensation expense was recognized or will be recognized for financial reporting.

        In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123(R), Share-Based Payment. This statement addresses accounting for stock-based compensation arrangements, including stock options and shares issued to employees and directors under various stock-based compensation arrangements. This statement will require the Company to use the fair value method, rather than the intrinsic-value method, to determine compensation expense for all stock-based arrangements. This statement is effective for the Company in 2006 for all prospective stock option and share grants of stock-based compensation awards and modifications to all prior grants.

        The following summarizes the pro forma stock based compensation expense and the related affect on reported results of operations that would have been recorded by the Company for each of the three years in the period ended December 31, 2005 and for the six-months ended June 30, 2005 and 2006 under the provisions of the above statement, if the Company had adopted early application thereof.

	Year Ended December 31,			Six Months Ended June 30,
	2003	2004	2005	2005	2006
				(Unaudited)
Net loss as reported	$(479,670)	$(4,104,377)	$(2,914,507)	$(1,350,439)	$(1,386,353)
Pro forma stock option compensation	—	—	(8,903)	—	(3,762)

Pro forma net loss	(479,670)	(4,104,377)	(2,923,410)	(1,350,439)	(1,390,115)

Basic and diluted net loss per share:
As reported	$(0.51)	$(4.25)	$(3.00)	$(1.40)	$(0.54)
Pro forma	$(0.51)	$(4.25)	$(3.01)	$(1.40)	$(0.54)

        The fair value of options at the date of grant was determined under the Black-Scholes option pricing model. The assumptions utilized for the stock options granted on September 30, 2005 are as follows: volatility—59%; estimated option exercise period—2 to 3 years; and risk free interest rate—3.96%.

14. STOCK WARRANTS

        On April 27, 2006, the conditions for the closing of the February 9, 2006 Securityholder Debt and Equity Conversion and Exchange Agreement having been met, the 140,913 Series A preferred stock warrants and common stock warrants issued and outstanding as of December 31, 2005 were exchanged for 149,597 five-year common stock warrants to purchase 149,597 shares of common stock at and exercise price of $7.50 per warrant. See Note 10 for a complete description of the debt and equity conversion and exchange.

        Issued and outstanding warrants to purchase Series A convertible preferred stock and common stock of the Company are as follows:

			December 31,
Type of Warrant		Exercise Price			June 30, 2006
	Date Issued		2004	2005
					(unaudited)
Series A preferred stock	April 10, 2004	$10.25	40,975	40,975	—

Common stock warrant	December 1, 2004	$15.00	16,876	16,876	—
Common stock warrant	June 8 and 23, 2005	$12.50	—	42,000	—
Common stock warrant	July 15, 2005	$7.50	—	23,462	—
Common stock warrant	September 1, 2005	$7.50	—	17,600	—
$.80 Exchange warrant	April 27, 2006	$0.80	—	—	361,252
$1.00 Exchange warrant	April 27, 2006	$1.00	—	—	276,370
$3.00 Exchange warrant	April 27, 2006	$3.00	—	—	649,892
$7.50 Exchange warrant	April 27, 2006	$7.50	—	—	234,398
$1.00 Unit warrant	May 3, 2006	$1.00	—	—	3,110,585
$1.25 Unit warrant	May 3, 2006	$1.25	—	—	777,646
$1.63 Unit warrant	May 3, 2006	$1.63	—	—	777,646

Total common stock warrants			16,876	99,938	6,187,789

Total warrants outstanding			57,851	140,913	6,187,789

        On April 10, 2004, in contemplation of an offering of equity securities, the Company issued unsecured demand convertible notes in the amount of $100,000 and $500,000 to an officer/stockholder and stockholder of the Company, respectively. The notes bore interest at 10% and were convertible after November 10, 2004, at the option of the holder, into the common stock of the Company at $7.50 per share. No value was assigned to the debt conversion feature as it was anticipated that the notes would be repaid or converted to common stock in 2004. The Company also issued to the note holders 40,975 three-year warrants to purchase a total of 40,975 shares of Series A convertible preferred stock at an exercise price of $10.25 per warrant. The fair value of the warrants at the date of grant was determined to be $30,731 under the minimum value computation method utilizing a 2.57% risk-free interest rate assumption and an expected life of three years. The $30,731 was charged to operations as a financing cost and as an increase to paid-in capital.

        In November and December of 2004 and in January 2005, in contemplation of an offering of equity securities, the Company issued unsecured term convertible bridge notes in the aggregate amount of $435,000 to ten investors. The notes bore interest at 12% and were convertible, at the option of the holder, into the common stock of the Company at a base price of $17.25 per share, subject to adjustments for anti-dilution provisions. No value was assigned to the debt conversion feature, as it was anticipated that the offering of equity securities would be completed within six months and that the bridge notes would be converted into shares of the Company's common stock. The Company also issued to the note holders and to a financial service firm 16,876 five-year warrants to purchase a total of 16,876 shares of the common stock of the Company at an exercise price of $15.00 per warrant. The fair value of the warrants at the date of grant was determined to be $40,926 under the minimum value computation method utilizing a 3.60% risk free interest rate assumption and an expected life of five years. The $40,926 was charged to operations as financing cost and as an increase to paid-in capital.

        On June 8 and 23, 2005, in contemplation of a private placement of debt or equity securities, the Company issued unsecured term convertible bridge notes in the amount of $330,000 and $36,000, respectively, to a stockholder of the Company. The notes bore interest at 10% and were convertible, at the option of the holder, into the common stock of the Company at terms to be determined in the Company's next sale of equity securities. No value was assigned to the debt conversion feature, as it was anticipated that the offering of equity securities would be completed by September 30, 2005 and that the bridge notes would have been converted into common stock at that date. The Company also issued to the note holder 42,000 five-year warrants to purchase a total of 42,000 shares of the common stock of the Company at an exercise price of $12.50 per warrant. The fair value of the warrants at the date of grant was determined to be $88,200 under the minimum value computation method utilizing a 3.77% risk-free interest rate assumption and an expected life of five years. The $88,200 was charged to operations as a financing cost and as an increase to paid-in capital.

        On July 15, 2005, the Company issued 23,462 five-year warrants to purchase a total of 23,462 shares of the common stock of the Company to two officers/directors of the Company in connection with their personal guarantees of Company debts. The common stock warrants had an exercise price of $7.50 per warrant and were subject to adjustment for stock splits. The fair value of the warrants at the date of grant was determined to be $31,089 under the minimum value computation method utilizing a 3.98% risk-free interest rate assumption and an expected life of five years. The $31,089 was charged to operations and as an increase to paid-in capital.

        On September 1, 2005, the Company issued 17,600 five-year warrants to purchase a total of 17,600 shares of the common stock of the Company to a noteholder/stockholder of the Company in connection with the extension of payment terms of a demand note. The common stock warrants had an exercise price of $7.50 per warrant and were subject to adjustments for stock splits. The fair value of the warrants at the date of grant was determined to be $23,760 under the minimum value computation method utilizing a 4.01% risk-free interest rate assumption and an expected life of five years. The $23,760 was charged to operations and as an increase to paid-in capital.

        On April 27, 2006 in connection with the conversion and exchange under the Securityholder Debt and Equity Conversion and Exchange Agreement (see Note 10), the Company issued 1,160,660 warrants to purchase a total of 1,160,660 shares of common stock at exercise prices ranging from $1.00 to $7.50 per warrant. The warrants are exercisable at the option of the holder at any time up until April 30, 2011, at which date the warrants expire. In the event of a stock split of the Company's common stock, the warrants will be adjusted proportionately. The fair value of the warrants at April 27, 2006 was determined to be $138,449 under the fair value computation method utilizing a 4.89% risk free interest rate assumption, 59% volatility factor and an expected life of three years. The $138,449 has been charged to operations as debt conversion expense and as an increase to additional paid-in-capital. Additionally, in connection with the securityholder debt and equity conversion, $237,381 in principal amount of existing notes held by the former CEO were converted into a $237,381 contingent promissory note. The Company issued to the former CEO 361,252 warrants to purchase a total of 361,252 shares of common stock at an exercise price of $0.80 per share. The warrants expire on April 30, 2011, unless the terms for payment of the contingent promissory note are not met, in which case the warrants will expire on March 31, 2009. The fair value of the warrants at April 27, 2006 was determined to be $125,896 under the fair value computation method utilizing a 4.89% risk free interest rate assumption, 59% volatility factor and an expected life of three years. The $125,896 has been classified as deferred financing costs, chargeable to operations as additional interest expense over three years, and as an increase to additional paid-in-capital. The warrants have been classified permanently within stockholders' equity, as upon exercise, the warrant holder can only receive the specified number of shares of common stock.

        On May 3, 2006, the Company and noteholders holding $2,400,000 in principal amount of senior secured notes agreed to convert $2,488,471 of senior secured note principal and accrued interest, at a conversion price of $6.40 per Unit, into 388,821 Units plus fractional shares and warrants. The Units that the Company issued to the senior secured note holders are comprised of 3,110,585 shares of common stock, 3,110,585 warrants to purchase a total of 3,110,585 shares of common stock at an exercise price of $1.00 per warrant, 777,646 warrants to purchase a total of 777,646 shares of common stock at an exercise price of $1.25 per warrant, and 777,646 warrants to purchase a total of 777,646 shares of common stock at an exercise price of $1.63 per warrant. The warrants are exercisable at the option of the holder at any time up until April 30, 2011, at which date the warrants expire. In the event of a stock split of the Company's common stock, the warrants will be adjusted proportionately. No value has been assigned to the warrants issued in connection with the conversion. The warrants have been classified permanently within stockholders' equity, as upon exercise, the warrant holder can only receive the specified number of shares of common stock.

        At December 31, 2005 and June 30, 2006, the weighted average exercise price of the common stock warrants outstanding was $10.88 and $1.56, respectively. At June 30, 2006, the common stock warrants have an average remaining life of approximately five years.

15. INCOME TAXES

        The Company has recorded no provisions or benefits for income taxes for any period presented due to the net operating losses incurred and the uncertainty as to the recovery of such net operating losses and other deferred tax assets as a reduction of possible future taxable income, if any. Deferred tax assets (liabilities) consist of the following:

	December 31,
			June 30, 2006
	2004	2005
			(unaudited)
Operating loss carryforwards	$1,592,406	$2,673,650	$2,704,102
Research and development tax credits	86,940	123,471	143,175
Inventory	5,351	2,016	4,616
Depreciation methods	(7,106)	(2,787)	(987)
Accrued expenses	76,090	257,018	38,200
Deferred revenue	172,863	15,047	68,186

Total	1,926,544	3,068,415	2,957,292
Valuation allowance	(1,926,544)	(3,068,415)	(2,957,292)

Net deferred tax asset	$—	$—	$—

        At December 31, 2005 and June 30, 2006, the Company had operating loss carryforwards of approximately $6,684,000 and $6,760,000, respectively, available to offset future taxable income for United States federal and state income tax purposes. At June 30, 2006, approximately $6,313,000 of the operating loss carryforwards are restricted as to yearly usage, as discussed hereafter. The United States federal tax operating loss carryforwards expire commencing in 2021 through 2026. The state tax operating loss carryforwards expire commencing in 2007 through 2010. Additionally, the Company has research and development credit carryforwards of approximately $143,000 and $93,000 available to be used as a reduction of federal income taxes and state income taxes, respectively. The deferred tax asset related to the operating loss carryforwards, tax credits and other items deductible against future taxable income was $3,068,415 and $2,957,292 at December 31, 2005 and June 30, 2006. The Company has provided a valuation allowance at those dates equal to the full amount of the deferred tax asset, and will continue to fully reserve the deferred tax asset until it can be ascertained that all or a portion of the asset will be realized.

        The Company's ability to use the operating loss carryforwards to offset future taxable income is subject to restrictions enacted in the United States Internal Revenue Code of 1986. These restrictions severely limit the future use of the tax operating loss carryforwards if certain ownership changes described in the code occur. The common stock ownership changes occurring as a result of the securityholder debt and equity conversion on April 27, 2006 and the conversion of senior secured notes on May 3, 2006 have resulted in limitations in the use of the tax operating loss carryforwards. In future years, the restricted tax operating loss carryforwards of $6,313,000 can be used only to offset approximately $100,000 of taxable income per year, if any. The Company may use other available tax operating loss carryforwards without limitation. Therefore, in future years, the Company may be required to pay income taxes even though significant tax operating loss carryforwards exist.

        The following table reconciles the provision for taxes with the expected income tax obligation (recovery) by applying the United States federal statutory rate to the net loss.

	December 31,
	2003	2004	2005	June 30, 2006
				(unaudited)
Net loss	$(479,670)	$(4,104,377)	$(2,914,507)	$(1,386,353)

Expected tax benefit at statutory rate	(163,088)	(1,395,488)	(990,932)	(471,360)
State tax, net of federal benefit	(28,780)	(246,263)	(174,870)	(83,181)
Tax credits	(4,113)	(80,143)	(36,471)	(19,704)
Non-deductible expenses or basis difference	1,104	31,851	60,402	685,369
Increase (decrease) in valuation allowance	194,877	1,690,043	1,141,871	(111,124)

Provision for income taxes	$—	$—	$—	$—

16. CONCENTRATION OF CREDIT RISK

        The Company had customers that comprised more than 10% of revenues and accounts receivable through the years ended December 31, 2004 and 2005. In each year the Company had 4 different customers that comprised more than 10% of revenues. Sales to such customers in 2005 were: customer

A, $228,275, customer B, $197,005, Customer C, $124,497, and customer D, $119,005. Sales to such customers in 2004 were: customer E, $119,327, customer F, $104,121, customer G, $85,000, and customer H, $37,870. The Company believes this is more a result of the low number of sales and the large dollar value of each sale and is expected at this point of the company's operating life.

        The Company is a co-employer of its employees with a professional employer organization and is dependant upon that organization to process all transactions related to payroll, payroll taxes and fringe benefits.

17. COMMITMENTS

        At December 31, 2005, the Company leased its facilities and certain equipment under non-cancelable leases expiring through May 2007. The term of the facilities lease was two years commencing March 1, 2004 with monthly rental payments of $23,293 plus charges for operating expenses. At December 31, 2005 future minimum annual non-cancelable lease commitments are as follows: 2006, $73,746; and 2007, $6,892. Rent expense was $23,183, $276,468, $329,754, $162,067 and $195,670 for the years ended December 31, 2003, 2004 and 2005 and the six-month periods ended June 30, 2005 and 2006, respectively.

        Effective May 1, 2006, the Company entered into a five-year lease for approximately 16,000 square feet at a new location to be use for office and manufacturing operations. The terms of this new lease provide for average annual base rental payments of approximately $293,500 per year, plus an allocated percentage of the increase in the building operating costs over a defined base year operating costs.

        The former CEO of the Company had guaranteed the rental payments under the March 1, 2004 facilities lease and certain other Company obligations. The equipment leases are collateralized by the specified equipment under each lease.

        In September 2005, the Company entered into a $5,000,000 material parts supply contract with a Chinese manufacturer. After manufacturing quality approval of sample parts, the Company was required to purchase such parts over a five-year period. Provisions in the contract provide that either the Company or Chinese manufacturer may cancel the contract upon the occurrence of certain events. In May of 2006, after extensive testing of sample parts, the Company terminated this material parts supply contract at no cost to the Company.

18. RELATED PARTY TRANSACTIONS

        On April 21, 2006, the Company entered into a severance agreement with A. Kennedy Lang, a stockholder, a former director and our former Chief Executive Officer, pursuant to which he resigned as an officer, director and employee of Lightspace effective March 31, 2006. Under the agreement, Mr. Lang was paid accrued wages and vacation pay, reimbursed for recorded expenses incurred on behalf of Lightspace aggregating $47,636, paid $10,000 as severance, and paid a non-refundable $20,000 as advance payment for 100 hours of consulting work. The Company recorded all liabilities to Mr. Lang as of March 31, 2006. Additionally, the Company paid $20,000 against and existing accounts payable balance due to his affiliates, Immersive Productions, and agreed to use best efforts to pay the $52,385 remaining balance due to Immersive Productions by December 31, 2006.

        In the June quarter of 2005, the Company entered into a series of transactions with Immersive Promotions ("Immersive"), an affiliate of the former CEO, wherein Lightspace sold to Immersive 315 interactive tiles and other systems components for $219,718. Immersive was established as a rental and events company with the former CEO as a significant investor. Lightspace had previously determined that due to limited capital, our business objectives, and the potential of conflict with our current rental and promotional customers, we would not directly engage in the retail business segment of events and promotions. The transactions with Immersive were completed by a cash payment from Immersive for $110,000 and the transfer to Immersive and cancellation of $109,718 in principal amount of demand notes due to the former CEO.

        Immersive's first possible promotional event was several months in the future. In the interim the Company had several potential customers, but had exhausted the available inventory of interactive tiles. The Company agreed with Immersive to cancel and unwind the sale to Immersive and take back the unused 315 interactive tiles and other systems components. The Company paid back to Immersive $147,333, leaving a balance due to Immersive of $72,385. Under the severance agreement with the former CEO, the Company paid Immersive $20,000, and agreed to use best efforts to pay the remaining $52,385 balance due by December 31, 2006.

19. SEGMENT INFORMATION

        The Company conducts its operations and manages its business in one segment, the manufacture of hardware and development of software for interactive lighting entertainment. Revenues, denominated in U.S. dollars, by geographical region are as follows:

	Year Ended December 31,			Six Months Ended June 30,
	2003	2004	2005	2005	2006
				(Unaudited)
United States	$—	$380,521	$748,800	$640,362	$228,502
Canada	—	—	121,750	121,750	—
Asia	—	—	114,675	—	—
South America	—	—	21,253	21,253	—
Australia	—	—	19,128	—	—

Total	$—	$380,521	$1,025,606	$783,365	$228,502

20. CONTINGENCIES

        On June 7, 2006, the Company received a letter concerning a potential claim from a stockholder of the Company alleging fraud and breach of fiduciary duty by Mr. Lang, the Company's former CEO, and the Company relating to a private placement in 2003 of $275,000 in Company common stock. The Company believes the potential claim has no merit.

21. QUARTERLY INFORMATION (unaudited)

        The following selected unaudited quarterly information has been derived from the Company's financial statements as of the date specified and should be read in conjunction with the Company's financial statements.

	2006 Quarter Ended
	March	June	September	December
Revenue	$35,564	$192,938
Gross margin	(51,657)	(69,245)
Operating expenses	711,166	730,755
Interest expense	150,992	75,561
Net loss (see comments below)	(913,792)	(472,561)
Basic and diluted net loss per share	$(0.94)	$(0.11)
	2005 Quarter Ended
	March	June	September	December
Revenue	$632,402	$150,963	$183,070	$59,171
Gross margin	230,746	(62,558)	56,158	(23,548)
Operating expenses	667,423	539,175	553,658	803,190
Interest expense	107,817	204,235	118,564	126,236
Net loss	(544,494)	(805,945)	(616,216)	(947,852)
Basic and diluted net loss per share	$(0.56)	$(0.84)	$(0.63)	$(0.97)
	2004 Quarter Ended
	March	June	September	December
Revenue	$111,830	$26,608	$208,908	$33,175
Gross margin	(65,423)	(137,116)	80,898	(161,279)
Operating expenses	565,510	1,306,839	879,803	840,719
Interest expense	—	53,742	41,075	137,307
Net loss	(630,405)	(1,494,786)	(839,886)	(1,139,300)
Basic and diluted net loss per share	$(0.65)	$(1.55)	$(0.88)	$(1.18)

        The quarter ended June 30, 2006 was impacted by a one-time net gain of $402,298 in connection with the closing of the Securityholder Debt and Equity Conversion and Exchange Agreement on April 27, 2006. As a result of this transaction, and the conversion of $2,488,471 of senior secured note principal and accrued interest into common stock and warrants on May 3, 2006, all as described in Note 10, issued and outstanding shares of common stock at June 30, 2006 increased to 5,793,111 from 977,182 at March 31, 2006.

        Per share results for the aggregate of the four quarters may differ from full-year results, as a separate computation of the weighted average number of shares outstanding is made for each quarter presented.

22. FILING WITH THE SECURITIES AND EXCHANGE COMMISSION

        The Company has filed a registration statement on Form S-1, and amendments thereto, with the Securities and Exchange Commission to register for sale a minimum of 450,000 units, on a best efforts all or none basis, and an additional 150,000 units on a best efforts basis, for a maximum of 600,000 units at a price per unit of $6.40. Each unit consists of (1) eight shares of common stock, (2) eight warrants to purchase a total of eight shares of common stock at an exercise price of $1.00 per warrant, (3) two warrants to purchase a total of two shares of common stock at an exercise price of $1.25 per warrant, and (4) two warrants to purchase a total of two shares of common stock at an exercise price of $1.63 per warrant. If the minimum and/or maximum number of units are sold, the aggregate proceeds of the offering would be $2,880,000 and $3,840,000, respectively

600,000 Units,
each Unit consisting of (i) eight shares of common stock, (ii) eight $1.00 Unit Warrants,
(iii) two $1.25 Unit Warrants and (iv) two $1.63 Unit Warrants

Lightspace Corporation

PROSPECTUS

        Until                        (90 days after the commencement of this Offering), all dealers that buy, sell or trade our securities, whether or not participating in this Offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

SEC registration fee	$1,518
NASD filing fees	$3,085
Legal fees and expenses	$325,000	*
Accounting fees and expenses	$89,000	*
State securities laws filing fees and expenses	$1,500	*
Transfer agent's fees	$5,000	*
Printing and engraving	$66,500	*
Miscellaneous	$4,500	*
Total	$496,103	*

*
Estimated

Item 14. Indemnification of Directors and Officers.

        Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

        Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

        Our bylaws provide for the indemnification of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Our certificate of incorporation eliminates the personal liability of directors to Lightspace or any stockholders for damages for a breach of fiduciary duty, except for acts or omissions involving intentional misconduct, fraud or a knowing violation of law. We have not purchased insurance against costs which may be incurred by us pursuant to these indemnification provisions, nor do we insure our officers or directors against liabilities incurred by them in the discharge of their functions as such officers and directors of Lightspace.

        Reference is also made to the underwriting agreement filed as exhibit 1.1 to the registration statement for information concerning the underwriter's obligation to indemnify Lightspace and its officers and directors, in certain circumstances, and Lightspace's obligation and the obligation to indemnify the underwriter.

        The Exchange Agreement relating to the Exchange contains provisions pursuant to which each holder of Series A Preferred Stock and Existing Notes severally agrees to indemnify us, any person controlling us within the meaning of Section 15 of the Securities Act of 1933 (the "Securities Act"), or Section 20 of the Exchange Act, each of our directors, and each officer who signs this registration statement with respect to information relating to such holder furnished in writing to us by or on behalf of such holder specifically for inclusion in this registration statement.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing indemnification provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Convertible and Equity Securities

        During the past three years, Lightspace has sold shares of its capital stock in the following transactions, each of which was exempt from the registration requirements of the Securities Act pursuant to the exemptions listed below. All share amounts and exercise prices relating to Lightspace capital stock have been adjusted to give effect to the one for 2.5 reverse stock split.

        In July of 2003, we issued to Pankaj Tandon 40,000 shares of our common stock at a price of $9.03 per share for aggregate proceeds of $361,000. No selling commission or other compensation was paid in connection with the sale of common stock.

        In December of 2003, we issued to Mr. Tandon, 100,000 shares of our Series A Preferred Stock at a price of $10.25 per share for aggregate proceeds of $1,025,000. Each share of Series A Preferred Stock was convertible into four-tenths of a share of common stock. No selling commission or other compensation was paid in connection with the sale of preferred stock.

        In April of 2004 in connection with the issuance of a $100,000 unsecured convertible demand note to our former CEO, A. Kennedy Lang and a $500,000 unsecured convertible demand note to Mr. Tandon, we issued 40,975 three-year warrants to purchase 40,975 shares of our Series A Convertible Preferred Stock at an exercise price of $10.25 per warrant. No selling commission or other compensation was paid in connection with the issuance of notes and warrants.

        From August 2004 to October 2004, we issued to Mr. Tandon and to three additional unaffiliated individuals, 33,732 shares of our Series A Convertible Preferred Stock at a price of $10.25 per share for aggregate proceeds of $345,754. Each share of Series A Preferred Stock was convertible into four-tenths of a share of common stock. No selling commission or other compensation was paid in connection with the sale of preferred stock.

        In December of 2004 in connection with the issuance of $435,000 in unsecured term convertible bridge notes to eleven prospective investors, including Casimir Capital, Source One, Oaks Enterprises and eight unaffiliated individuals, we issued 16,877 five-year warrants to purchase 16,877 shares of our common stock at an exercise price of $15.00 per warrant. No selling commission or other compensation was paid in connection with the issuance of notes and warrants.

        In June of 2005 in connection with the issuance of $366,000 in unsecured term convertible bridge notes to Mr. Tandon, we issued 42,000 five-year warrants to purchase 42,000 shares of our common stock at an exercise price of $12.50 per warrant. No selling commission or other compensation was paid in connection with the issuance of notes and warrants.

        In June of 2005, we issued to Mr. Tandon 12,000 shares of our common stock upon the conversion of a $90,000 of demand note at an agreed and negotiated conversion rate of $7.50. No selling commission or other compensation was paid in connection with the sale of preferred stock.

        In July of 2005, in connection with their personal guarantees of our debt, we issued to Mr. Lang and David Hoch, a cofounder and former officer, 23,463 five-year warrants to purchase 23,463 shares of our common stock at an exercise price of $7.50 per warrant. No selling commission or other compensation was paid in connection with the issuance of warrants.

        In September of 2005, in connection with the extension of payment terms of a demand note, we issued to Mr. Tandon 17,600 five-year warrants to purchase 17,600 shares of our common stock at an exercise price of $7.50 per warrant. No selling commission or other compensation was paid in connection with the issuance of warrants.

        Pursuant to the Exchange Agreement, as of April 27, 2006, we converted our outstanding obligations under the notes described below, other than the Bridge Notes and the Senior Notes, into shares of common stock, Exchange Warrants and the Lang Note. $1,401,000 in principal face amount of convertible Existing Notes were converted into 676,333 shares of common stock and Exchange Warrants to purchase 75,754 shares of common stock at an exercise price of $7.50 per share. $1,538,234 in principal face amount of demand Existing Notes were converted into 868,532 shares of common stock, Exchange Warrants to purchase 1,011,063 shares of common stock at exercise prices that range from $0.80 to $7.50 per share and the Lang Note, in the principal face amount of $237,381. In addition, outstanding warrants to purchase shares of Series A Preferred Stock were converted into Exchange Warrants to purchase 32,780 shares of common stock at an exercise price of $7.50 per share. No selling commission or other compensation was paid in connection with the Exchange.

        Pursuant to a Bridge Note Conversion Offer and Notice, dated April 27, 2006, as of May 3, 2006, we converted the outstanding Bridge Notes into 3,110,585 shares of common stock and Unit Warrants to purchase 4,665,877 shares of common stock at exercise prices that range from $1.00 to $1.63 per share. No selling commission or other compensation was paid in connection with the Bridge Note Conversion.

Debt Securities

        From January 1, 2003 to March 31, 2003, we issued a $50,000 secured demand note to Mr. Lang. The note bore interest at 4% per annum. No selling commission or other compensation was paid in connection with the issuance of the note.

        From April 1, 2003 to June 30, 2003, we issued $145,000 in principal amount of secured demand notes to Mr. Lang. The notes bore interest at 4% per annum. No selling commission or other compensation was paid in connection with the issuance of the notes.

        From September 1, 2003 to December 31, 2003, we issued a $40,000 secured demand note to Mr. Lang. The note bore interest at 4% per annum. No selling commission or other compensation was paid in connection with the issuance of the note.

        From April 1, 2004 to June 30, 2004, we issued $300,000 in principal amount of unsecured demand notes to Mr. Lang and $300,000 in principal amount of unsecured demand notes to Mr. Tandon. The notes bore interest at 10% per annum. No selling commission or other compensation was paid in connection with the issuance of the notes.

        From July 1, 2004 to September 30, 2004, we issued $562,310 in principal amount of secured demand notes to Mr. Lang, $28,000 in principal amount of a secured demand note to Mr. Hoch, and $50,000 in principal amount of a secured demand note to an unaffiliated individual. The notes bore interest at 10% per annum. No selling commission or other compensation was paid in connection with the issuance of the notes.

        From October 1, 2004 to December 31, 2004, we issued $130,000 in principal amount of secured demand notes to Mr. Lang. The notes bore interest at 10% per annum. No selling commission or other compensation was paid in connection with the issuance of the notes.

        From January 1, 2005 to March 31, 2005, we issued $28,000 in principal amount of secured demand notes to Mr. Lang and $303,000 in principal amount of secured demand notes to L Ventures, an affiliate of Mr. Lang, and $3,000 in principal amount of a secured demand note to an officer and stockholder. The notes bore interest at 10% per annum. No selling commission or other compensation was paid in connection with the issuance of the notes.

        From April 1, 2005 to June 30, 2005, we issued a $60,158 unsecured demand note to Mr. Lang, a $50,000 secured demand note to an unaffiliated individual and a $250,000 secured and guaranteed demand note to Prime Resource Inc. ("Prime"). The $250,000 secured and guaranteed note was convertible, at the option of the holder, into our common stock at terms to be determined in the next sale of equity securities. The note issued to Prime bore interest at 8% per annum and the other notes bore interest at 10% per annum. No selling commission or other compensation was paid in connection with the issuance of the notes.

        From July 1, 2005 to December 31, 2005, we issued $1,450,000 in principal amount of Bridge Notes to Prime AIGH Investment Partners, LLC ("AIGH"), Blue & Gold Enterprises, Inc. and five unaffiliated individuals. Concurrent with the signing of the related senior note security agreement, all existing secured note holders agreed to subordinate their security position to the Bridge Notes. The Bridge Notes were convertible, at the option of the holders, into our common stock at terms to be determined in the next sale of equity securities. The notes bore interest at 8% per annum.

        From January 1, 2006 to March 31, 2006, we issued $700,000 in principal amount of Bridge Notes to AIGH, Herschel Berkowitz and an unaffiliated individual and $20,000 in principal amount of Senior Notes to AIGH. The Bridge Notes bore, and the Senior Notes bear, interest at 8% per annum. No selling commission or other compensation was paid in connection with the issuance of the Senior Notes.

        We incurred an aggregate of $312,000 in private placement fees, payable to Griffin Securities, Inc., in connection with the issuance of the Bridge Notes.

        From April 1, 2006 to September 1, 2006, we issued an aggregate of $1,120,000 in principal amount of Senior Notes to AIGH, $100,000 in principal amount of Senior Notes to Herschel Berkowitz, another principal stockholder, $50,000 in principal amount of Senior Notes to an unaffiliated person and $25,000 in principal amount of Senior Notes to each of Joshua Hirsch, also a stockholder, and James Kardon, a partner at Hahn & Hessen LLP, our counsel. The notes bear interest at 8% per annum. No selling commission or other compensation was paid in connection with the issuance of the Senior Notes.

        Pursuant to the Exchange Agreement, as of April 27, 2006, we issued the Lang Note to Mr. Lang. The Lang Note bears interest at a rate of 8% per annum and is payable by us only if we achieve two consecutive quarters of positive EBITDA aggregating $1,000,000, Lightspace is sold, or we raise in a registered public offering of equity cash proceeds of at least $10 million, in each case prior to December 31, 2008.

        In each of the above transactions, other than the Exchange and the Bridge Note Conversion, the registrant relied on Rule 506 of Regulation D or Section 4(2) of the Securities Act for exemption from the registration requirements of the Securities Act. Each purchaser of our securities was furnished a private placement memorandum and each had the opportunity to verify the information supplied. Additionally, we obtained a signed representation from each of the purchasers in connection with the offering of our securities of his, her or its intent to acquire such securities for the purpose of investment only, and not with a view toward the subsequent distribution thereof. Furthermore, each purchaser who was an accredited investor provided a signed representation as to his status as an accredited investor as defined in Rule 501 and Section 4(6) of the Securities Act. In addition, each of the certificates or other evidence representing the securities sold carries a legend restricting transfer of the securities represented thereby.

        The registrant relied on Section 3(a)(9) of the Securities Act for exemption of the Exchange and the Bridge Note Conversion from the registration requirements of the Securities Act.

Shares to Service Provider

        In July of 2003, we granted a total of 532 shares of common stock at a per share price of $9.03 to a service provider in the United States in connection with certain accounting services provided to Lightspace. This transaction was exempt from registration under Section 4(2) of the Securities Act, as amended. The recipient was a service provider with whom we had a pre-existing business relationship.

Grants of Options

        Periodically, we have issued options to purchase shares of common stock to bona fide employees, officers, directors and consultants who have provided services to Lightspace in transactions exempt under the Securities Act. All of such issuances were made pursuant to a plan adopted by us.

        In September of 2005 we granted options for 72,080 shares of our common stock to nine employees, one officer/director and one officer. All such options are exercisable for a period of ten years commencing from date of issuance. All options are exercisable at the price of $0.83 per share. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the Securities Act provided by Section 4(2) thereof and Regulation 701 promulgated under the Securities Act.

        In July 2006, we granted options pursuant to our 2006 Stock Incentive Plan for 1,736,810 shares of common stock to officers and key employees. All such options are exerciseable for a period of ten years and vest over a three-year period. All options are exerciseable at a price of $0.80 per share.

Item 16. Exhibits.

Exhibit Number	Description
1.1	Form of Underwriter's Agreement*
1.2	Form of Underwriter's Warrant†
1.3	Form of Warrant Agreement†
1.4	Form of Subscription Notice†
3.1	[omitted]
3.2	Second Amended and Restated Certificate of Incorporation of the Registrant†
3.3	Amended and Restated By-Laws of the Registrant†
4.1	Form of Certificate of Common Stock of Registrant†
4.2	Form of Warrant†
4.3	Form of Bridge Note†
4.4	Security Agreement†
4.5	Form of Senior Note†
4.6	Form of Unit†
4.7	Form of Convertible Existing Note†
4.8	Form of Existing Warrant†
4.9	Form of Demand Existing Note†
4.10	Form of Secured Existing Note†
5.1	Opinion of Hahn & Hessen LLP, as to the legality of the securities being registered*
10.1	Lease Agreement between Lightspace and The Schrafft's Nominee Trust†
10.2	Exchange Agreement†
10.3	2005 Stock Incentive Plan†
10.4	Form of Stock Option Agreement relating to the 2005 Stock Incentive Plan†
10.5	Form of Lockup Agreement†
10.6	2006 Stock Incentive Plan†
10.7	Form of Escrow Agreement*
10.8	Severance Agreement between Lightspace and Andrew Kennedy Lang†
10.9	Manufacturing Agreement between Lightspace and IntegraTECH Solutions Corp. (portions omitted pursuant to request for confidential treatment)*
10.10	Proposal for Transaction with Immersive Promotions†
10.11	Form of Purchase Order with Suntron†
10.12	Manufacturing Contract with Mechatron (Terminated)†
10.13	Purchase Orders with Significant Customers†
23.1	Consent of Hahn & Hessen LLP (included in Exhibit 5.1)*
23.2	Consent of Miller Wachman, LLP*
24.1	Power of Attorney†

*
Filed herewith.

†
Previously filed.

Item 17. Undertakings.

        Rule 415 Offering.    The registrant will:

        (1)   File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i)
    include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    include any additional or changed material information on the plan of distribution.

        (2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (4)   For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    any other communication in the offering made by the undersigned registrant to the purchaser.

        (5)   That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date that it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or a prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        Equity Offerings of Non-reporting Registrant.    The registrant will provide the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Request for Acceleration of Effective Date.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Reliance on Rule 430A.    The registrant hereby undertakes that it will:

        (1)   for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and

        (2)   for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

        In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boston, Commonwealth of Massachusetts, on September 21, 2006.

LIGHTSPACE CORPORATION
By:	/s/ GARY FLORINDO Gary Florindo Chief Executive Officer, President and Sole Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ GARY FLORINDO Gary Florindo Chief Executive Officer, President and Sole Director (Principal Executive Officer) September 21, 2006
/s/ JAMES CRAIG LOUNEY James Craig Louney Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer) September 21, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Draft Form of Underwriter's Agreement*
1.2	Form of Underwriter's Warrant†
1.3	Form of Warrant Agreement†
1.4	Form of Subscription Notice†
3.1	[omitted]
3.2	Second Amended and Restated Certificate of Incorporation of the Registrant†
3.3	Amended and Restated By-Laws of the Registrant†
4.1	Form of Certificate of Common Stock of Registrant†
4.2	Form of Warrant†
4.3	Form of Bridge Note†
4.4	Security Agreement†
4.5	Form of Senior Note†
4.6	Form of Unit†
4.7	Form of Convertible Existing Note†
4.8	Form of Existing Warrant†
4.9	Form of Demand Existing Note†
4.10	Form of Secured Existing Note†
5.1	Opinion of Hahn & Hessen LLP, as to the legality of the securities being registered*
10.1	Lease Agreement between Lightspace and The Schrafft's Nominee Trust†
10.2	Exchange Agreement†
10.3	2005 Stock Incentive Plan†
10.4	Form of Stock Option Agreement relating to the 2005 Stock Incentive Plan†
10.5	Form of Lockup Agreement†
10.6	2006 Stock Incentive Plan†
10.7	Form of Escrow Agreement*
10.8	Severance Agreement between Lightspace and Andrew Kennedy Lang†
10.9	Manufacturing Agreement between Lightspace and IntegraTECH Solutions Corp. (portions omitted pursuant to request for confidential treatment)*
10.10	Proposal for Transaction with Immersive Promotions†
10.11	Form of Purchase Order with Suntron†
10.12	Manufacturing Contract with Mechatron (Terminated)†
10.13	Purchase Orders with Significant Customers†
23.1	Consent of Hahn & Hessen LLP (included in Exhibit 5.1)*
23.2	Consent of Miller Wachman, LLP*
24.1	Power of Attorney†

*
Filed herewith

†
Previously filed.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
Statement of Operations
Historical and Pro Forma Statements of Financial Position
RISK FACTORS
PENNY STOCK CONSIDERATIONS
USE OF PROCEEDS
DIVIDEND POLICY
CAPITALIZATION
DILUTION
SELECTED HISTORICAL FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION
BUSINESS
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL STOCKHOLDERS
DESCRIPTION OF SECURITIES
SHARES ELIGIBLE FOR FUTURE SALE
PLAN OF DISTRIBUTION
Underwriter's Warrant
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

Report of Independent Registered Public Accounting Firm
LIGHTSPACE CORPORATION STATEMENTS OF FINANCIAL POSITION
LIGHTSPACE CORPORATION STATEMENTS OF OPERATIONS
LIGHTSPACE CORPORATION STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) (Balances as of June 30, 2006 are unaudited)
LIGHTSPACE CORPORATION STATEMENTS OF CASH FLOWS
LIGHTSPACE CORPORATION NOTES TO FINANCIAL STATEMENTS (Information as to periods ending June 30, 2005 and 2006 is unaudited)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
INDEX TO EXHIBITS